                                                                   EXHIBIT 10.10

                      REFINERY PURCHASE AND SALE AGREEMENT

                           DATED AS OF MARCH 14, 2005,

                                 BY AND BETWEEN

                         LA GLORIA OIL AND GAS COMPANY,

                                   AS SELLER,

                                       AND

                              DELEK REFINING, LTD.,

                           DELEK PIPELINE TEXAS, INC.

                                       AND

                             DELEK TEXAS LAND, INC.,

                                    AS BUYERS


                                TABLE OF CONTENTS

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ARTICLE 1 DEFINITIONS....................................................     1
   Section 1.1 Certain Defined Terms.....................................     1
   Section 1.2 References, Gender, Number................................     1
   Section 1.3 Interpretation............................................     2

ARTICLE 2 SALE AND PURCHASE OF ASSETS AND NEWCO SHARES...................     3
   Section 2.1 Sale and Purchase.........................................     3

ARTICLE 3 PURCHASE PRICE AND PAYMENT.....................................     3
   Section 3.1 Purchase Price............................................     3
   Section 3.2 Earnest Money Deposit and Closing Payment.................     3
   Section 3.3 Purchase Price for Inventory..............................     4
   Section 3.4 Prepayments...............................................     6
   Section 3.5 Post Closing Review of Adjustment Amount..................     7
   Section 3.6 Purchase Price Allocations................................     9

ARTICLE 4 REPRESENTATIONS AND WARRANTIES.................................     9
   Section 4.1 Representations and Warranties of Seller..................     9
   Section 4.2 Representations and Warranties of Buyers..................    22

ARTICLE 5 ACCESS TO INFORMATION..........................................    24
   Section 5.1 General Access............................................    24
   Section 5.2 Limitations on Access.....................................    25
   Section 5.3 Confidential Information..................................    25
   Section 5.4 No Exclusivity............................................    26

ARTICLE 6 ENVIRONMENTAL MATTERS..........................................    26
   Section 6.1 Environmental Review and Audit............................    26

ARTICLE 7 TITLE MATTERS..................................................    28
   Section 7.1 Title Commitment and Survey...............................    28
   Section 7.2 Limited Title Warranty....................................    28
   Section 7.3 No Other Breach...........................................    29

ARTICLE 8 TRANSFER REQUIREMENTS..........................................    29
   Section 8.1 Compliance................................................    29
   Section 8.2 Transfer Requirements.....................................    29

                                TABLE OF CONTENTS
                                   (continued)

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   Section 8.3 Post-Closing Consents.....................................    30

ARTICLE 9 COVENANTS OF SELLER AND BUYERS.................................    30
   Section 9.1 Conduct of Business Pending Closing.......................    30
   Section 9.2 Related Agreements........................................    32
   Section 9.3 Actions and Efforts by Parties............................    34
   Section 9.4 Records...................................................    37
   Section 9.5 Recording.................................................    38
   Section 9.6 Casualty and Condemnation.................................    38
   Section 9.7 Release and Replacement of Bonds, Guarantees, etc.........    40
   Section 9.8 Crown Central Name, Logos, etc............................    40
   Section 9.9 Tax Matters...............................................    40
   Section 9.10 Employee Benefits........................................    45
   Section 9.11 Accounts Receivable and Accounts Payable.................    47
   Section 9.12 Insurance................................................    47
   Section 9.13 Amendment of Schedules...................................    48
   Section 9.14 Closing Deposit..........................................    48
   Section 9.15 Buyer Deposit............................................    49
   Section 9.16 Capitalization of Refinery Buyer.........................    50

ARTICLE 10 CLOSING CONDITIONS............................................    51
   Section 10.1 Seller's Closing Conditions..............................    51
   Section 10.2 Buyers' Closing Conditions...............................    52

ARTICLE 11 CLOSING.......................................................    54
   Section 11.1 Closing..................................................    54
   Section 11.2 Seller's Closing Obligations.............................    54
   Section 11.3 Buyers' Closing Obligations..............................    55

ARTICLE 12 EFFECT OF CLOSING.............................................    55
   Section 12.1 Property Tax Proration...................................    55
   Section 12.2 Shared Receivables and Payables..........................    57
   Section 12.3 Survival.................................................    58

ARTICLE 13 LIMITATIONS...................................................    59


                                TABLE OF CONTENTS
                                   (continued)

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   Section 13.1 Disclaimer of Warranties.................................    59
   Section 13.2 Deceptive Trade Practices Act Waiver.....................    60
   Section 13.3 Limitation of Damages....................................    60
   Section 13.4 Environmental Release....................................    61
   Section 13.5 General Liability Limitation.............................    61

ARTICLE 14 TERMINATION; REMEDIES.........................................    61
   Section 14.1 Termination..............................................    61
   Section 14.2 Remedies.................................................    63

ARTICLE 15 INDEMNIFICATION...............................................    63
   Section 15.1 Indemnification by Seller................................    63
   Section 15.2 Indemnification by Buyers................................    64
   Section 15.3 Indemnification and Defense Procedures...................    65
   Section 15.4 Liability Limitations....................................    68
   Section 15.5 Exclusive Remedy.........................................    70

ARTICLE 16 MISCELLANEOUS.................................................    71
   Section 16.1 Counterparts.............................................    71
   Section 16.2 Governing Law; Jurisdiction..............................    71
   Section 16.3 Entire Agreement.........................................    71
   Section 16.4 Expenses.................................................    71
   Section 16.5 Notices..................................................    72
   Section 16.6 Successors and Assigns...................................    74
   Section 16.7 Amendments and Waivers...................................    74
   Section 16.8 Agreement for the Parties' Benefit Only..................    75
   Section 16.9 Attorneys' Fees..........................................    75
   Section 16.10 Severability............................................    75
   Section 16.11 Time of Essence.........................................    75
   Section 16.12 Arbitration.............................................    76

Appendix A - Definitions

                                    EXHIBITS

Exhibit 8.2     -- Form of Amendment to Earnest Money Deposit Escrow Agreement
Exhibit 9.2(a)  -- Form of Deed
Exhibit 9.2(b)  -- Form of Conveyance
Exhibit 9.2(c)  -- Form of Transition Services Agreement
Exhibit 9.2(d)  -- Form of Agreement and Plan of Merger
Exhibit 9.2(f)  -- Form of Trademark Assignment
Exhibit 9.2(g)  -- UCC Financing Statements to be Terminated
Exhibit 9.2(h)  -- Form of Radio Tower License Agreement
Exhibit 9.14    -- Form of Closing Deposit Escrow Agreement
Exhibit 9.15    -- Form of Buyer Deposit Escrow Agreement
Exhibit 10.1(i) -- Form of Buyers' Counsel's Opinion
Exhibit 10.2(l) -- Form of Seller's Counsel's Opinion
Exhibit 11.2(e) -- Form of Affidavit of Non-Foreign Status

                                    SCHEDULES

Schedule A-1        -- Part I - Refinery Site and Miscellaneous Sites
                       Part II - Tank Farm Site
Schedule A-2        -- [Intentionally Omitted]
Schedule A-3        -- Contracts and Agreements
Schedule A-4        -- Environmental Permits
Schedule A-5        -- Other Permits
Schedule A-6        -- Names of Certain Managers
Schedule A-7        -- Old Refinery Site
Schedule A-8        -- Letter to DOJ
Schedule 3.3        -- Part I - Physical Inventory Procedures
Schedule 3.3        -- Part II - Inventory Valuation Formulae
Schedule 3.6        -- Purchase Price Allocations
Schedule 4.1(g)     -- Financial Statements
Schedule 4.1(i)     -- Seller's Consents
Schedule 4.1(j)(i)  -- Intellectual Property/Intellectual Property Contracts
Schedule 4.1(j)(ii) -- Permits and Licenses
Schedule 4.1(k)     -- Seller's Actions
Schedule 4.1(1)     -- Compliance with Laws
Schedule 4.1(n)     -- Environmental Matters
Schedule 4.1(o)     -- Tax Matters
Schedule 4.1(p)     -- Part I: Title Matters

Schedule 4.1(p)     -- Part II: Material Leases
Schedule 4.1(p)     -- Part III: McMurrey Pipeline System
Schedule 4.1(q)     -- Employee Plans
Schedule 4.1(r)     -- Labor Relations Matters
Schedule 4.1(s)     -- Compliance with Material Contracts
Schedule 4.1(t)     -- Material Contracts
Schedule 4.1(u)     -- Sufficiency and Condition of Assets
Schedule 4.1(w)     -- Events Subsequent to Report Date
Schedule 4.1(y)     -- Insurance
Schedule 4.2(e)     -- Buyer's Consents
Schedule 4.2(f)     -- Buyer's Actions
Schedule 4.2(k)     -- Seller's EPA Waiver
Schedule 8.1        -- Certain Transfer Requirements
Schedule 9.1        -- Conduct of Business
Schedule 9.2(d)     -- Access Easement to Old Refinery Site
Schedule 9.3(b)     -- Restrictions and Restricted Properties
Schedule 9.7        -- Existing Credit Support
Schedule 9.10(a)    -- Personnel
Schedule 9.10(c)    -- Severance Plans
Schedule 10.1(g)    -- Permissibly Delayed Consents
Schedule 10.2(k)    -- Refinery Turnaround

                      REFINERY PURCHASE AND SALE AGREEMENT

          THIS REFINERY PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of March 14, 2005, is by and between LA GLORIA OIL AND GAS COMPANY, a Delaware corporation ("Seller"), DELEK REFINING, LTD., a Texas limited partnership ("Refinery Buyer"), DELEK PIPELINE TEXAS, INC., a Texas corporation ("Pipeline Buyer"), and DELEK TEXAS LAND, INC., a Texas corporation ("Land Buyer") (Refinery Buyer, Pipeline Buyer and Land Buyer being herein sometimes individually referred to as a "Buyer" and collectively as "Buyers" and, together with Seller, the "Parties").

          WHEREAS, Seller is the owner of an oil refinery located in the City of Tyler, Smith County, Texas; and

          WHEREAS, Seller is the owner of all of the issued and outstanding capital stock of McMurrey Pipe Line Company, a Texas corporation (the "Company"), a wholly-owned subsidiary of Seller; and

          WHEREAS, Seller desires to sell to Buyers, and Buyers desire to purchase from Seller, the Assets and the Newco Shares (as hereinafter defined) upon the terms and subject to the conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

          Section 1.1 Certain Defined Terms. Unless the context otherwise requires, the respective terms defined in APPENDIX A shall, when used herein, have the respective meanings therein specified, with each such definition to be equally applicable both to the singular and the plural forms of the term so defined.

          Section 1.2 References, Gender, Number. All references in this Agreement to an "Appendix," "Article," "Section," "subsection," "Exhibit" or "Schedule" shall be to an Appendix, Article, Section, subsection, Exhibit or Schedule of this Agreement, unless the context requires otherwise. Unless the context otherwise requires, the words "this Agreement," "hereof," "hereunder," "herein," "hereby," or words of similar import shall refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. Cross-references in this Agreement to a subsection or a clause within a Section may be made by reference to the number or other subdivision reference of such subsection or clause preceded by the word "Section," such as, by way of example, Section 4.1(k)(i)(A). Whenever the context requires, the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural.

          Section 1.3 Interpretation. It is expressly agreed that this Agreement shall not be construed against any Party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision hereof or who supplied the form of Agreement. Each Party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transaction that this Agreement contemplates. In construing this Agreement:

          (a) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

          (b) the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions;

          (c) a defined term has its defined meaning throughout this Agreement and each Appendix, Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

          (d) each Exhibit and Schedule to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement (including Appendix A which shall be considered part of the main body of this Agreement) and any Exhibit or Schedule, the provisions of the main body of this Agreement shall prevail;

          (e) the term "cost" includes expense and the term "expense" includes cost;

          (f) the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof;

          (g) the inclusion of a matter on a Schedule in relation to a representation or warranty shall not be deemed an indication that such matter necessarily would, or may, breach such representation or warranty absent its inclusion on such Schedule;

          (h) any reference to a statute, regulation or law shall include any amendment thereof or any successor thereto and any rules and regulations promulgated thereunder;

          (i) currency amounts referenced herein, unless otherwise specified, are in U.S. Dollars;

          (j) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified; and

          (k) if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).

                                    ARTICLE 2
                  SALE AND PURCHASE OF ASSETS AND NEWCO SHARES

          Section 2.1 Sale and Purchase. On and subject to the terms and conditions of this Agreement, (a) Seller shall sell and convey to Refinery Buyer, and Refinery Buyer shall purchase from Seller, the Assets, (b) Seller shall sell and transfer to Land Buyer, and Land Buyer shall purchase from Seller, the Land Newco Shares, and (c) Seller shall sell and transfer to Pipeline Buyer, and Pipeline Buyer shall purchase from Seller, the Pipeline Newco Shares.

                                    ARTICLE 3
                           PURCHASE PRICE AND PAYMENT

          Section 3.1 Purchase Price. The purchase price for the sale and conveyance of the Assets and the Newco Shares to the respective Buyers shall be equal to (a) $24,000,000.00 (the "Base Purchase Price"), plus (b) the purchase price for the Inventory as provided in Section 3.3, less (c) the Discount Amount (collectively, the "Purchase Price"), subject to adjustment in accordance with the terms of this Agreement. The Purchase Price, as so adjusted, is referred to herein as the "Adjusted Purchase Price." The term "Discount Amount" as used herein shall mean (w) $6,000,000.00 if Closing occurs on or before April 29, 2005, (x) $5,000,000.00 if Closing occurs after April 29, 2005, but no later than May 16, 2005, (y) $4,000,000.00 if Closing occurs after May 16, 2005, but no later than June 1, 2005, and (z) $3,000,000.00 if Closing occurs after June 1, 2005.

          Section 3.2 Earnest Money Deposit and Closing Payment.

          (a) Contemporaneously with the execution of this Agreement, Refinery Buyer has deposited $1,200,000.00 (the "Earnest Money Deposit"), as earnest money, with the Escrow Agent pursuant to the Earnest Money Deposit Escrow Agreement.

          (b) At the Closing, Refinery Buyer shall assume the Assumed Liabilities and wire transfer the Closing Payment less the Closing Deposit in immediately available funds to Wachovia Bank, N.A., 7 Saint Paul Street, Baltimore, Maryland 21202, ABA No. 053000219 for the account of Wachovia Bank, N.A., Account No. 5000000030279 Re: Crown Central Petroleum Corporation, or such other account or accounts specified by Seller to Refinery Buyer on or prior to the Business Day immediately preceding the Closing Date. The "Closing Payment" shall be equal to (a) the Base Purchase Price, adjusted by the Initial Adjustment Amount set forth in the Adjustment Statement delivered by Seller pursuant to Section 3.2(c), plus (b) the Estimated Inventory Purchase Price set forth in the Initial Valuation Statement delivered by Seller pursuant to Section 3.3, less (c) the amount of the Earnest Money Deposit together with all interest and other amounts, if any, earned thereon prior to the Closing, and less (d) the Discount Amount. In addition, at the Closing Refinery Buyer shall deliver the Closing Deposit to the Escrow Agent in accordance with the Closing Deposit Escrow Agreement as provided in Section 9.14.

          (c) Seller shall deliver to Refinery Buyer on or prior to the second Business Day preceding the Closing Date a statement (the "Adjustment Statement") setting forth Seller's preliminary determination (the "Initial Adjustment Amount") of the Adjustment Amount. The "Adjustment Amount" shall be the algebraic sum of:

          (i) a negative amount equal to Seller's pro rata share of Property Taxes for the Current Tax Period in accordance with Section 12.1,

          (ii) a positive amount equal to the aggregate amount of any credits for payments made by Seller prior to Closing for which Seller is entitled to a credit pursuant to Section 3.4, and

          (iii) a negative amount equal to the aggregate amount of any credits for amounts paid to Seller prior to Closing for which Refinery Buyer is entitled to a credit pursuant to Section 3.4.

If the Initial Adjustment Amount shown on the Adjustment Statement is a positive number, then the Base Purchase Price shall be increased by such amount, and if the Initial Adjustment Amount shown on the Adjustment Statement is a negative number, then the Base Purchase Price shall be decreased by such amount, subject, in each case, to adjustment after Closing pursuant to Section 3.5.

          Section 3.3 Purchase Price for Inventory.

          (a) Initial Valuation Statement. Seller shall deliver to Refinery Buyer on or prior to the second Business Day preceding the Closing Date a statement (the "Initial Valuation Statement") setting forth Seller's estimate of the purchase price for the Inventory (the "Estimated Inventory Purchase Price"), based on Seller's estimated volumes of Inventory to be conveyed to Refinery Buyer and the valuation formulas set forth in SCHEDULE 3.3, PART II. Estimated Inventory Purchase Price will be subject to adjustment following Closing based on a physical inventory (the "Physical Inventory") commenced no more than two
(2) Business Days prior to the Closing. The Physical Inventory for the Inventory shall be conducted in accordance with the measurement and other procedures specified in SCHEDULE 3.3, PART I and shall be conducted by independent inspectors, the fees and reimbursable costs of such independent inspectors to be borne 50% by Seller and 50% by Refinery Buyer.

          (b) Subsequent Valuation Statement. Within ten (10) Business Days of receipt of the Final Inventory Quantity Report (as provided in Section I of
SCHEDULE 3.3, PART I), Seller, shall deliver the Subsequent Valuation Statement (defined below) to Refinery Buyer. As used herein, the "Subsequent Valuation Statement" shall mean a statement which includes an invoice (based on the valuation formulae set forth in SCHEDULE 3.3, PART II and the Final Inventory Quantity and Final Inventory Quality set forth in the Final Inventory Quantity Report) that indicates by product and in the aggregate the final purchase price for the Inventory conveyed to Refinery Buyer pursuant hereto.

          (c) Refinery Buyer Review of Subsequent Valuation Statement. Refinery Buyer shall have ten (10) Business Days from receipt of the Subsequent Valuation Statement to review the Subsequent Valuation Statement. During this ten (10) Business Day period, Refinery Buyer shall be permitted to review the working papers of Seller relating to, and shall be given access to the employee of Seller primarily responsible for the preparation of, the Subsequent Valuation Statement. The Subsequent Valuation Statement shall become final and binding upon the Parties on the tenth Business Day following delivery thereof to Refinery Buyer, unless Refinery Buyer gives written notice of its disagreement with the Subsequent Valuation Statement ("Notice of Disagreement") to Seller prior to such date. Any Notice of Disagreement shall (A) specify in reasonable detail the nature of any disagreement so asserted and (B) include only disagreements based on mathematical or typographical errors or the amount to be paid for the Inventory not being calculated in accordance with this Section 3.3 or SCHEDULE 3.3, as the case may be. Any disagreements with or changes to the Subsequent Valuation Statement not included in a Notice of Disagreement, as required above, shall be waived by Refinery Buyer. If a Notice of Disagreement is received by Seller in a timely manner, then the Subsequent Valuation Statement (as revised in accordance with clause (A) or (B) below) shall become final and binding upon Seller and Refinery Buyer upon the earlier of (A) the date Seller and Refinery Buyer resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (B) the date any disputed matters specified in the Notice of Disagreement are finally resolved in writing by the Independent Arbitrator (as defined below).
The Subsequent Valuation Statement, upon becoming final and binding in accordance with this Section 3.3, and as the same may be revised in accordance with the preceding clause (A) or (B), is hereinafter referred to as the "Final Valuation Statement".

          (d) Settlement of Disputes. During the ten (10) Business Day period following the delivery of a Notice of Disagreement, Seller and Refinery Buyer shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. During such period, Seller shall have access to the working papers of Refinery Buyer prepared in connection with its Notice of Disagreement. At the end of such ten
(10) Business Day period, Seller and Refinery Buyer shall submit to an independent arbitrator (the "Independent Arbitrator") for review and resolution of any and all matters which remain in dispute and which were properly included in the Notice of Disagreement, in the form of a written brief. The Independent Arbitrator for purposes of this Section 3.3 and Section 3.5 shall be Deloitte Touche. The Independent Arbitrator shall make a final and binding determination as to the submitted matters within forty-five (45) days after its appointment. The Independent Arbitrator's determination shall be in the form of an opinion as is appropriate under the circumstances and shall confirm that it was rendered in accordance with this Section 3.3(d). Seller and Refinery Buyer agree that judgment may be entered upon the determination of the Independent Arbitrator in any court having jurisdiction over the Party against which such determination is to be enforced. The fees and expenses of the Independent Arbitrator and the reasonable attorney's fees and expenses of the Parties incurred in connection with the matters submitted to the Independent Arbitrator shall be borne by Seller and Refinery Buyer in inverse proportion as they may prevail on matters resolved by the Independent Arbitrator, which proportionate allocations shall also be determined by the Independent Arbitrator at the time the determination of the Independent Arbitrator is rendered on the merits of the matters submitted. Notwithstanding the foregoing, the fees and expenses of Seller incurred in connection with its preparation of the Subsequent Valuation Statement and its review of the Notice of Disagreement shall by borne by Seller, and the fees and expenses of Refinery Buyer incurred in connection with its review of the Subsequent Valuation Statement and the preparation of any Notice of Disagreement shall be borne by Refinery Buyer.

          (e) Final Payment. If the amounts indicated in the Final Valuation Statement are, in the aggregate, more than the Estimated Inventory Purchase Price, Refinery Buyer shall, within ten (10) days after the Subsequent Valuation Statement becomes final and binding pursuant to this Section 3.3, make payment to Seller by wire transfer in immediately available funds of the amount of such difference not otherwise paid by Refinery Buyer and, if not paid by 12:00 noon Central Time on the last day of said 10-day period, together with interest thereon at a rate equal to the Agreed Rate from and including the last day of said 10-day period to but excluding the date of payment if paid by 12:00 noon Central Time. If the amounts indicated in the Final Valuation Statement are, in the aggregate, less than the Estimated Inventory Purchase Price, Seller shall, within ten (10) days after the Subsequent Valuation Statement becomes final and binding pursuant to this Section 3.3, make payment to Refinery Buyer by wire transfer in immediately available funds of the amount of such difference overpaid by Refinery Buyer and, if not paid by 12:00 noon Central Time on the last day of said 10-day period, together with interest thereon at a rate equal to the Agreed Rate from and including the last day of said 10-day period to but excluding the date of payment if paid by 12:00 noon Central Time. Either party may elect, at any time in advance of the Subsequent Valuation Statement becoming final and binding, to pay to the other party any portion which is not in dispute of such difference between the Estimated Inventory Purchase Price and the amount(s) in the Subsequent Valuation Statement.

          Section 3.4 Prepayments.

          (i) If, prior to Closing, Seller pays any license fees, tariffs, rentals, service fees, payments for utilities, payments for Inventory, or other similar obligations with respect to the Assets or Seller's Business which under GAAP are attributable, in whole or in part, to the period after the Closing Date, Seller shall be entitled to a credit in the Adjustment Amount with respect to the portion thereof which under GAAP is attributable to the period after the Closing Date; provided that, Seller shall not be entitled to a credit under this Section for the prepayment of any accounts payable of Seller for the purchase by Seller, the shipment to Seller or the handling prior to delivery to Seller of any Inventory to the extent Seller is paid for such Inventory pursuant to Section 3.3 and such accounts payable are not deducted in determining the Purchase Price for such Inventory. If, prior to Closing, Seller is paid any license fees, tariffs, rentals, service fees, payments for utilities, or other similar revenues with respect to the Assets or Seller's Business which under GAAP are attributable, in whole or in part, to the period after the Closing Date, Refinery Buyer shall be entitled to a credit in the Adjustment Amount with respect to the portion thereof which under GAAP is attributable to the period after the Closing Date.

          (ii) Refinery Buyer acknowledges that, from time to time, Seller enters into agreements for the future delivery of crude oil necessary for the continued operation of the Facility, and that Seller may deem it necessary to enter into such agreements following the date hereof and through the Closing Date. Refinery Buyer further acknowledges that some of those agreements require Seller to prepay for such future deliveries of crude oil and others require that Seller provide the crude oil supplier with letters of credit issued on behalf of Seller to secure Seller's obligation to pay for such future deliveries of crude oil ("Crude Supply LCs"). Prior to Closing, Seller and Buyers shall (a) amend SCHEDULE A-3 to include any such crude oil supply agreements entered into by Seller as contemplated in this paragraph (ii) of Section 3.4 and (b) amend SCHEDULE
     9.7 to include any such Crude Supply LCs issued on behalf of Seller as contemplated in this paragraph (ii) of Section 3.4. At Closing, Seller shall be entitled to a credit in the Adjustment Statement for such prepayments for crude oil to the extent such crude oil is not delivered at the Facility prior to Closing. At Closing, Refinery Buyer shall cause to be delivered to each applicable beneficiary of such Crude Supply LCs a replacement letter of credit or other obligation deemed satisfactory by such beneficiary and shall cause the release as of the Closing Date of Seller and its Affiliates from all obligations and liabilities relating to such Crude Supply LCs, in the manner provided in Section 9.7 with respect to Existing Credit Support, provided that, Refinery Buyer shall be entitled to a credit in the Adjustment Statement for the unpaid cost of any such crude oil which has been received at the Facility prior to the Closing and for which Refinery Buyer causes to be delivered to the applicable beneficiary a replacement letter of credit pursuant to this paragraph (ii) of Section 3.4. Not less than two days prior to the Closing Date, Seller will provide Refinery Buyer with an estimate of the aggregate amounts of
     (a) prepayments for crude oil, (b) Crude Supply LCs and (c) crude oil received under Crude Supply LCs, as contemplated in this paragraph (ii) of
     Section 3.4, which amounts will be calculated by Seller from Sellers' books and records and reflected in the Adjustment Statement, subject to post-Closing review and adjustment in accordance with the provisions of
     Section 3.5.

          Section 3.5 Post Closing Review of Adjustment Amount. After the Closing, Seller shall review the Adjustment Statement and determine the actual Adjustment Amount. On or prior to the 20th day after the Closing Date, Seller shall present Refinery Buyer with a statement of the actual Adjustment Amount and such supporting documentation as is reasonably necessary to support the Adjustment Amount shown therein (the "Final Adjustment Statement"). Refinery Buyer will give personnel, accountants and representatives of Seller reasonable access to the Assets and Refinery Buyer's premises and to its books and records for purposes of preparing the Final Adjustment Statement and will cause appropriate personnel of Refinery Buyer to assist Seller and Seller's personnel, accountants and representatives, at no cost to Seller, in the preparation of the Final Adjustment Statement. Seller will give personnel, accountants and representatives of Refinery Buyer reasonable access to Seller's premises and to its books and records for purposes of reviewing the calculation of Adjustment Amount and will cause appropriate personnel of Seller to assist Refinery Buyer and Refinery Buyer's personnel, accountants and representatives, at no cost to Refinery Buyer, in verification of such calculation. The Final Adjustment Statement shall become final and binding on Seller and Refinery Buyer as to the Adjustment Amount 20 days following the date the Final Adjustment Statement is received by Refinery Buyer, except to the extent that prior to the expiration of such 20-day period Refinery Buyer shall deliver to Seller one or more notices, as hereinafter required, of its disagreement with the contents of the Final Adjustment Statement. Such notices shall be in writing and set forth all of Refinery Buyer's disagreements with respect to any portion of the Final Adjustment Statement, together with Refinery Buyer's proposed changes thereto, and shall include an explanation in reasonable detail of, and such supporting documentation as is reasonably necessary to support, such changes. Any disagreements with or changes to the Final Adjustment Statement not included in such notices shall be waived by Refinery Buyer. If Refinery Buyer has timely delivered one or more notices of disagreement to Seller in the manner required above, then, upon written agreement between Refinery Buyer and Seller resolving all disagreements of Refinery Buyer set forth in such notices, the Final Adjustment Statement (including any revisions thereto as are so agreed) will become final and binding on Refinery Buyer and Seller as to the Adjustment Amount. If the Final Adjustment Statement has not become final and binding by the 45th day following the date the Final Adjustment Statement is received by Refinery Buyer, then any unresolved disagreements of Refinery Buyer set forth in the aforesaid notices will be submitted to the Independent Arbitrator for determination. Seller and Refinery Buyer may submit to the Independent Arbitrator any facts which they deem relevant to the determination. The written report of the Independent Arbitrator shall be delivered to Seller and Refinery Buyer within thirty (30) days after such disputed items and amounts are submitted to the Independent Arbitrator for determination. Upon resolution of such unresolved disagreements of Refinery Buyer by the Independent Arbitrator, the Final Adjustment Statement (including any revisions thereto as are so resolved or agreed), shall be conclusive, final and binding on Refinery Buyer and Seller as to the Adjustment Amount and shall not be subject to challenge before any court of law or arbitration tribunal. Judgment may be entered upon the determination of the Independent Arbitrator in any court having jurisdiction over the Party against which such determination is to be enforced. The fees and expenses of the Independent Arbitrator shall be borne by Seller and Refinery Buyer in inverse proportion as they may prevail on matters resolved by the Independent Arbitrator, which proportionate allocations shall also be determined by the Independent Arbitrator at the time the determination of the Independent Arbitrator is rendered on the merits of the matters submitted. Any fees and expenses of Seller's and Refinery Buyer's own independent public accountants incurred in connection with their determination or review of the Adjustment Amount or the Final Adjustment Statement shall be borne by the Party retaining such independent public accountants. If the final amount of the Adjustment Amount is more or less than the Initial Adjustment Amount, the Closing Payment shall be redetermined under Section 3.2(b) using such final amount of the Adjustment Amount. If such redetermination under Section 3.2(b) results in a reduction in the Closing Payment, Seller shall pay Refinery Buyer the amount of such reduction. If such redetermination results in an increase in the Closing Payment, Refinery Buyer shall pay Seller the amount of such increase. Within three (3) Business Days after the Final Adjustment Statement (as so resolved or agreed) becomes final and binding, Seller or Refinery Buyer, as appropriate, shall pay to the other Party the amount of such increase or reduction, if any, in the Closing Payment and, if not paid by 12:00 noon Central Time on the last day of said 3-Business Day period, together with interest thereon at a rate equal to the Agreed Rate from and including the last day of said 3-Business Day period to but excluding the date of payment if paid by 12:00 noon Central Time. Notwithstanding the foregoing, if the actual amount(s) of any Property Taxes for the Current Tax Period are not known prior to the date on which the Final Adjustment Statement is prepared, then adjustments to the Closing Payment with respect to such Property Taxes for the Current Tax Period shall be made pursuant to Section 12.1 and not this Section.

          Section 3.6 Purchase Price Allocations. The Purchase Price shall be allocated among the (i) Sites, (ii) the Facility, (iii) the various items of equipment and personal property included in the Assets, (iv) the other Assets and (v) the Land Newco Shares and Pipeline Newco Shares in the manner and in accordance with the respective values set forth in SCHEDULE 3.6. Within ten (10) days after the execution and delivery of this Agreement by Buyers and Seller, Buyers shall in good faith prepare and deliver to Seller a proposed SCHEDULE 3.6 setting forth the foregoing allocations of the Purchase Price. The allocations of the Purchase Price in SCHEDULE 3.6 shall be in sufficient detail to permit the determination and calculation of all sales, use and similar Taxes, if any, which may be due on portions of the Assets in connection with this transaction. The allocations of the Purchase Price in the SCHEDULE 3.6 prepared and delivered by Buyers shall be subject to Seller's approval, which approval will not be unreasonably withheld, conditioned or delayed. Upon the approval by Seller and Buyers of SCHEDULE 3.6 pursuant to the foregoing, said approved SCHEDULE 3.6 shall be attached to and incorporated in this Agreement for all purposes. If any adjustment is made to the Purchase Price pursuant to Section 3.3 or 3.5, a corresponding adjustment shall be made to the portion(s) of the Purchase Price allocated to the affected Asset(s) in the SCHEDULE 3.6. The Parties shall not take a federal or state Tax reporting position inconsistent with the allocations set forth on SCHEDULE 3.6.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

          Section 4.1 Representations and Warranties of Seller. Seller, as of the date of this Agreement, represents and warrants to Buyers as follows:

          (a) Organization and Qualification of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to carry on its business as it is now being conducted. Seller is duly qualified to do business, and is in good standing, in the State of Texas, and in all jurisdictions where the conduct of its business would require such qualification.

          (b) Organization and Qualification of Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power to carry on its business as it is now being conducted. The Company is duly qualified to do business, and is in good standing, in the State of Texas, and in all jurisdictions where the conduct of its business would require such qualification.

          (c) Authority. Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Related Agreements to which Seller is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Related Agreements to which Seller is a party and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Seller.

          (d) Enforceability. This Agreement constitutes a valid and binding agreement of Seller enforceable against Seller in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies and each Related Agreement to which Seller is a party will at and after Closing be enforceable against Seller in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

          (e) Company Shares. Seller holds of record and owns beneficially all outstanding Company Shares free and clear of any Liens, options, warrants, purchase rights, or other encumbrances (except as created by this Agreement and restrictions on sales of stock under applicable securities laws). Upon the purchase of the Land Newco Shares and Pipeline Newco Shares as contemplated by this Agreement, Land Buyer and Pipeline Buyer, respectively, will obtain good and valid title to the Land Newco Shares and Pipeline Newco Shares, respectively, free and clear of all Liens, options, warrants, purchase rights, or other encumbrances (other than those created by, through or under any Buyer and restrictions on sales of stock under applicable securities laws). Seller is not a party to any option, warrant, purchase right, or other Contract (other than this Agreement) that could require Seller to sell, transfer, or otherwise dispose of any Company Shares or Newco Shares. Seller is not a party to any voting trust, proxy or other Contract or understanding with respect to the voting of any Company Shares or Newco Shares.

          (f) Company Capitalization, The entire authorized capital stock of the Company consists of 562-1/2 Company Shares, all of which Company Shares are issued and outstanding. All of the Company Shares are held beneficially and of record by Seller. All of the issued and outstanding Company Shares have been duly authorized and are validly issued, fully paid and nonassessable and were not issued in violation of the preemptive rights of any Person. The Company does not have outstanding, and is not a party to, any convertible security, call, preemptive right, option, warrant, purchase right, or other Contract or commitment that could, directly or indirectly, require the Company to sell, issue, or otherwise dispose of any Company Shares or Newco Shares.

          (g) Company Financial Statements. Attached hereto as SCHEDULE 4.1(G) are the following financial statements (collectively the "Financial Statements"): (i) unaudited balance sheets, and statements of operations as of and for the fiscal years ended December 31, 2003 and 2002, for the Company; and
(ii) unaudited balance sheets, and statements of operations for the Company (the "Most Recent Financial Statements") as of and for the nine months ended September 30, 2004 (the "Report Date"). The Financial Statements present fairly, in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, the financial condition of the Company as of such dates and the results of operations of the Company for such periods, in all material respects; provided, however, that (1) the Financial Statements and Most Recent Financial Statements are unaudited and lack footnotes and other presentation items and (2) no representation or warranty is made under this subsection with respect to the title of the Company to any assets of the Company, any pending or threatened Actions, or the existence, non-existence or effect of any Environmental Condition or Environmental Liabilities.

          (h) No Conflict or Violation. Except for any exceptions set forth in
Section 4.1(i) (or referenced in SCHEDULE 4.1(I)), the execution and delivery of this Agreement and all Related Agreements by Seller and the consummation of the transactions and performance of the terms and conditions contemplated hereby and thereby by Seller, will not, with or without the passage of time or the giving of notice or both:

          (i) conflict with or result in a violation or breach of or default under any provision of the certificate of incorporation, by-laws or other similar governing documents of Seller or the Company,

          (ii) conflict with, constitute a breach, violation or termination of any provision of, or give rise to any right of termination, cancellation or acceleration, or loss of any material right or benefit or both, under any Contract or other undertaking to which Seller or the Company is a party or by which Seller, the Assets, the Company or the Company's Assets are bound,

          (iii) result in the creation or imposition of any Lien or encumbrance upon any of the Assets, the Company Assets, the Company Shares or the Newco Shares under any Contract to which Seller or the Company is a party or by which any of the Assets or the Company's Assets are bound, or

          (iv) violate any Law applicable to Seller, the Assets, the Company or the Company's Assets;

except, with respect to clauses (ii) and (iv), for such violations, conflicts, breaches, terminations, losses, impositions and other matters which will not, individually or in the aggregate, result in a Material Adverse Effect. Notwithstanding the foregoing, Seller makes no representation or warranty, express or implied, under this Section 4.1(h) relating to any Environmental Law or Environmental Permit.

          (i) Consents. Except for (i) Post-Closing Consents, (ii) the transfer or obtaining of any Environmental Permit, (iii) compliance with and filings under the HSR Act, (iv) consents, approvals, authorizations, permits, filings or notices, the failure of which to obtain or with which to comply will not, individually or in the aggregate, have a Material Adverse Effect, and (v) consents, approvals, authorizations, permits, filings or notices referenced in
SCHEDULE 4.1(I), no consent, approval, authorization or permit of, or filing with or notification to, any Person is required for or in connection with the execution and delivery of this Agreement or the Related Agreements by Seller or for or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby and thereby by Seller.

          (j) Licenses and Authorizations.

          (i) SCHEDULE 4.1(J)(I) sets forth (i) a true and complete list of all material Intellectual Property, (ii) the name of the Person who owns such Intellectual Property, and (iii) in the case of such Intellectual Property not owned by Seller or the Company, other than licenses for software having a value of less than $25,000.00 per license, identifying information regarding the agreement pursuant to which Seller or the Company uses any such Intellectual Property. Except as otherwise specified on SCHEDULE 4.1(J)(I), Seller has the right to assign the Contracts or licenses identified in SCHEDULE 4.1(J)(I) (the "Intellectual Property Contracts") upon the consummation of the transactions contemplated hereunder, except where the failure by Seller to have such right would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in
     SCHEDULE 4.1(J)(I), neither Seller nor the Company is in material breach of any Contract, license, sublicense, assignment, or indemnification which relates to any of the Intellectual Property, except for such breaches as to which requisite waivers or consents have been or are being obtained or which would not, individually or in the aggregate, have a Material Adverse Effect.

          (ii) SCHEDULE 4.1(J)(II) sets forth an accurate and complete list of all material permits, licenses, or similar rights from any Governmental Authority (other than Environmental Permits) that are in force and effect with respect to the operations or ownership of the Assets by Seller or the operations or ownership of the Company's Assets by the Company. Seller makes no representation or warranty, express or implied, under this Section 4.l(j)(ii) relating to whether any other permits, licenses, or similar rights are necessary to the operation or ownership of the Assets or the Company's Assets.

          (k) Actions. Except (i) as set forth in SCHEDULE 4.1(K),(ii) for matters which would not, individually or in the aggregate, have a Material Adverse Effect, and (iii) for any Action initiated by any Buyer or any Affiliate of any Buyer, (A) there is no Action pending or, to the knowledge of Seller, threatened to which Seller or the Company is (or is threatened to be made) a party and which relates to the Assets, the Company Shares or the Company's Assets or seeks to prevent the consummation by Seller of the transactions contemplated by this Agreement, and (B) there is no outstanding order, writ, injunction, decree or judgment entered in any Action in which Seller or an Affiliate of Seller has been joined as a party that is binding upon Seller or an Affiliate of Seller and which relates to the Assets, the Company Shares or the Company's Assets or would prevent the consummation by Seller of the transactions contemplated by this Agreement. Notwithstanding the foregoing, Seller makes no representation or warranty, express or implied, under this Section 4.1(k) relating to (a) any Environmental Law, Environmental Permit, or Tax Law or (b) Seller's title to any Assets or Company Shares, the Company's title to any of the Company's Assets, or the existence or non-existence of any title defect.

          (l) Compliance With Laws. Except as disclosed in SCHEDULE 4.1(L), (i) Seller is in compliance in all material respects with all Laws with respect to the Facility and the Sites and has filed with the proper Governmental Authority all statements and reports with respect to the Facility and the Sites required by all Laws; except where failures to so comply or file would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) Seller has not received any written notice from any Governmental Authority or other third party that alleges any violation in any material respect by Seller of any Laws with respect to the Facility or the Sites. Except as disclosed in SCHEDULE 4.1(L),
(i) the Company is in compliance in all material respects with all Laws with respect to the Company's Assets and has filed with the proper Governmental Authority all statements and reports with respect to the Company's Assets required by all Laws; except where failure to so comply or file would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) neither Seller nor the Company has received any written notice from any Governmental Authority or other third party that alleges any violation in any material respect by the Company of any Laws with respect to the Company's Assets. Notwithstanding the foregoing, Seller makes no representation or warranty, express or implied, under this Section 4.1(l) relating to (a) any Environmental Law, Environmental Permit, or Tax Law, including any compliance therewith or any filings or notices with respect thereto, or (b) Seller's title to any Assets or Company Shares, the Company's title to any of the Company's Assets, or the existence or non-existence of any title defect.

          (m) Brokerage Fees and Commissions. Park Avenue Equity Management LLC is acting as broker for Seller in connection with the sale of the Assets and the Newco Shares. However, neither Seller nor any Affiliate of Seller has incurred any obligation or entered into any Contract for any investment banking, brokerage or finder's fee or commission in respect of the transactions contemplated by this Agreement for which any Buyer or Land Newco or Pipeline Newco shall incur any liability.

          (n) Environmental Matters. The sole representations and warranties of the Seller with respect to environmental matters are set forth in this Section 4.1(n). To the extent representations and warranties in other sections of this Agreement also could apply to environmental matters, including, but not limited to, matters related to, arising under or concerning Environmental Laws or Environmental Liabilities, such representations and warranties shall be construed to exclude all environmental matters and to apply to matters other than environmental matters. Except as set forth in SCHEDULE 4.1(N) or as would not, individually or in the aggregate, have a Material Adverse Effect:

          (i) Neither Seller nor, to the knowledge of Seller, any prior owner or operator of the Assets or the Company's Assets has caused or allowed the generation, use, treatment, storage or disposal of Hazardous Materials at or on any of the Assets or the Company's Assets except in accordance with all applicable Environmental Laws.

          (ii) There are no Actions pending or, to the knowledge of Seller, threatened to which Seller or the Company is (or is threatened to be made) a party in which Environmental Liabilities are being asserted by or before any Governmental Authority directed against Seller or the Company relating to the Assets or the Company's Assets that pertain or relate to (1) any remedial obligations presently required under any applicable Environmental Law, (2) violations by Seller or the Company of any Environmental Law, (3) personal injury or property damage claims relating to a release of Hazardous Materials, or (4) response, removal or remedial costs under any Environmental Law.

          (iii) With respect to the current operation of the Assets, Seller is in compliance, in all material respects, and with respect to the current operation of the Company's Assets, the Company is in compliance, in all material respects, with all limitations, restrictions, standards and obligations established under Environmental Laws.

          (iv) Seller has secured all Environmental Permits necessary to operate the Assets in the manner they are currently operated, all such Environmental Permits have been duly obtained or filed and are in full force and effect, and Seller is in compliance, in all material respects, with such Environmental Permits. To Seller's knowledge, the current operation of the Assets does not provide a basis for revocation or suspension of any Environmental Permit related to the operation of the Assets. The Company has secured all Environmental Permits necessary to operate the Company's Assets in the manner they are currently operated, all such Environmental Permits have been duly obtained or filed and are in full force and effect, and the Company is in compliance, in all material respects, with such Environmental Permits. To Seller's knowledge, the current operation of the Company's Assets does not provide a basis for revocation or suspension of any Environmental Permit related to the operation of the Company's Assets.

          (v) There are no Actions pending or, to the knowledge of Seller, threatened against Seller or the Company that are based upon or arise under any Environmental Law and relate to the Assets or the Company's Assets.

          (vi) Seller is not currently operating or required to be operating the Assets, and the Company is not currently operating or required to be operating the Company's Assets, under any Order arising or imposed under Environmental Laws.

          (vii) None of the Assets or the Company's Assets is encumbered by a Lien arising or imposed under Environmental Laws.

          (viii) There are no Hazardous Materials present in or on the soil, sediments, surface water or ground water on, under or from or migrating from any of the Sites or the Targeted Company Assets in amounts that are reasonably likely to give rise to an obligation to perform remediation or other corrective action pursuant to Environmental Laws.

          (o) Tax Matters.

          (i) With respect to the Seller's Business, the Facility and the Sites, except as set forth in SCHEDULE 4.1(O), Seller has filed all Tax Returns required to be filed, taking into account all applicable extension periods, on or before the date hereof by or with respect to it in respect of any Taxes for any period ending on or before the date hereof (collectively, "Seller's Returns"). Seller has timely paid all Taxes that have been shown as due and payable on Seller's Returns, and Seller is not delinquent in the payment of any Taxes except those which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect and those being contested in good faith. SCHEDULE 4.1(O) lists all pending Tax disputes with respect to the Assets.

          (ii) With respect to the Company, except as set forth in SCHEDULE 4.1(O), (1) all Tax Returns required to be filed, taking into account all applicable extension periods, on or before the date hereof by the Company (or the common parent of each Seller Group of which the Company is a member) (the "Company's Returns") with respect to any Taxes have been timely filed with the appropriate governmental agencies in all jurisdictions in which the Company's Returns are required to be filed; (2) the Company's Returns are true and complete in all material respects, and all Taxes reported on the Company's Returns have been paid; (3) the Company (or the common parent of each Seller Group of which the Company is a member) has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax; and (4) there are no Actions, assessments or levies pending or, to the knowledge of Seller, threatened against the Company by any taxing authority. Notwithstanding anything in this Section 4.1(o) to the contrary, no representation or warranty is made with respect to the amount, availability, expiration, limitation or reduction of any net operating losses of the Company.

          (p) Title.

          (i) Except as set forth in SCHEDULE 4.1(P), PART I and except for such failures that, individually or in the aggregate, would not have a Material Adverse Effect, (A) Seller has Defensible Title in and to the Assets and
     (B) the Company has Defensible Title in and to the McMurrey Pipeline
     System.

          (ii) Except as set forth in SCHEDULE 4.1(P), PART I and excluding any representation or warranty relating to Environmental Laws or Environmental Permits, Seller has not received any written notice to the effect that (i) any betterment assessments have been levied against, or condemnation or re-zoning proceedings are pending or threatened with respect to the Sites or the Facility, (ii) any Action has been initiated to annex the Sites or Facility into the boundaries or jurisdiction of any Governmental Authority to which the Sites or Facility are not currently subject, or (iii) any zoning, building or similar law or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on the Sites as used and operated on the date of this Agreement. There are no outstanding abatement or protest proceedings or appeals with respect to the assessment of the Sites or the Facility for the purpose of real property taxes, and, except as referenced in SCHEDULE 4.1(P), PART I, there is no written agreement with any Governmental Authority with respect to such assessments or tax rates on the Sites or the Facility.

          (iii) SCHEDULE 4.1(P), PART II sets forth a list of material leases related to the Sites or the Facility where Seller is the lessee or lessor.

          (iv) All pipelines, pipeline easements, utility lines, utility easements and other easements, leaseholds, servitudes and rights-of-way burdening or benefiting the Sites will not at Closing unreasonably interfere with or prevent any operations conducted on the Sites by Seller in the manner operated on the date of this Agreement, except for (i) such interference or prevention that, individually or in the aggregate, would not have a Material Adverse Effect and (ii) any Permitted Encumbrances. Except as set forth on SCHEDULE 4.1(P), PART I, and for Permitted Encumbrances, with respect to any pipeline, utility, access or other easements, servitudes or leaseholds located on or directly serving the Sites or the Facility and owned or used by Seller in connection with its operations at the Sites: (1) Seller either has the contractual right to use or is the exclusive or nonexclusive legal and beneficial owner of the respective easement and leasehold established thereunder; (2) such leaseholds, easements, servitudes and the rights and interests of Seller thereunder are in all material respects in full force and effect; and (3) no defaults by Seller exist thereunder and no events or conditions exist which, with or without notice or lapse of time or both, would constitute a default by Seller thereunder or result in a termination; except for such failures, defaults, terminations and other matters under (1), (2) or (3) that, individually or in the aggregate, would not have a Material Adverse Effect.

          (v) Except as set forth in SCHEDULE 4.1(P), PART III, the Company has sufficient title to all pipelines, easements, rights of way, pump stations, leases and appurtenant facilities for the transportation of crude oil in the McMurrey Pipeline System that it owns and operates as reflected in the Most Recent Financial Statements, as is necessary to operate the McMurrey Pipeline System and the Company's Business as currently operated by the Company. A schematic diagram of the McMurrey Pipeline System is set forth in SCHEDULE 4.1(P), PART III. Except as set forth in SCHEDULE 4.1(P), PART III, and except for such failures that, individually or in the aggregate, would not have a Material Adverse Effect, the pipeline easements, rights-of-way, surface leases, fee interests and licenses on which the McMurrey Pipeline System is located (other than pump stations, storage sites or work sites adjacent to or near the McMurrey Pipeline System as to which public and/or private ingress and egress rights adequate for their present use exist) are contiguous with one another so as to constitute a continuous right of way for the McMurrey Pipeline System from its point(s) of origin to point of termination.

          (vi) Except as set forth in SCHEDULE 4.1(P), PART III, and excluding any representation or warranty relating to Environmental Laws or Environmental Permits, neither Seller nor the Company has received any written notice to the effect that, and Seller has no knowledge that, (1) any betterment assessments have been levied against, or condemnation or re-zoning proceedings are pending or threatened with respect to the McMurrey Pipeline System or (2) any zoning, building or similar Law is or will be violated by the continued maintenance, operation or use of any pump stations, buildings or other improvements on the McMurrey Pipeline System as used and operated on the date of this Agreement. There are no outstanding abatement or protest proceedings or appeals with respect to the assessment of the McMurrey Pipeline System for the purpose of real property taxes, and, except as referenced in SCHEDULE 4.1(P), PART III, there is no written agreement with any Governmental Authority with respect to such assessments or tax rates on the McMurrey Pipeline System.

          (vii) SCHEDULE 4.1(P), PART III sets forth a list of material leases related to the McMurrey Pipeline System where the Company is the lessee or lessor.

          (viii) All pipelines, pipeline easements, utility lines, utility easements and other easements, leaseholds, servitudes and rights-of-way burdening or benefiting the McMurrey Pipeline System will not at Closing unreasonably interfere with or prevent any operations conducted on the McMurrey Pipeline System by the Company in the manner operated on the date of this Agreement, except for (i) such interference or prevention that, individually or in the aggregate, would not have a Material Adverse Effect and (ii) any Permitted Encumbrances. Except as set forth in SCHEDULE 4.1
     (P), PART III and for Permitted Encumbrances, with respect to any pipeline, utility, access or other easements, servitudes or leaseholds located on or directly serving the McMurrey Pipeline System and owned or used by the Company in connection with its operation of the McMurrey Pipeline System:
     (1) the Company either has the contractual right to use or is the exclusive or non-exclusive legal and beneficial owner of the respective easement and leasehold established thereunder; (2) such leaseholds, easements, servitudes and the rights and interests of the Company thereunder are in all material respects in full force and effect; and (3) no defaults by the Company exist thereunder and no events or conditions exist which, with or without notice or lapse of time or both, would constitute a default by the Company thereunder or result in a termination; except for such failures, defaults, terminations and other matters under (1), (2) and (3) that, individually or in the aggregate, would not have a Material Adverse Effect.

          (q) Employee and Labor Matters.

          (i) SCHEDULE 4.1(Q) lists each employee benefit plan constituting an employee welfare benefit plan as defined in section 3(1) of ERISA and an employee pension benefit plan as defined in section 3(2) of ERISA, and each other material existing Seller Employee Benefit Plan maintained by Seller or any ERISA Affiliate of Seller with respect to any of Seller's and Company's employees identified in SCHEDULE 9.10(A) (the "Personnel"). Such plans are the "Employee Plans."

          (ii) Seller or its ERISA Affiliate has made available for Buyer's inspection copies of all Employee Plans and related documents, including the summary plan descriptions, the most recent determination letters received from the Internal Revenue Service, the most recent Forms 5500 Annual Report, the most recent actuarial valuation reports, and all trust agreements, insurance contracts and other funding arrangements.

          (iii) Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by ERISA and the Code, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

          (iv) Each Employee Plan which is intended to be qualified under section 401 (a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from federal income tax pursuant to section 501 (a) of the Code.

          (v) All contributions (including all employer contributions and employee salary reduction contributions) and premiums or other payments that are due have been paid to each such Employee Plan when due.

          (vi) No asset of Seller or any ERISA Affiliate of Seller is the subject of any lien arising under section 302(f) of ERISA or section 412(n) of the Code; neither Seller nor any ERISA Affiliate has been required to post any security under section 307 of ERISA or section 401(a)(29) of the Code; and no fact or event exists that could reasonably be expected to give rise to any such lien or requirement to pose any such security.

          (vii) The Pension Benefit Guaranty Corporation ("PBGC") has not instituted proceedings to terminate any Employee Plan that is an employee pension benefit plan, and Seller is not aware of any condition that could reasonably present a material risk that such proceedings will be instituted.

          (viii) No Employee Plan that is an employee pension benefit plan had an accumulated funding deficiency as defined in section 302 of ERISA and section 412 of the Code, whether or not waived, as of the last day of the most recent fiscal year of the plan ending on or prior to the Closing Date.

          (ix) Neither Seller nor any ERISA Affiliate has incurred any liability under Title IV of ERISA that has not been satisfied (other than liability to the PBGC for the payment of premiums pursuant to section 4007 of ERISA), and Seller is not aware of any condition that could reasonably be expected to result in Seller or an ERISA Affiliate incurring any such liability other than liability to the PBGC for the payment of premiums pursuant to section 4007 of ERISA (which premiums have been paid when due).

          (x) Neither Seller nor any ERISA Affiliate contribute to, nor ever has contributed to, nor ever has been required to contribute to any multiemployer plans as defined in section 3(37) or section 4001(a)(3) of ERISA, nor has any liability (including withdrawal liability) under any multiemployer plan.

          (xi) Seller is in compliance in all material respects with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended with respect to the Personnel and their spouses and dependents.

          (r) Labor Relations. Except as and to the extent set forth on SCHEDULE 4.1(R), (1) there is no labor strike, stoppage, lockout or material dispute or material slowdown pending or, to the knowledge of Seller, threatened by persons employed in connection with the Facility or the McMurrey Pipeline System, and
(2) neither Seller nor the Company is a party to or bound by any collective bargaining agreement with any labor organization that covers persons employed in connection with the Facility or the McMurrey Pipeline System.

          (s) Compliance with Material Contracts. Except (a) for any such breaches, defaults or events as to which requisite waivers or consents have been obtained or which would not, individually or in the aggregate, have a Material Adverse Effect or (b) as disclosed in SCHEDULE 4.1(S), (i) neither Seller nor the Company is in breach of or default under any Material Contract included in the Assets or the Company's Assets, (ii) there does not exist under any provision thereof any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default by Seller or the Company under any Material Contract, (iii) no other party to any Material Contract is, to the knowledge of Seller, in breach of or default under such Material Contract, and (iv) each Material Contract is in full force and effect and no other party to any Material Contract has, to the knowledge of Seller, repudiated any material provision of any such Material Contract.

          (t) Material Contracts. Except as set forth in SCHEDULE 4.1(T) and for Contracts the existence, loss or breach of which would not, individually or in the aggregate, have a Material Adverse Effect, neither the Assets nor the Company's Assets include any Material Contracts. "Material Contracts" shall mean any of the following Contracts with respect to the Assets or the Company's Assets (excluding any Contracts to be executed and delivered pursuant to this Agreement and all Intellectual Property Contracts):

          (i) any indenture, trust agreement, loan agreements, note or other Contract under which Seller or the Company has outstanding indebtedness for borrowed money with respect to the Assets or the Company's Assets or with respect to which Seller or the Company has guaranteed the obligations of any other Person for borrowed money with respect to the Assets or the Company's Assets;

          (ii) any Contract of surety, guarantee or indemnification by Seller outside the ordinary course of business of Seller with respect to the Assets or by the Company outside the ordinary course of business of the Company with respect to the Company's Assets;

          (iii) any Contract containing a covenant not to compete with respect to the Assets or the Company's Assets;

          (iv) any Contract between Seller and any Affiliate of Seller relating to the provision of goods or services to the Sites or the Facility by Seller or any Affiliate of Seller which will survive the Closing, or any Contract between the Company and any Affiliate of the Company relating to the provision of goods or services to the McMurrey

     Pipeline System by the Company or any Affiliate of the Company which will survive the Closing;

          (v) any Contract that, to the knowledge of Seller, is reasonably expected either (1) to commit Seller to aggregate expenditures of more than $150,000.00 in any calendar year with respect to the Assets or Seller's Business or to commit the Company to aggregate expenditures of more than $150,000.00 in any calendar year with respect to the Company's Assets or the Company's Business or (2) to give rise to anticipated receipts of more than $150,000.00 in any calendar year with respect to the Assets or Seller's Business or the Company's Assets or the Company's Business;

          (vi) any Contract that, to the knowledge of Seller, is reasonably expected to commit Seller to aggregate royalties of more than $150,000.00 in any calendar year with respect to the Assets or Seller's Business or to commit the Company to aggregate royalties of more than $150,000.00 in any calendar year with respect to the Company's Assets or the Company's Business;

          (vii) any management service, consulting or other similar type of Contract that, to the knowledge of Seller, is reasonably expected to commit Seller to aggregate fees or other compensation of more than $150,000.00 in any calendar year with respect to the Assets or the Seller's Business or to commit the Company to aggregate fees or other compensation of more than $150,000.00 in any calendar year with respect to the Company's Assets or the Company's Business;

          (viii) any Contract for the purchase and sale of refined petroleum products that could reasonably be expected to involve an aggregate sum in excess of $150,000.00 in any calendar year;

          (ix) any Contract for the purchase or sale of Inventory, except any such Contract entered into by Seller in accordance with its ordinary and usual course of business consistent with past practice;

          (x) any collective bargaining agreement; and

          (xi) any Contract creating a joint venture or other partnership with any third Person.

          (u) Sufficiency and Condition of Assets. Except as set forth in
SCHEDULE 4.1(U): (i) the Assets and the Company's Assets are in adequate and sufficient operating condition and repair (normal wear and tear excepted taking into account the age of any individual asset) to enable Seller to operate the Assets and conduct Seller's Business in the manner it is being conducted as of the date hereof; and (ii) the Assets constitute all of the assets, real and personal, tangible and intangible, necessary to operate the Seller's Business in the manner presently conducted, and the Company's Assets constitute all of the assets, real and personal, tangible and intangible, necessary to operate the Company's Business in the manner presently conducted.

          (v) Status of Seller. Neither Seller nor the Company is (i) a "public-utility company" or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of either a "holding company" or a "subsidiary company" of a "holding company," in each case within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (w) Events Subsequent to Report Date. Except in each case as set forth in SCHEDULE 4.1(W) or as otherwise disclosed in the Financial Statements, since the Report Date the Company (and with respect to the Assets and the Company Shares, Seller) has engaged in business in a manner consistent with its past practices, and there has not been any:

          (1) destruction, damage to, or loss, in any material respect, of any of the Assets or the Company's Assets;

          (2) change in accounting policies or practices (including, without limitation, any change in depreciation or amortization policies) by the Company, except as required under GAAP;

          (3) transfer, sale or other disposition of any of the assets used in connection with the Seller's Business or the Company's Business except (i) in the ordinary course of business or (ii) any item of personal property or equipment having a value of less than $20,000.00;

          (4) employment agreement (not terminable at will) entered into with respect to any of the Personnel or change in compensation or benefits with respect to any of the Personnel other than as required under Employee Plans;

          (5) (i) dividend or other distribution in respect of the Company Shares or (ii) other transactions between the Company and Seller or any other Affiliate of Seller which are not consistent with the Company's past practices;

          (6) change in any employee benefit plans (within the meaning of section 3(3) of ERISA) or any other employee benefit plan or program not subject to ERISA, established, contributed to, or maintained by the Company with respect to the Personnel, except as required by Law;

          (7) labor dispute or work stoppages or slowdowns or, to the knowledge of Seller, threats thereof, in each case by or with respect to persons employed by the Company;

          (8) settlement entered into or consent made to any order, decree or judgment relating to or arising out of any Action relating to the Seller's Business, the Assets, the Company Shares, the Company's Business or the Company's Assets; or

          (9) any single capital expenditure commitment by Seller or the Company in excess of $50,000.00 for additions to property, plant, equipment or intangible capital assets that is likely to become due and payable, in whole or in part, after the Closing Date.

          (x) No Subsidiaries or Unrelated Assets. The Company does not have any Subsidiaries or any material assets unrelated to the McMurrey Pipeline System that are not disclosed in schedules to this Agreement.

          (y) Insurance. SCHEDULE 4.1(Y) sets forth a list of all insurance policies (the "Insurance Policies") maintained by Seller or the Company with respect to Seller's Business, the Assets, the Company's Business and the Company's Assets and also lists the insurance provider, policy limits, deductibles and brief description of the type of coverage with respect to such policies. Each Insurance Policy is in full force and effect.

          (z) Bankruptcy. There are no bankruptcy, reorganization or arrangement proceeding pending against, being contemplated by, or to the knowledge of Seller, threatened against Seller.

          Section 4.2 Representations and Warranties of Buyers. As of the date of this Agreement, Buyers represent and warrant to Seller as follows:

          (a) Organization and Qualification. Refinery Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite partnership power to carry on its business as it is now being conducted. Land Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power to carry on its business as it is now being conducted. Pipeline Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power to carry on its business as it is now being conducted.

          (b) Authority. Buyers have all requisite power and authority to execute and deliver this Agreement and to perform their respective obligations under this Agreement. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite partnership and/or corporate action on the part of Buyers.

          (c) Enforceability. This Agreement constitutes a valid and binding agreement of Buyers enforceable against Buyers in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

          (d) No Conflict or Violation. Except for any exceptions set forth in
Section 4.2(e) (or referenced in SCHEDULE 4.2(E)), the execution and delivery of this Agreement by Buyers and the consummation of the transactions and performance of the terms and conditions contemplated hereby by Buyers will not, with or without the passage of time or the giving of notice or both,

          (i) conflict with or result in a violation or breach of or default under any provision of the certificate of limited partnership, limited partnership agreement, certificate of incorporation, by-laws or other similar governing documents of any Buyer,

          (ii) conflict with, constitute a breach, violation or termination of any provision of, or give rise to any right of termination, cancellation or acceleration, or loss of any material right or benefit or both, under any Contract or other undertaking to which any Buyer is a party or by which any Buyer or its material properties may be bound, or

          (iii) violate any Law applicable to any Buyer or any of its material properties;

except, with respect to clauses (ii) and (iii), for such violations, conflicts, breaches, terminations, losses and other matters which will not, individually or in the aggregate, result in a Material Adverse Effect, prevent or materially delay the consummation of the transactions contemplated by this Agreement or prevent any Buyer from performing its obligations under this Agreement.

          (e) Consents. Except for (i) Post-Closing Consents, (ii) the transfer or obtaining of any Environmental Permit, (iii) compliance with and filings under the HSR Act, (iv) consents, approvals, authorizations, permits, filings or notices, the failure of which to obtain or with which to comply will not, individually or in the aggregate, have a Material Adverse Effect, and (v) consents, approvals, authorizations, permits, filings or notices referenced in
SCHEDULE 4.2(E), no consent, approval, authorization or permit of, or filing with or notification to, any Person is required for or in connection with the execution and delivery of this Agreement by any Buyer or for or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby by any Buyer.

          (f) Actions. Except (i) as set forth in SCHEDULE 4.2(F) and (ii) for any Action initiated by Seller or any Affiliate of Seller, (A) there is no Action pending or, to the knowledge of any Buyer, threatened to which any Buyer is (or is threatened to be made) a party and which would, individually or in the aggregate, have a Material Adverse Effect or seeks to prevent the consummation by any Buyer of the transactions contemplated by this Agreement, and (B) there is no outstanding order, writ, injunction, decree or judgment entered in any Action in which any Buyer or an Affiliate of any Buyer has been joined as a party that is binding upon any Buyer or an Affiliate of any Buyer and which would, individually or in the aggregate, have a Material Adverse Effect or would prevent the consummation by any Buyer of the transactions contemplated by this Agreement.

          (g) Brokerage Fees and Commissions. Lehman Brothers is acting as investment banker for Buyers in connection with the purchase of the Assets and the Newco

Shares. However, no Buyer nor any Affiliate of any Buyer has incurred any obligation or entered into any Contract for any investment banking, brokerage or finder's fee or commission in respect of the transactions contemplated by this Agreement for which Seller shall incur any liability.

          (h) Funds. At Closing Buyers will have sufficient funds available to enable Buyers to consummate the transactions contemplated hereby and to pay the Closing Payment and all related fees and expenses of Buyers.

          (i) No Distribution. Buyers have made their own independent judgment of the commercial potential, condition and usefulness of the Assets and the Newco Shares, taking into consideration all current Laws, including Environmental Laws, and assuming all risks associated with the likelihood that such Laws will change in the future. Buyers have such experience and knowledge in business and financial affairs in general, and of the oil refining business as conducted and regulated in Texas in particular, as to be capable of evaluating all of the merits and risks of this transaction. Buyers are able to bear the economic risks of their acquisition and ownership of the Assets and the Newco Shares. Prior to entering into this Agreement, Buyers were advised by their counsel and such other persons they have deemed appropriate concerning this Agreement and the Assets and the Newco Shares. Each of Refinery Buyer and Pipeline Buyer is an "accredited investor," as such term is defined in Regulation D of the Securities Act of 1933, as amended, and will acquire the Assets and the Pipeline Newco Shares, as the case may be, for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder, any applicable state blue sky laws or any other applicable securities laws.

          (j) Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or to the knowledge of any Buyer, threatened against any Buyer or any Affiliate of any Buyer.

          (k) EPA Waiver Application. Contemporaneously with the execution of this Agreement, Refinery Buyer has submitted to the EPA an Application for a Hardship Waiver containing all information required under 40 C.F.R. Section 80.270, requesting approval to comply with the gasoline sulfur standards referenced in such Application for a period of 36 months, in respect of Refinery Buyer's contemplated acquisition and operation of the Facility. Except for the period (e.g. 36 months) for which such waiver has been applied for, Refinery Buyer's Application seeks approval for operation of the Facility on the same basis as approved by the EPA for Seller's currently effective Hardship Waiver for the Facility, a copy of which waiver in favor of Seller is set forth in
SCHEDULE 4.2(K).

                                    ARTICLE 5
                             ACCESS TO INFORMATION

          Section 5.1 General Access. Subject to Section 5.2, Section 5.3,
Section 5.4 and Section 6.1 (which shall govern all environmental reviews, inspections and audits), promptly following the execution of this Agreement and until the first to occur of (i) the Closing Date and (ii) the termination of this Agreement, Seller shall:

          (a) permit Buyers and their Representatives to have reasonable access during normal business hours in the Seller's and the Company's offices, and in a manner so as not to interfere unduly with the business operations of Seller or the Company, to Seller's and the Company's books, records, contracts, abstracts of title, title opinions, title files, ownership maps, lease files, assignments, and documents relating to the Assets and the Company Shares and Company's Assets insofar as the same are in Seller's or the Company's possession and insofar as Seller has been able to do so without (i) violating legal constraints or any legal obligation or (ii) waiving any attorney/client, work product or like privilege; and

          (b) subject to any required consent of any third Person, permit Buyers and their Representatives during normal business hours and at Buyers' sole risk, cost and expense, to conduct, in the presence of Seller's Representatives, reasonable inspections of the Assets and the Company's Assets in a manner so as not to interfere unduly with the business operations of Seller or the Company;

provided, however, Buyers shall repair any damage to the Assets or the Company's Assets resulting from such inspections and Buyers do hereby, jointly and severally, indemnify and hold harmless, release and agree to defend the Seller Indemnitees from and against any and all Covered Liabilities arising, in whole or in part, from Buyers' foregoing access or inspection of the Assets or the Company's Assets, REGARDLESS OF ANY NEGLIGENCE OR STRICT LIABILITY ON THE PART OF SELLER OR ANY OTHER SELLER INDEMNITEE AND REGARDLESS OF THE FORM OF CLAIM WHETHER AT COMMON LAW, STRICT LIABILITY, NEGLIGENCE OR UNDER ANY STATUTE OR REGULATION.

          Section 5.2 Limitations on Access. Nothing in this Agreement shall be construed to permit Buyers or their Representatives to have access to any files, records, contracts or documents of Seller or any Affiliate of Seller relating to
(i) Seller's or any of its Affiliate's feedstock and product pricing information for transactions between Seller and any of its Affiliates or internally within Seller or any of its Affiliates, internal transfer prices, hedging activity records and hydrocarbon inventory valuation procedures and records, or (ii) this transaction, including any bids or offers heretofore or hereafter received by Seller for the sale of the Assets and/or the Newco Shares in competition with the Buyers' bid or offer, it being agreed that all such competing bids or offers shall be the sole property of Seller.

          Section 5.3 Confidential Information.

          (a) General Restrictions. Buyers shall maintain all information made available to them pursuant to or in connection with this Agreement confidential and shall cause their directors, officers, employees, Affiliates, Representatives and advisors to maintain all information made available to them pursuant to or in connection with this Agreement confidential, all as provided in the Confidentiality Agreement, which shall continue in full force and effect and the terms of which are incorporated herein by reference and made a part of this Agreement. Subject to Section 5.3(b), following the Closing, the foregoing information with respect to the Assets or Seller's Business and the Company's Assets or the Company's Business and the Confidential Information with respect to the Assets or Seller's Business and the Company's Assets or the Company's Business that is or has been made available pursuant to or in connection with this Agreement or the Confidentiality Agreement shall cease to be subject to the Confidentiality Agreement.

          (b) Special Confidential Information. Notwithstanding anything to the contrary in this Agreement, any Confidential Information that relates to any settlement or agreement with any third party relating to Environmental Liabilities shall remain subject to the Confidentiality Agreement in accordance with the terms of the Confidentiality Agreement.

          Section 5.4 No Exclusivity. The rights of Buyers under this Article 5 are not exclusive, and Seller shall have the right at any time or times prior to Closing to permit third Persons selected by Seller access to Seller's and the Company's books, records, and other documents and materials mentioned in Section 5.1(a), and to permit such third Persons to conduct inspections of the Assets and the Company's Assets; provided, however, (a) the foregoing provisions of this Section 5.4 shall not be construed to permit Seller to enter into any agreement with any such third Persons the performance of which would prevent Seller from consummating the transactions with Buyers contemplated hereby in accordance with the terms and conditions hereof, and (b) Seller shall not furnish any such third Persons copies of this Agreement or any Related Agreement or otherwise disclose to any such third Persons the terms hereof or thereof.

                                    ARTICLE 6
                              ENVIRONMENTAL MATTERS

          Section 6.1 Environmental Review and Audit.

          (a) Environmental Access. Promptly following the execution of this Agreement and until the first to occur of (i) the Closing Date, (ii) the expiration of the 30-day period commencing on the execution of this Agreement and (iii) the termination of this Agreement (the "Environmental Examination Period"), subject to the restrictions contained in this Agreement and any required consent or waiver of any third Person, Seller shall permit Buyers (acting through their authorized employees and the Environmental Consultant) to have reasonable access during normal business hours (i) in the Seller's and the Company's offices, and in a manner so as not to interfere unduly with the business operations of Seller or the Company, to Seller's and the Company's environmental files and records in Seller's or the Company's possession relating to the Assets and the Company's Assets insofar as Seller may do so without (1) violating legal constraints or any legal obligation or (2) waiving any attorney/client, work product or other privilege, and (ii) to the Assets and the Company's Assets for the purpose of allowing Buyers and their Environmental Consultant to conduct a Phase I Environmental Assessment and a limited compliance review with respect to the Assets and the Company's Assets, but expressly excluding any right to collect samples (including soil and groundwater samples), drill holes or to conduct or perform any other tests or a Phase II environmental audit with respect to the Assets or the Company's Assets without the express written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed (collectively, "Buyers' Environmental Review"), all at Buyers' sole risk, cost and expense.

          (b) Conduct of Review. Prior to conducting Buyers' Environmental Review, Buyers shall furnish Seller with a proposed scope of Buyers' Environmental Review, including a description of the activities to be conducted and the locations of such activities. No third Person, other than the Environmental Consultant and Buyers' authorized employees, may conduct Buyers' Environmental Review. Buyers shall not commence any activity proposed to be included in Buyers' Environmental Review unless and until such activity (including the location thereof) has been approved in writing by Seller which approval shall not be unreasonably withheld, conditioned or delayed. Seller shall have the right to be present during any inspection or testing (including sampling) undertaken pursuant to Buyers' Environmental Review and shall have the right, at its option and expense, to split samples with Buyers. Buyers shall give Seller notice not more than seven (7) days and not less than 48 hours before any visits by Buyers or the Environmental Consultant to the Assets or the Company's Assets; provided, however, to the extent that a visit is scheduled under the terms of a written proposal for Phase II environmental audit activities submitted by Buyers and approved by Seller in writing, no additional notice of such visit shall be required hereunder.

          (c) Buyers' Responsibility for Review. In connection with Buyers' Environmental Review, Buyers agree that Buyers, the Environmental Consultant and Buyers' employees, agents and contractors shall comply with all Laws and any reasonable restrictions imposed by Seller, including restrictions related to worker safety, and shall exercise due care with respect to the Assets and the Company's Assets and their condition, taking into consideration the characteristics of any wastes or substances found thereon, and in light of all relevant facts and circumstances. Specifically, but without limitation, when handling solid waste or hazardous substances, if any, discovered during the inspection of the Assets and the Company's Assets, Buyers, the Environmental Consultant and Buyers' employees, agents and contractors shall handle such waste or substances in accordance with all Laws. Any soil or water samples taken by Buyers from the Assets or the Company's Assets shall become the sole property and possession of Buyers and will be managed and disposed of consistent with the applicable rules and regulations of the EPA and other applicable Governmental Authority with regulatory authority. Promptly after completing any sampling approved in writing by Seller, Buyers shall, at their sole cost and expense, remove and dispose of in compliance with all Laws all drill cuttings, soil, debris or liquids generated from or in connection with Buyers' Environmental Review and restore the Assets and the Company's Assets to their original condition, in accordance with good engineering practice and all Laws, if changed due to Buyers' Environmental Review. Failure by Buyers to comply with the requirements of this subsection within a reasonable time period will entitle (but shall not obligate) Seller to take any action deemed necessary or appropriate by Seller to correct such failure, all at Buyers' expense. Buyers shall maintain and shall cause their Representatives, contractors, consultants and advisors to maintain all information obtained pursuant to Buyers' Environmental Review strictly confidential and shall not disclose the same to any third Person without the prior written consent of Seller, except to the extent required by Law. Buyers shall provide Seller's counsel with copies of any reports prepared and analytical test results received by Buyers or the Environmental Consultant promptly following Buyers' or the Environmental Consultant's preparation or receipt of the same. Buyers, jointly and severally, do hereby indemnify and hold harmless, release and agree to defend the Seller Indemnitees from and against any and all Covered Liabilities, including all Environmental Liabilities, arising out of any violation by Buyers, the Environmental Consultant, or Buyers' or the Environmental Consultant's Representatives, contractors, consultants and advisors of the provisions of this
Section 6.1 or, in whole or in part, from Buyers' or the Environmental Consultant's inspection or testing of the Assets and the Company's Assets or handling any substances or samples in connection therewith, REGARDLESS OF ANY NEGLIGENCE OR STRICT LIABILITY ON THE PART OF SELLER OR ANY OTHER SELLER INDEMNITEE AND REGARDLESS OF THE FORM OF CLAIM WHETHER AT COMMON LAW, STRICT LIABILITY, NEGLIGENCE OR UNDER ANY STATUTE OR REGULATION. For the avoidance of doubt, Buyers' obligation for indemnification under this Section 6.1 shall not be construed to impose liability on Buyers solely as a result of the discovery of Environmental Conditions in the course of Buyers' inspection of the Assets pursuant to this Section 6.1.

                                    ARTICLE 7
                                 TITLE MATTERS

          Section 7.1 Title Commitment and Survey. Prior to the execution of this Agreement, Seller has provided Refinery Buyer with (i) a recent survey of each Site (the "Surveys"), (ii) a recent title policy commitment issued by Stewart Title Company (the "Title Company") covering each Site (the "Title Commitment") and (iii) copies of all documents referenced as exceptions to title in each of the Title Commitments. Seller shall not be obligated to furnish any policy of title insurance issued by the Title Company or otherwise in respect of any Site (a "Title Policy"), and it shall not be a requirement of or condition to the Closing that any Buyer obtain or be able to obtain any Title Policy or that any Buyer have or be able to have the survey exception in any Title Policy modified in any manner or that any other special endorsements be made to any Title Policy, including any endorsement regarding restrictive covenants. All costs of any Title Policies shall be borne solely by Refinery Buyer. Notwithstanding the foregoing, if requested by Refinery Buyer prior to Closing, Seller shall use reasonable best efforts to cause the Title Company to provide to Refinery Buyer at Closing, upon Refinery Buyer's payment of the premium therefor, a pro forma Title Policy consistent with the Title Commitment and reflecting the form in which the Title Policy shall be issued to Refinery Buyer incident to Closing.

          Section 7.2 Limited Title Warranty. Except for the representations and warranties set forth in Section 4.1(p), Seller makes no warranty or representation, express, implied, statutory or otherwise, with respect or in any manner relating to Seller's title to any of the Assets or the Company's title to any of the Company's Assets. Seller's warranties and representations under
Section 4.1(p) shall cease and terminate and be of no further force and effect upon the expiration of the applicable survival periods therefor set forth in
Section 12.3. For the avoidance of doubt, the immediately preceding sentence hereof shall not be construed to limit Seller's special warranty of title to be contained in the Deed to be delivered to Refinery Buyer at Closing.


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

          Section 7.3 No Other Breach. Notwithstanding anything provided to the contrary in Section 4.1 or Article 15, Buyers' sole recourse and remedy with respect to or on account of any encumbrance against title, or loss or lack of title, or defect in title to any Asset or any of the Company's Assets shall be pursuant to Seller's limited representations and warranties set forth in Section 4.1(p) for the respective survival periods therefor, if any, and Buyers shall be precluded from also asserting such matter as the basis of the breach of any other representation or warranty under Section 4.1 or for recovery on any indemnity under Article 15 (except with respect to Section 4.1(p) for the respective survival periods therefor, if any).

                                    ARTICLE 8
                             TRANSFER REQUIREMENTS

          Section 8.1 Compliance. Refinery Buyer's purchase of the Assets is expressly subject to all validly existing and applicable Transfer Requirements. To Seller's knowledge, all agreements containing a Transfer Requirement (other than Restrictions with respect to Restricted Properties, Transfer Requirements with respect to Environmental Permits, and Post-Closing Consents) burdening any material Asset are set forth in SCHEDULE 8.1. As promptly as practicable after the date of execution of this Agreement but in any event prior to the Closing Date, Seller shall initiate all procedures which in Seller's good faith judgment are reasonably required to comply with all Transfer Requirements set forth in
SCHEDULE 8.1 with respect to the transactions contemplated by this Agreement. Seller shall not be obligated to pay any consideration to (or incur any cost or expense for the benefit of) the holder of any Transfer Requirement in order to comply therewith. Restrictions with respect to Restricted Properties and Transfer Requirements with respect to Environmental Permits are governed by
Section 9.3(b) and 9.3(c), respectively, and are not governed by this Article 8.

          Section 8.2 Transfer Requirements. If a Transfer Requirement governed by this Article 8 (other than a Post-Closing Consent) which is required to be obtained, complied with or otherwise satisfied before title to an Asset or portion thereof can be transferred to Refinery Buyer as contemplated by this Agreement is not obtained, complied with or otherwise satisfied prior to the Closing Date, then, unless such Transfer Requirement affects a material Asset or portion thereof or unless otherwise mutually agreed by Seller and Refinery Buyer, any Asset or portion thereof affected by such Transfer Requirement (a "Retained Asset") shall be held back from the Assets to be transferred and conveyed to Refinery Buyer at Closing and the Purchase Price to be paid at Closing shall be reduced by the portion of the Purchase Price which Refinery Buyer and Seller mutually agree to allocate to such Retained Asset. Any Retained Asset so held back at the initial Closing will be conveyed to Refinery Buyer at a delayed closing (which shall become the new Closing Date with respect to such Retained Asset), within ten (10) days following the date on which Seller obtains, complies with or otherwise satisfies all such Transfer Requirements with respect to such Retained Asset as contemplated above in this Section, for a purchase price equal to the amount by which the Purchase Price was reduced on account of the holding back of such Retained Asset; provided, however, if all such Transfer Requirements with respect to any Retained Asset so held back at the initial Closing are not obtained, complied with or otherwise satisfied as contemplated by above in this Section within 365 days after the initial Closing has occurred with respect to any Assets, then such Retained

Asset shall be eliminated from the Assets and this Agreement, unless Seller and Refinery Buyer mutually agree to proceed with a closing on such Retained Asset in which case Refinery Buyer shall be deemed to have waived any objection with respect to non-compliance with such Transfer Requirements. If Refinery Buyer and Seller are unable to mutually agree on the portion of the Purchase Price to be allocated to a Retained Asset, (i) the allocation of the Purchase Price to such Retained Asset shall be determined by arbitration pursuant to Section 16.12,
(ii) the Closing shall not be delayed as a result of such dispute, (iii) on the Closing Date for the original Closing under this Agreement, Seller, Refinery Buyer and the Escrow Agent shall execute and deliver an amendment to the Earnest Money Deposit Escrow Agreement, in substantially the form of EXHIBIT 8.2, and Refinery Buyer shall pay to the Escrow Agent to be held in escrow in accordance with the Earnest Money Deposit Escrow Agreement (as so amended) an amount equal to the larger of the portions of the Purchase Price which either Party proposes to allocate to such Retained Asset, (iv) if the portion of the Purchase Price determined, by arbitration or the subsequent mutual agreement of the Parties, to be allocable to such Retained Asset is less than the amount required to be paid into escrow with respect to such dispute, an amount equal to the difference, together with all interest and other amounts earned thereon, shall be paid by the Escrow Agent to Seller, and (v) the remaining amount paid into escrow in connection with such dispute, together with all interest and other amounts earned thereon, shall be paid by the Escrow Agent to (a) Seller if the Closing subsequently occurs with respect to such Retained Asset or (b) Refinery Buyer if such Retained Asset is subsequently eliminated from the Assets pursuant to this Section. Seller and Refinery Buyer each agree to execute and deliver to the Escrow Agent written instructions to the Escrow Agent directing the Escrow Agent to deliver the amount paid into escrow, together with all interest and other amounts, if any, earned thereon, to Seller or Refinery Buyer, as the case may be, in accordance with the provisions of this Section 8.2 and the terms of the Earnest Money Deposit Escrow Agreement as so amended.

          Section 8.3 Post-Closing Consents. Refinery Buyer will use its commercially reasonable best efforts after Closing to obtain all approvals, consents and permits, give all notices, and make all filings required to comply with the Post-Closing Consents in connection with the assignment and transfer of the Assets from Seller to Refinery Buyer.

                                    ARTICLE 9
                         COVENANTS OF SELLER AND BUYERS

          Section 9.1 Conduct of Business Pending Closing. Except as disclosed in SCHEDULE 9.1 or as otherwise contemplated herein or consented to or approved by Buyers (which consent or approval shall not be unreasonably withheld, conditioned or delayed), from the date hereof through the Closing Date, Seller (subject to and except for the constraints of and actions required by the existing agreements of Seller relating to the Assets) covenants and agrees that Seller shall:

          (a) conduct its operations of the Assets according to its ordinary and usual course of business consistent with past practice; and cause the Company to conduct its operations of the McMurrey Pipeline System according to the Company's ordinary and usual course of business consistent with its past practice,

          (b) use reasonable best efforts to keep available the services of Seller's or its Affiliate's employees who are currently employed in connection with the operation of the Assets or the McMurrey Pipeline System,

          (c) use reasonable best efforts to maintain Seller's present relationships with customers, service providers and others having business relationships with the Assets; and cause the Company to use reasonable efforts to maintain the Company's present relationships with customers, service providers and others having business relationships with the McMurrey Pipeline System,

          (d) not transfer, sell or dispose of any tangible property, or remove any books and records at the site of the Assets used or useful in the business being conducted at the Assets, except for (i) sales of Inventory, spent catalysts, chemicals and acids in the ordinary course of business consistent with past practice, (ii) personal property or equipment which is replaced with personal property or equipment of comparable or better value and utility in connection with the maintenance, repair and operation of the Assets, (iii) any item of personal property or equipment having a value of less than $20,000.00, and (iv) Excluded Assets; and cause the Company not to transfer, sell or dispose of any tangible property, or remove any books and records at the site of the Company's Assets used or useful in the business being conducted at such sites, except for (i) personal property or equipment which is replaced with personal property or equipment of comparable or better value and utility in connection with the maintenance, repair and operation of the Company's Assets, (ii) any item of personal property or equipment having a value of less than $20,000.00, and (iii) Excluded Assets,

          (e) not place, and cause the Company not to place, any Lien on the Assets or the McMurrey Pipeline System except (i) in connection with the performance by Seller or the Company of an obligation or agreement existing on the date hereof, and which has been disclosed in writing to Buyers, or pursuant to this Agreement and (ii) Permitted Encumbrances,

          (f) not grant any general wage or benefit increase to the Personnel except consistent with past practice or as provided for in the PACE Local 4-202 Labor Agreements,

          (g) notify Buyers promptly, and in any event prior to the Closing, of any written notice of a material violation or written threatened notice of a material violation received from any Governmental Authority after the date of this Agreement relating to Environmental Laws or Environmental Permits at the Facility or the Sites or with respect to the McMurrey Pipeline System,

          (h) not allow the Company to declare or pay any dividends, or make any distributions, in respect of, or issue any of, its equity securities or securities convertible into its equity securities, or repurchase, redeem or otherwise acquire any such securities or make or propose to make any other change in its capitalization other than pursuant to Section 9.11;

          (i) not allow the Company to merge into or with or consolidate with any other Person or acquire all or substantially all of the business or assets of any Person;

          (j) not allow the Company to make any change in its articles of incorporation or by-laws;

          (k) not allow the Company to take any action or to enter into any commitment with respect to or in contemplation of any liquidation, dissolution, recapitalization, reorganization or other winding up of its business or operations;

          (l) not allow the Company to change its accounting policies or practices (including any change in depreciation or amortization policies), except as required under GAAP;

          (m) not allow the Company to enter into any employment agreement not terminable at will;

          (n) not amend any Material Contract in any material respect and not enter or allow the Company to enter into any Contract which, if it existed on the date of execution of this Agreement, would constitute a Material Contract, if such Contract would become binding upon Buyer at Closing or would materially and adversely affect the operation of the Assets or the Company's Assets after Closing;

          (o) not allow the Company to pay or provide for any loan or payment or advance of any nature whatsoever to Seller or any Affiliate of Seller;

          (p) not allow the Company to enter into, amend or terminate any collective bargaining or labor agreement;

          (q) not allow the Company to make any single capital expenditure or commitment in excess of $50,000.00 for additions to property, plant, equipment or intangible capital asset or for any other purpose, or make such capital expenditures or commitments exceeding in the aggregate $100,000.00;

          (r) not agree to the settlement or resolution of any Action involving the Company unless in the ordinary course of business consistent with past practices, not involving Affiliates and not exceeding $50,000.00 individually or $100,000.00 in the aggregate;

          (s) not allow the Company to create or change any employee benefit plans (within the meaning of section 3(3) of ERISA) or any other employee benefit plan or program not subject to ERISA, established, contributed to, or maintained by the Company with respect to the Personnel, except as required by Law.

Notwithstanding the foregoing, Seller may take (or not take, as the case may be) any actions contrary to the foregoing to the extent reasonably necessary under emergency circumstances (or if required or prohibited, as the case may be, pursuant to Law) and provided Buyers are notified as soon thereafter as practicable.

          Section 9.2 Related Agreements. Upon the terms and subject to the conditions of this Agreement, at or prior to the Closing, Seller and/or Buyers, as provided below, shall execute and deliver or cause the execution and delivery of the following deeds, assignments, bills of sale, contracts and agreements (the "Related Agreements"):

          (a) Deed Covering Land. Seller shall execute and deliver a Deed or Deeds to Refinery Buyer covering the Sites with special warranty of title, in substantially the form of EXHIBIT 9.2(A) (the "Deed"). The Deed shall include restrictive covenants running with the Sites that limit the use of the Sites to non-residential uses and prohibit the use of groundwater from the Sites.

          (b) General Conveyance. Seller and Refinery Buyer shall execute and deliver to each other an Assignment, Bill of Sale and Conveyance conveying the Assets (other than the Sites) to Refinery Buyer, in substantially the form of
EXHIBIT 9.2(B) (the "Conveyance").

          (c) Transition Services Agreement. Seller and Refinery Buyer shall execute and deliver to each other an agreement, in substantially the form of
EXHIBIT 9.2(C) (the "Transition Services Agreement"), under which Seller will provide certain transition services to Refinery Buyer and Pipeline Buyer in connection with Seller's Business and the Assets and the Company's Business and the Targeted Company Assets after the Closing.

          (d) Divisive Merger. Seller shall execute an agreement and plan of merger in substantially the form of EXHIBIT 9.2(D) (the "Agreement and Plan of Merger") pursuant to which Seller shall effect a merger of the Company pursuant to the provisions of the Texas Business Corporation Act, the principal purpose of which will be to divide the Company into (i) a newly formed Texas corporation owning the Arp Pipeline Segment and liabilities associated therewith ("Land Newco"), (ii) a newly-formed Texas corporation owning the McMurrey Pipeline System (other than the Arp Pipeline Segment) and liabilities associated therewith and all of the Company's right, title and interest in and to the name or mark "McMurrey" and all variations and derivations thereof ("Pipeline Newco") and (iii) a surviving corporation continuing the remaining business of the Company and owning the Old Refinery Site and liabilities associated therewith. Immediately upon effecting such merger, Seller shall cause Pipeline Newco to execute and deliver to such surviving corporation a perpetual easement and right-of-way over and across the land to be owned by Pipeline Newco for ingress and egress to and from the Old Refinery Site, which easement and right-of-way shall be located substantially as described in SCHEDULE 9.2(D).

          (e) Escrow Agreements. The Closing Deposit Escrow Agreement and the Buyer Deposit Escrow Agreement.

          (f) Trademark Assignment. Seller shall execute a Trademark Assignment for the "La Gloria" mark and all variations or derivations thereof in favor of Refinery Buyer, in substantially the form of EXHIBIT 9.2(F).

          (g) Release of Liens. Seller shall deliver to Buyers UCC-3 termination statements terminating the financing statements described in EXHIBIT 9.2(G).

          (h) Radio Tower License. Seller and Pipeline Buyer shall execute and deliver to each other a Radio Tower License Agreement in substantially the form of EXHIBIT 9.2(H).

          Section 9.3 Actions and Efforts by Parties.

          (a) Parties Efforts and Further Assurances.

          (i) Buyers shall take all actions which are necessary for them to be in compliance with their warranties and representations contained in Sections 4.2(h) and 4.2(i) on the Closing Date. Each of the Parties shall use its commercially reasonable best efforts (and to cause its Affiliates to use their commercially reasonable best efforts) to refrain from taking any action within its control which would cause a breach of any of its representations and warranties contained in Article 4 or which would prevent it from delivering to the other Party the certificate which it is required to deliver pursuant to Section 10.1(b) or 10.2(b), as the case may be. Seller agrees to give Buyers prompt notice of the satisfaction of the conditions set forth in Section 10.l(h). Buyers agree to give Seller prompt notice of the satisfaction of the conditions set forth in Section 10.2(h).

          (ii) From time to time after the Closing Date, Seller and Buyers will each execute and deliver or cause their respective Affiliates to execute and deliver such further instruments, and take (or cause their respective Affiliates to take) such other action, as may be necessary to carry out the purposes and intents of this Agreement.

          (iii) Upon request by a Party from time to time after the Closing Date and until the fifth anniversary of the Closing, the other Party shall, at no expense to such Party, cooperate to the extent reasonably possible in making its employees available for meetings or discussions with the requesting Party with respect to matters in dispute between the requesting Party and Third Parties concerning the Assets or any part thereof or the Company's Assets or any part thereof; provided such access shall be during normal business hours, with notice of not less than five (5) Business Days, and shall not interfere unduly with the normal business activities of such employees.

          (iv) Seller shall undertake to keep Refinery Buyer reasonably informed from time to time regarding developments concerning the enforcement action being contemplated by the EPA and the DOJ for potential violations of air regulations at the Facility (the "EPA/DOJ Action") and shall afford Refinery Buyer and its authorized representatives a reasonable opportunity to participate in discussions and to attend meetings between Seller, on the one hand, and the U.S. Department of Justice and any other Governmental Authority, on the other hand, relating to the EPA/DOJ Action; provided, however, Seller shall at all times control the defense and any settlement of the EPA/DOJ Action and neither Seller nor its Affiliates shall be required to obtain the consent or approval of Refinery Buyer or any of its Affiliates in connection with any Order approved or entered into by Seller or any of its Affiliates arising out of or in connection with the EPA/DOJ Action. For the avoidance of doubt, all Environmental Fines assessed for violations by Seller of Environmental Laws as a result of the EPA/DOJ

     Action shall constitute Retained Environmental Liabilities and all Costs of Compliance incurred by Refinery Buyer or any of its Affiliates in connection with the EPA/DOJ Action (other than Retained EPA Compliance Costs) shall constitute Assumed Environmental Liabilities.

          (v) If Closing occurs, and if Refinery Buyer receives from the EPA a Hardship Waiver in respect of the operation of the Facility for a period to or beyond December 31, 2009, then Buyers shall promptly notify Seller of such waiver and Buyers shall pay to Seller an amount equal to the Discount Amount applied at Closing for purposes of computing the Purchase Price pursuant to Section 3.1, together with interest on such Discount Amount at a rate equal to the Agreed Rate from the Closing Date to and including the date of such payment.

          (b) Restrictions. As used herein, the term "Restricted Property" means any permit, license, easement, right-of-way, contract or other similar right of use of real property (other than Environmental Permits, fee interests in land, and leases of tangible real or personal property) that (i) is contemplated to be transferred to Refinery Buyer (or to be apportioned or divided) pursuant to this Agreement or the Related Agreements and (ii) is subject to a Restriction on such transfer, apportionment or division. As used herein, the term "Restriction" means any prohibition against, or condition to, or third party consent required for the transfer, apportionment or division of any right, interest or property contemplated to be transferred to Refinery Buyer (or to be apportioned or divided) pursuant to this Agreement or the Related Agreements (including the consent of Governmental Authorities whose consent is needed for permits to be issued to Refinery Buyer or modified), which if not satisfied or obtained would result in a breach of such prohibitions or conditions or would give an outside party the right to terminate or limit any right of Refinery Buyer or Seller with respect to such right, interest or property. To Seller's knowledge, all Restrictions and Restricted Properties affected thereby are set forth in
SCHEDULE 9.3(B). As promptly as practicable after the date of execution of this Agreement but in any event prior to the Closing date, Seller shall initiate all procedures which are reasonably required to comply with the Restrictions relating to the Restricted Properties. If a Restriction exists with respect to a Restricted Property and is not waived or satisfied prior to Closing, then, unless such Restriction affects a Restricted Property that is material to the operation of the Facility or conduct of Seller's Business, without delaying the Closing or resulting in any reduction in the Purchase Price, any provision contained in this Agreement or the Related Agreements shall not become effective with respect to such Restricted Property unless and until such Restriction is satisfied, waived or no longer applies. Following the Closing, when and if such a Restriction is so satisfied, waived or no longer applies, to the extent permitted by Law and any applicable contractual provisions, the assignment of the Restricted Property subject thereto shall become effective automatically as of the Closing Date, without further action on the part of Seller or Buyer and without payment of further consideration. Each of Seller and Refinery Buyer shall use its commercially reasonable efforts to obtain satisfaction of any Restriction with respect to a Restricted Property on a timely basis post-Closing. To the extent that any Restriction with respect to a Restricted Property exists, Seller shall use its commercially reasonable efforts (without infringing upon the legal rights of such third party or outside party or violating any Law) to provide Refinery Buyer with the equivalent assets or benefits thereof by subcontract or otherwise, at no additional cost to Refinery Buyer (other than the assumption of any related liability and the performance and compliance by Refinery Buyer with the terms of such Restricted Property) effective as of the Closing Date. Refinery Buyer shall bear the economic burden of any related liability and of the performance and compliance with the terms of each Restricted Property, at no additional cost to Seller, effective as of the Closing Date to the same extent as Refinery Buyer would have borne such liability and other obligations if this Agreement or the Related Agreements, as the case may be, had been effective as of the Closing Date with respect to such Restricted Property. In the case of a Contract and to the extent it may do so without infringing upon the legal rights of such third party or outside party or violating any Law, Seller shall exercise its rights under such Contract at the direction and/or for the benefit of Refinery Buyer. Notwithstanding the foregoing, nothing in this Section 9.3(b) shall require or obligate Refinery Buyer or Seller to purchase or pay consideration to acquire any new or additional permit, license, easement, right-of-way, contract or other property right or interest or to obtain any such third party consent.

          (c) Environmental Permits. Immediately after Closing, Buyers shall undertake, at their sole cost and expense, all measures necessary to effect the transfer of all Environmental Permits for the Facility, the Sites and the McMurrey Pipeline System to Refinery Buyer's or Pipeline Buyer's name (as appropriate), except as provided below. If there are prohibitions against, or conditions to, the transfer of any Environmental Permit contemplated to be transferred to a Buyer pursuant to this Agreement or the Related Agreements without the prior written consent of third parties, including Governmental Authorities whose consent is needed for such Environmental Permit to be issued to a Buyer or modified, which if not satisfied would result in a breach of such prohibitions or conditions or would give an outside party the right to terminate or limit any right of a Buyer with respect to any such Environmental Permit, then, without delaying the Closing or resulting in any reduction in the Purchase Price, (i) any provision contained in this Agreement or the Related Agreements shall not become effective with respect to such Environmental Permit and (ii) Seller, at Buyers' sole cost and expense, shall use reasonable commercial efforts to assist Buyers in obtaining consent to the transfer of such Environmental Permit to Buyers or the issuance or modification of such Environmental Permit in Buyers' name. As an accommodation to Buyers, Seller shall retain, in its name, all pending applications for permits pursuant to Title V of the Clean Air Act, Tex. Health & Safety Code Section 382.054, and 30 Tex. Administrative Code Chapter 122 until Buyers have sufficient time to determine whether they wish to transfer such applications to their name or to submit new applications in Refinery Buyer's or Pipeline Buyer's name, as appropriate; provided, however, Buyers shall (i) bear all costs related to Seller's maintaining and continuing prosecution of such applications; and (ii) within six months after Closing, Buyers shall have requested transfer of such applications to Refinery Buyer's or Pipeline Buyer's name (as appropriate) or shall have submitted new applications for such Title V permits in Refinery Buyer's or Pipeline Buyer's name (as appropriate). Nothing in this Section 9.3(c) shall in any way affect Buyers' obligations in this Agreement, including, without limitation, their obligation to comply with Environmental Law and to indemnify the Seller Indemnitees for Assumed Environmental Liabilities related thereto. Further, until all pending Title V permit applications are transferred to Refinery Buyer's or Pipeline Buyer's name (as appropriate) or Buyers submit new applications for such Title V permits in their own name, Buyers shall notify Seller in writing of all instances of deviations, as defined in 30 Texas Administrative Code Chapter 122, within 10 Business Days of the occurrence of each deviation at the Facility, the Sites and the McMurrey Pipeline System, and, in accordance with the provisions of Section 15.2, Buyers, jointly and severally, shall indemnify, hold harmless and defend the Seller Indemnitees from and against any and all Environmental Fines and Environmental Liabilities incurred by Seller resulting from or relating to Buyers' failure to provide such notice to Seller. Refinery Buyer shall immediately after Closing undertake, at its sole cost, all measures necessary to effect and obtain approval of the transfer to Refinery Buyer of Landfill Post Closure Care Permit No. HW-50062-000. The Parties recognize that the transfer of said permits may not take place for at least 90 days after Refinery Buyer submits the application for transfer. Notwithstanding the above and subject to Section 9.7, Refinery Buyer shall comply with all obligations of said permits and indemnify, hold harmless and defend the Seller Indemnitees from and against any and all Environmental Fines and Environmental Liabilities resulting from failure by Refinery Buyer to so comply or resulting from the failure to transfer before Closing the Environmental Permits described in this Section.

          (d) Cooperation. Seller and Buyers shall cooperate in obtaining any required consents and permits to permit the transactions contemplated by this Agreement. Buyers shall take the primary role in obtaining any Environmental Permits and the transfer of technology licenses, and Seller shall take the primary role in obtaining consents to the transfer of Contracts other than technology licenses.

          (e) HSR Act. Seller and Buyers shall, within three (3) Business Days after signing this Agreement, file all materials required to be filed by it under the HSR Act with respect to the transactions contemplated hereby, and shall promptly file any supplemental materials required and shall use their commercially reasonable efforts to comply in all material respects with the requirements of the HSR Act in respect of such transactions. Seller and Buyers shall request early termination of the HSR Act waiting period. The filing fees payable in connection with the filings required by the HSR Act in connection with the transactions contemplated hereby shall be borne by Buyers.

          Section 9.4 Records. Within a reasonable period of time following the Closing, Seller shall make all Asset Records (not located at the Sites) available for delivery to Buyers at Seller's offices in Tyler, Texas, or at the locations of the Assets in the case of Asset Records maintained at such locations, except for Asset Records Seller reasonably believes it will need in connection with providing transition services in accordance with the Transition Services Agreement, which Asset Records Seller shall deliver to Buyers promptly after such transition services are completed. Buyers shall maintain all Asset Records and (except to the extent constituting Excluded Assets) Company Records until the fifth anniversary of the Closing Date (or for such longer period of time as Seller shall advise Buyers is necessary in order to have the Asset Records and such Company Records available with respect to open years for Tax audit purposes), or, if any of the Asset Records or such Company Records pertain to any claim or dispute pending on the fifth anniversary of the Closing Date, Buyers shall maintain any of the Asset Records or such Company Records designated by Seller until such claim or dispute is finally resolved and the time for all appeals has been exhausted. Buyers shall provide (or cause Newco to provide) Seller and its Representatives reasonable access to and the right, at Seller's expense, to copy the Asset Records and (except to the extent constituting Excluded Assets) Company Records for the purposes of (i) preparing and delivering any accounting provided for under this Agreement and adjusting, prorating and settling the charges and credits provided for in this Agreement,
(ii) complying with any Law affecting Seller's interest in the Assets, the Company Shares or the Newco Shares prior to the Closing Date, (iii) conducting and preparing any audit of the books and records of any third party relating to Seller's interest in the Assets, the Company Shares or the Newco Shares prior to the Closing Date, or responding to any audit conducted or prepared by such third parties, (iv) preparing Tax returns, (v) responding to or disputing any Tax audit or (vi) asserting, defending or otherwise dealing with any claim or dispute under this Agreement or with respect to the Assets, the Company Shares or the Newco Shares. In no event shall Buyers, Land Newco, Pipeline Newco or any of Buyers' Affiliates destroy any Asset Records or Company Records without giving Seller sixty (60) days' advance written notice thereof and the opportunity, at Seller's expense, to obtain such Asset Records or Company Records prior to their destruction.

          Section 9.5 Recording. Immediately following the Closing, Refinery Buyer, at its cost and expense, shall record the Deed (and such other instruments of assignment with respect to the Assets as Refinery Buyer or Seller may elect) in the appropriate governmental offices of the jurisdictions in which the Assets are located and in any other locations and records in which recordation is required or advisable. Promptly following such recording, Refinery Buyer shall advise Seller in writing of the pertinent recording data.

          Section 9.6 Casualty and Condemnation.

          (a) Material Casualty. If after the date of this Agreement and prior to the Closing, all or any part of the Assets or McMurrey Pipeline System is damaged or destroyed by fire or other casualty and such damage or destruction has a Material Adverse Effect, Buyers shall have the option, exercisable within thirty (30) days after receiving written notice thereof from Seller (and the date for Closing shall be deemed extended to the extent necessary for Buyers to have such full, thirty (30) day election period), to elect by written notice to Seller to terminate this Agreement; provided, however, that such election by Buyers to terminate this Agreement shall not be effective if

          (i) such damaged or destroyed Assets or McMurrey Pipeline System can be repaired or replaced to the state in which they existed immediately preceding such damage or destruction within 120 days from the date of Seller's receipt of Buyers' notice of termination, and

          (ii) within ten (10) days after Seller's receipt of Buyers' notice of termination, Seller gives Buyers written notice of Seller's election to repair or replace such damaged or destroyed Assets or McMurrey Pipeline System at Seller's sole expense (including any insurance proceeds attributable thereto under insurance policies of Seller or its Affiliates).

If Seller elects to repair or replace such damaged Assets or McMurrey Pipeline System pursuant to the foregoing, Seller shall be obligated to proceed in good faith to diligently repair or replace such damaged or destroyed Assets or McMurrey Pipeline System to the state in which the same existed immediately preceding such damage or destruction and the Closing Date shall be extended until the third Business Day following the date on which Seller and Buyers mutually agree that such damaged Assets or McMurrey Pipeline System have been so repaired or replaced, such mutual agreement not to be unreasonably withheld, conditioned or delayed; provided, however, this Agreement shall terminate, at Buyers' option, if such damaged Assets or McMurrey Pipeline System are not so repaired or replaced within 120 days from the date of Seller's receipt of Buyers' aforesaid notice of termination.

          (b) Material Condemnation. If after the date of this Agreement and prior to the Closing, all or any part of the Assets or McMurrey Pipeline System is taken in condemnation or if proceedings for such purpose shall be pending or threatened, and (disregarding payment received for the condemnation) such taking or threatened taking has (or would, when completed, have) a Material Adverse Effect, then Buyers shall have the option, exercisable within thirty (30) days after receiving written notice thereof from Seller with a reasonable description of the pending or threatened taking (and the date for Closing shall be deemed extended to the extent necessary for Buyers to have such full, thirty (30) day election period), to elect by written notice to Seller to terminate this Agreement.

          (c) Other Casualty and Condemnation. If after the date of this Agreement and prior to the Closing

          (i) all or any part of the Assets or McMurrey Pipeline System shall be damaged or destroyed by fire or other casualty and either (1) such damage or destruction does not have a Material Adverse Effect or (2) Buyers do not elect to terminate this Agreement pursuant to Section 9.6(a), or

          (ii) all or any part of the Assets or McMurrey Pipeline System shall be taken in condemnation or under the right of eminent domain or if proceedings for such purposes shall be pending or threatened and either (1) such taking or threatened taking does not have a Material Adverse Effect or
     (2) Buyers do not elect to terminate this Agreement pursuant to Section 9.6(b),

this Agreement shall remain in full force and effect notwithstanding any such damage, destruction, taking or proceeding or the threat thereof. To the extent insurance proceeds (excluding any insurance proceeds payable from Affiliates of Seller or through self-insurance programs of Seller or its Affiliates), condemnation awards or other payments are not committed, used or applied by Seller prior to the Closing Date to repair, restore or replace such damaged, destroyed or taken Assets or McMurrey Pipeline System, Seller shall at the Closing (i) assign to Buyers Seller's right to receive all insurance or condemnation proceeds, awards or payments (excluding any insurance proceeds payable from Affiliates of Seller or through self-insurance programs of Seller or its Affiliates) owed to Seller by reason of such damage, destruction or taking, less any reasonable costs and expenses incurred by Seller in collecting same or in connection with such proceedings or the threat thereof, and (ii) pay to Buyers all insurance or condemnation proceeds, awards or payments (excluding any insurance proceeds payable from

Affiliates of Seller or through self-insurance programs of Seller or its Affiliates) theretofore paid to Seller by reason of such damage, destruction or taking, less any reasonable costs and expenses incurred by Seller in collecting same or in connection with such proceedings or the threat thereof. Notwithstanding the foregoing, nothing in this Section shall give Buyers any interest in or right to receive any insurance proceeds payable from Affiliates of Seller or through self-insurance programs of Seller or its Affiliates.

          Section 9.7 Release and Replacement of Bonds, Guarantees, etc. At the Closing, (i) Buyers shall deliver to the applicable beneficiary replacement or substitute guaranties, letters of credit, bonds, and other security obligations for those set forth on SCHEDULE 9.7 (the "Existing Credit Support") and (ii) Buyers, in form and substance acceptable to Seller, shall have caused the release as of the Closing Date of Seller and its Affiliates from all obligations and liabilities relating to such Existing Credit Support. In this regard, at Closing or upon transfer of the permit referred to below, if later, Buyers shall establish the financial assurance required by Landfill Post Closure Care Permit No. HW-50062-000 and shall provide Seller written notice that the financial assurance is in place and a copy of the letter of credit, bond or other mechanism used to satisfy the financial assurance requirement. In this connection, upon Refinery Buyer's request reasonably in advance of the date upon which such permit transfer is to occur, and subject to Seller's obtaining the prior written consent of the insurer, (a) Seller shall assign to Refinery Buyer all of Seller's rights and interests in, to and under that certain Closure and Post-Closure Insurance Policy dated December 29, 2003, issued by Allianz Global Risks US Insurance Company (Policy No. CGL 2001229) and (b) concurrently with such assignment and in consideration therefor, Refinery Buyer shall pay to Seller, by wire transfer of immediately available funds, an amount equal to the sum of (x) the Deposit amount plus the Interest Credit accrued thereon through the date of such permit transfer, and (y) the then unamortized portion of the prepaid premium for such policy calculated as of the date on which such permit transfer occurs.

          Section 9.8 Crown Central Name, Logos, etc. Following the Closing, Buyers will not be entitled to use (a) the names "Crown," "Crown Central", or any variations and derivations thereof (including any logo, trademark or design containing such name) or (b) any logo, service mark, copyright, name or trademark which constitutes an Excluded Asset. Accordingly, as soon as reasonably practicable, but in any event within three months following the Closing, Buyers will remove or paint over, as appropriate, any logo, service mark, trade name or trademark which constitutes an Excluded Asset and is on any of the Assets or the Company's Assets.

          Section 9.9 Tax Matters.

          (a) Transfer Taxes and Federal Excise Taxes.

          (i) Buyers shall be responsible for (1) any sales, excise or use Taxes which may become due and owing by reason of sale of any property to Buyers contemplated pursuant to this Agreement and (2) all transfer, stamp, documentary and similar Taxes imposed on the parties hereto with respect to all transfers of property to Buyers contemplated pursuant to this Agreement. The Taxes referred to in the preceding sentence shall be paid by Buyers when due and Buyers, at Buyers' expense, shall file all necessary Tax returns and other documentation with respect to all such transfer, documentary, sales, excise, use, stamp and other Taxes, and, if required by Law, Seller will, and will cause its Affiliates to, join in the execution of any such Tax returns and other documentation with respect thereto.

          (ii) At Closing, Refinery Buyer shall execute and deliver to Seller
     (1) a Texas Resale Certificate with respect to the Inventory in form and substance reasonably satisfactory to Seller and (2) a Texas Sales and Use Tax Exemption Certificate with respect to all of that portion of the Assets qualifying for the exemption for property used in manufacturing under Texas Tax Code Section 151.318 and Comptroller's Sales Tax Rule 3.300 in form and substance reasonably satisfactory to Seller.

          (iii) At the Closing, Refinery Buyer shall deliver to Seller documentation in form and substance reasonably satisfactory to Seller (1) evidencing that Refinery Buyer is appropriately registered under Section 4101 of the Code for purposes of the federal excise Taxes imposed by Sections 4041(a)(1), 4081 and 4091 of the Code, and (2) that is required by applicable Law to substantiate that the consummation of the transactions contemplated by this Agreement are not subject to such federal excise Taxes, including a notification certificate or certificates under Treas. Reg. Section 48.4081-5. Notwithstanding anything contained in this Agreement to the contrary or any provision of Law imposing the burden of federal excise Taxes on Seller, Buyers or both, Buyers shall be responsible for, and shall, in accordance with the provisions of Section 15.2, indemnify and hold Seller harmless from, any and all federal excise Taxes imposed in connection with the consummation of the transactions contemplated by this Agreement.

          (iv) At or prior to Closing, Seller shall deliver to Buyers one or more certificates from the Texas Comptroller of Public Accounts issued under Section 111.020 of the Texas Tax Code to the effect that no Taxes are due from Seller under Title 2 of the Texas Tax Code.

          (b) Company Taxes.

          (i) Seller has caused or will cause each of the Company, Land Newco and Pipeline Newco to be included in the consolidated federal income Tax Returns of the applicable Seller Group (and the state income Tax Returns of any state that permits consolidated, combined or unitary income Tax Returns, if any, of an applicable group or groups of corporations which includes or include the Company and/or Land Newco and Pipeline Newco, on the one hand, and one or more members of the applicable Seller Group, on the other hand), for each taxable period or portion thereof ending on or before the Closing Date, has caused or shall cause such Tax Returns to be timely filed with the appropriate taxing authorities and shall be responsible for the timely payment (and shall be entitled to any refunds including any interest thereon) of all Taxes due with respect to the periods covered by such Tax Returns. The portions of such Tax Returns relating to the Company shall be prepared in a manner consistent with prior practice, except as required by a change in applicable Law.

          (ii) With respect to each Tax Return covering a taxable period ending on or before the Closing Date that is required to be filed after the Closing Date with respect to Land Newco and/or Pipeline Newco and that is not described in Section 9.9(b)(i) above, Buyers shall cause such Tax Return to be prepared in a manner consistent with prior practice, except as required by a change in applicable Law, and not later than 30 days prior to the due date of such Tax Return, Buyers shall deliver a copy of such Tax Return to Seller for its review.

          (iii) With respect to each Tax Return covering a taxable period beginning on or before the Closing Date and ending after the Closing Date (a "Straddle Period") that is required to be filed after the Closing Date with respect to Land Newco and/or Pipeline Newco and that is not described in Section 9.9(b)(i) above, Buyers shall cause such Tax Return to be prepared in a manner consistent with prior practice, except as required by a change in applicable Law, and Buyers shall determine (by an interim closing of the books as of the Closing Date except for franchise Taxes and ad valorem Taxes which shall be apportioned on a daily basis between Buyers and Seller in accordance with Section 9.9(b)(vi) and the method specified in Section 12.1 with respect to the Assets, respectively) the Tax which would have been due with respect to the period covered by such Tax Return if such taxable period ended on and included the Closing Date (the "Pre-Closing Tax"). Not later than 30 days prior to the due date of such Tax Return, Buyers shall deliver a copy of such Tax Return, together with a statement ("Statement") showing Buyers' determination of the Pre-Closing Tax with respect to such Tax Return, to Seller for its review.

          (iv) The amount of Taxes shown to be due on any Tax Return described in Section 9.9(b)(ii) above, or on any Tax Return described in Section 9.9(b)(iii) and the Statement related thereto, shall be final and binding upon the parties hereto, unless Seller shall have delivered to Buyers, within ten calendar days after the date of Seller's receipt of such Tax Return and, if applicable, such Statement, a written report containing all changes that Seller proposes to make to such Tax Return and, if applicable, such Statement. Buyers and Seller shall undertake in good faith to resolve any issues raised in any such report prior to the due date (including any extension thereof) for filing such Tax Return and mutually to consent to the filing of such Tax Return and, if applicable, to agree on the determination to be set forth in the Statement related thereto, in which case the information and total amount of Taxes shown to be due on such agreed Tax Return and, if applicable, shown on such agreed Statement shall be final and binding on the Parties absent manifest error. In the event Seller and Buyers are unable to resolve any dispute by the earlier of (1) ten calendar days after the date of Buyers' receipt of written notice from Seller setting forth Seller's proposed resolution of such dispute, or (2) ten calendar days prior to the due date for filing of the Tax Return in question (including any extension thereof), Seller and Buyers shall jointly engage the Independent Arbitrator to make its independent determination with respect to the item or items in dispute and the amount or amounts related thereto. If the Independent Arbitrator is engaged, Seller and Buyers shall provide, or cause to be provided, the Independent Arbitrator with all books, records and other information relevant to the determination of the disputed items and the Independent Arbitrator shall be instructed to make its determination as soon as possible. The determination of the Independent Arbitrator shall be final and binding on the Parties absent manifest error. In any case where a disputed item has not been resolved (either by mutual agreement of the Parties or by a determination of the Independent Arbitrator) prior to the due date (including any extension thereof) for filing such Tax Return, then Buyers may resolve such item as they shall determine in their sole discretion and cause such Tax Return to be filed on the due date (including any extension thereof) for filing such Tax Return without the Parties' mutual agreement or consent of Seller. Notwithstanding the filing of such Tax Return, (x) the Independent Arbitrator shall make a determination with respect to any such disputed item, and (y) the amount of Taxes determined to be due with respect to such Tax Return and, if applicable, determined to be properly set forth on the Statement related to such Tax Return, shall be the amount of Taxes that would have been due on such Tax Return and, if applicable, be the amount of Taxes that would be properly set forth on the Statement related to such Tax Return, after giving effect to the Independent Arbitrator's determination. The fees and expenses of the Independent Arbitrator shall be borne by Seller and Buyers in inverse proportion as they may prevail on matters resolved by the Independent Arbitrator, which proportionate allocations shall also be determined by the Independent Arbitrator at the time the determination of the Independent Arbitrator is rendered on the merits of the matters submitted. All other costs and expenses incurred by each Party in connection with the matters submitted by the Independent Arbitrator, including attorney's fees and accountant's fees, shall be borne by the Party incurring same.

          (v) In the case of each Tax Return described in Section 9.9(b)(ii) or
     (iii), not later than the later of (i) five calendar days before the due date for payment of Taxes with respect to such Tax Return, or (ii) in the event of a dispute, five calendar days after the resolution thereof either by mutual agreement of the Parties or by the Independent Arbitrator, Seller shall cause to be paid to Buyers an amount equal to the total amount of Taxes shown as due on such Tax Return or the Statement relating to such Tax Return (in each case net of any payments made prior to the Closing Date in respect of such Taxes, whether as estimated Taxes or otherwise), as the case may be, or, in the event Seller has timely proposed that changes be made to such Tax Return and, if applicable, such Statement, the total amount of Taxes that is shown or would have been shown as due on such Tax Return or the Statement relating to such Tax Return after giving effect to the Parties' mutual agreement or the Independent Arbitrator's determination (in each case net of any payments made prior to the Closing Date in respect of such Taxes, whether as estimated Taxes or otherwise), as the case may be.

          (vi) Notwithstanding anything to the contrary herein, any franchise Tax paid or payable with respect to Land Newco and/or Pipeline Newco shall be allocated to the period (a "Privilege Period") with respect to which the right to do business is obtained by the payment of such franchise Tax. With respect to each franchise Tax Return covering a

     Privilege Period beginning on or before the Closing Date and ending after the Closing Date, 100% of the franchise Taxes due with respect to such Tax Return and Privilege Period shall be apportioned to Buyers with Buyers being obligated to pay all of such franchise Taxes.

          (vii) Seller shall have the right to all refunds of Taxes (including interest thereon) which relate to (i) Taxes of the Company or Land Newco and/or Pipeline Newco for periods or portions thereof ending on or before the Closing Date and (ii) to the extent provided in the next sentence, Taxes of Land Newco and/or Pipeline Newco for Straddle Periods. To the extent any refund of Taxes (including interest thereon) relates to a Straddle Period of Land Newco and/or Pipeline Newco, such refund shall be apportioned between Buyers and Seller based on the appropriate allocation method set forth in Section 9.9(b)(iii), Section 9.9(b)(vi) or Section
     12.1. Buyers shall pay over to Seller any such refunds within ten calendar days of receipt thereof.

          (viii) Buyers and Seller shall cooperate fully, and shall cause Land Newco and Pipeline Newco to cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section 9.9 and any audit, litigation or other proceeding (each a "Proceeding") with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyers will, and will cause Land Newco and Pipeline Newco, to retain all books and records with respect to Tax matters pertinent to Land Newco and/or Pipeline Newco relating to any taxable period beginning before the Closing Date until the later of six years after the Closing Date or the expiration of the applicable statute of limitations of the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority. Buyers and Seller further agree, upon request, to provide the other Party with all information regarding Land Newco and Pipeline Newco that either Party may be required to report to any taxing authority.

          (c) Section 338(h)(10) Elections. Seller agrees that, if requested in writing by Land Buyer and/or Pipeline Buyer on or before the date that is 90 days after the Closing Date, Seller will cause CCLLC to join Land Buyer and/or Pipeline Buyer (as appropriate) in making a timely, irrevocable and effective election under section 338(h)(10) of the Code with respect to the purchase of the Land Newco Shares and/or Pipeline Newco Shares (the "Section 338(h)(10) Election") and a similar election under the applicable income tax laws of such of the states as Land Buyer or Pipeline Buyer may request (collectively the "Section 338(h)(10) State Elections"). Land Buyer and/or Pipeline Buyer will prepare and deliver to Seller an Internal Revenue Service Form 8023 and any similar forms under applicable state income tax law (the "Forms") and the schedules required to be attached thereto which Forms shall have been duly executed by an authorized person for Land Buyer and/or Pipeline Buyer. Provided that the information on such Forms is, in the reasonable determination of Seller, correct and complete in all material respects, Seller shall cause the Forms to be duly executed by an authorized person for CCLLC and shall return the Forms to Land Buyer and/or Pipeline Buyer (as appropriate) in time to allow Land Buyer and/or Pipeline Buyer (as appropriate) to duly and timely file the Forms as prescribed by Treasury Regulation 1.338(h)(10)-l or the corresponding provisions of applicable state income tax law and Land Buyer and/or Pipeline Buyer (as appropriate) shall provide written evidence and notification of the filing of the Forms to Seller. If Land Buyer and/or Pipeline Buyer requests that the Section 338(h)(10) Election be made, the Parties shall, as promptly as reasonably practicable following such request, cooperate and consult with each other in order to reach a mutually acceptable agreement regarding the allocation of the "modified aggregate deemed sales price" (as defined under applicable Treasury Regulations) among the assets of Land Newco and/or Pipeline Newco (as appropriate) (which allocation shall be consistent with the allocation of that portion of the Purchase Price allocated to the Land Newco Shares and/or Pipeline Newco Shares (as appropriate) pursuant to Section 3.6). If after such allocation is agreed upon any adjustment is made to such "modified aggregate deemed sales price" as a result of any adjustment to the portion of the Purchase Price allocated to the Land Newco Shares and/or Pipeline Newco Shares pursuant to Section 3.6, the Parties shall cooperate and consult with each other in order to reach a mutually acceptable agreement regarding the appropriate adjustment to be made to the theretofore agreed upon allocation of the "modified aggregate deemed sales price." The Parties shall not take a federal or state Tax reporting position inconsistent with such mutually agreed upon allocation of the "modified aggregate deemed sales price."

          Section 9.10 Employee Benefits.

          (a) Employee Matters. Refinery Buyer (in the case of Seller's employees) and Refinery Buyer or Pipeline Buyer (in the case of the Company's employees) shall offer in writing, effective as of Closing, employment to all of Seller's and the Company's employees identified in SCHEDULE 9.10(A) (the "Personnel") as of the Closing. The Personnel who accept offers of employment of such Buyer made prior to the Closing shall hereinafter be referred to as the "Transferred Employees". All employment offers made to the Personnel pursuant to this Section 9.10 shall be made sufficiently in advance of the Closing so as to give the Personnel reasonable time to evaluate the offers (and in no event less than 15 days prior to the Closing Date) and shall be Comparable Offers. Buyers shall furnish to Seller copies of such offers made to such Personnel promptly upon delivery thereof to such Personnel. Buyers shall recognize Paper Allied-Industrial, Chemical and Energy Workers International Local Union AFL-CIO-CLC (the "PACE Local 4-202 Union") as the exclusive employees' representative of the Personnel members who are included in each unit of employees covered under the collective bargaining agreements between the PACE Local 4-202 Union and Seller and all memoranda of agreement listed on SCHEDULE 4.1(R) (the "PACE Local 4-202 Labor Agreements"). Effective as of the Closing, Refinery Buyer shall adopt and assume all of Seller's obligations (excluding any obligations that accrued prior to the Closing, except to the extent otherwise expressly provided in this Agreement) under the PACE Local 4-202 Labor Agreements. All obligations of Refinery Buyer under this Section 9.10 shall be binding upon any Affiliate of Refinery Buyer who acquires the Facility or any material portion of the Assets at the Closing, and Refinery Buyer shall cause any Affiliate of Refinery Buyer who acquires the Facility or a material portion of the Assets (whether from Refinery Buyer or a successor or assign of Refinery Buyer) at the Closing to expressly assume and agree to perform such obligations and to make Seller an express third party beneficiary of such assumption and agreement.

          (b) General Employee Benefit Matters. Effective as of the Closing, and for at least one year after the Closing Date, Refinery Buyer and Pipeline Buyer shall maintain for the benefit of the Transferred Employees employee benefit programs that are reasonably comparable in the aggregate to the employee benefit programs that Seller and its ERISA Affiliates maintained for the benefit of such Transferred Employees immediately prior to the Closing (other than any severance plans or severance payments or arrangements, which Buyers shall not be obligated to provide or maintain), subject to the provisions of Section 9.10(c) and 9.10(d).

          (c) Severance Pay. Refinery Buyer and Pipeline Buyer shall cause each Transferred Employee to be paid severance benefits if within 12 months after the Closing Date, any such Buyer or its Affiliate reduces the Transferred Employee's base pay and the Transferred Employee elects within 30 days thereof to terminate his employment with such Buyer and its Affiliates or the Transferred Employee's employment is terminated by such Buyer or its Affiliate unless the termination of employment qualifies as a "Termination for Cause". Such severance benefits shall be no less than the severance benefits specified on SCHEDULE 9.10(C). "Termination for Cause" as used in this paragraph shall mean termination from employment due to gross negligence, misuse or unauthorized appropriation of trade secrets or other confidential information of such Buyer or any of its Affiliates, theft of property from such Buyer or any of its Affiliates, willful damage to such Buyer's or any of its Affiliates' property, or any material failure by the employee to perform any term or condition of his employment with such Buyer or its Affiliate.

          (d) Seller's Employee Plans and Benefit Arrangements. As of the Closing Date, Transferred Employees shall cease to accrue or enjoy benefits under the Seller Employee Benefit Plans and shall commence accrual of benefits and participation in those compensation and employee benefit plans and benefit arrangements maintained by Refinery Buyer and Pipeline Buyer or Buyers' ERISA Affiliates in which they are eligible to participate. Refinery Buyer or Pipeline Buyer or Buyers' ERISA Affiliate shall establish or maintain a qualified 401(k) plan (the "Buyer's Savings Plan") in which the Transferred Employees will be eligible to participate immediately following the Closing Date. As soon as administratively possible following the Closing Date, Seller shall provide each Transferred Employee the opportunity to transfer his or her benefits and liabilities, including loans, in the Seller's Savings Plan to the Buyer's Savings Plan. Seller, Refinery Buyer and Pipeline Buyer agree to take all steps necessary such that a transfer, if elected by a Transferred Employee, shall meet all requirements stated in Treasury Regulations section 1.411(d)-4, Q&A 3(b).

          (e) Necessary Actions. Seller, Refinery Buyer and Pipeline Buyer shall take all actions which may be necessary in order to effectuate the transactions contemplated by this Section 9.10, including, without limitation, adopting any necessary amendments to the employee benefit plans and benefit arrangements and making all necessary filings and submissions to the appropriate governmental agencies.

          (f) Indemnification by Buyers. Refinery Buyer and Pipeline Buyer, jointly and severally, shall indemnify, defend and hold harmless (i) Seller,
(ii) each ERISA Affiliate of Seller, (iii) each Seller Employee Benefit Plan, and (iv) the fiduciaries of each such Seller Employee Benefit Plan from and against any and all liabilities of any kind or nature, caused by, resulting from or arising in connection with:

          (i) the sponsorship, operation or administration on and after the Closing Date of, and the payment of benefits to Transferred Employees under any employee benefit plan and benefit arrangement of Refinery Buyer and Pipeline Buyer or any of their Affiliates as set forth hereunder; and

          (ii) any breach of any covenant or agreement regarding employee benefit matters made in this Agreement.

          Section 9.11 Accounts Receivable and Accounts Payable.

          (a) Seller shall cause all accounts payable and all accounts receivable of the Company relating to Seller or any Affiliate of Seller to be cancelled or fully satisfied prior to Closing. Without limiting the foregoing, Seller shall cause any of such accounts payable of the Company to be offset against any such accounts receivable and, to the extent such accounts payable exceed such accounts receivable, Seller shall either contribute such accounts payable to the capital of the Company or shall cause an amount equal thereto to be contributed to the capital of the Company, in which case it then shall cause the Company to immediately pay such amounts in full.

          (b) Seller shall cause the Company, prior to Closing, to distribute to its shareholder as a dividend all other accounts receivable of the Company as of Closing.

          (c) Seller shall pay in full prior to Closing all other accounts payable of the Company as of Closing or, if it does not do so, Seller shall make a contribution to the capital of the Company at Closing in an amount equal to all unpaid accounts payable of the Company as of Closing.

          (d) If it is determined, after Closing, that the Company at Closing had any accounts payable other than those which were paid in full by Seller or for which a capital contribution was made pursuant to Section 9.11, then Buyers shall provide Seller prompt written notice thereof and Seller shall pay Buyers, by wire transfer of immediately available funds, an amount equal to such accounts payable plus interest thereon at the Agreed Rate from the Closing until the date of payment.

          Section 9.12 Insurance. Until the Closing, Seller shall maintain and cause the Company to maintain the Insurance Policies in full force and effect. Notwithstanding the foregoing, if any Insurance Policy ceases to be in full force and effect prior to Closing, Seller shall immediately replace (or cause the Company to replace) such Insurance Policy with a policy affording substantially the same insurance coverage with a financially sound and reputable insurance carrier.

          Section 9.13 Amendment of Schedules. At all times prior to the Closing Date, all Schedules hereto shall be amended and supplemented as promptly as practicable to include reference to any matter relating to Seller, Seller's Business, the Assets, the Company Shares, the Company or the Company's Assets which arises or occurs after the date hereof and does not result from a breach by Seller of Section 9.1.

          Section 9.14 Closing Deposit.

          (a) Subject to the terms and conditions set forth in this Section 9.14, on the Closing Date Buyers shall cause a portion of the Adjusted Purchase Price in the amount of $5,000,000.00 (the "Closing Deposit") to be deposited with the Escrow Agent pursuant to the terms and provisions of an escrow agreement by and among Buyers, Seller and the Escrow Agent substantially in the form attached hereto as EXHIBIT 9.14 (the "Closing Deposit Escrow Agreement"). For income tax purposes, Seller shall include in its income any interest, dividends and other amounts earned on the Closing Deposit ("Closing Deposit Escrow Earnings") prior to disbursement of the Closing Deposit to Seller. The Closing Deposit shall be held and distributed by the Escrow Agent in accordance with the terms and provisions of the Closing Deposit Escrow Agreement. If the Closing occurs, Buyers agree to provide written notice to Seller of any intent to withdraw from the Closing Deposit to satisfy any claims of Buyers for indemnification under Section 15.1 of this Agreement; and if Seller fails, within thirty (30) days following receipt of such notice from Buyers, to provide joint written instructions to the Escrow Agent to allow Buyers to withdraw such funds from the Closing Deposit, then Buyers may submit the dispute to be resolved by dispute resolution set forth in Section 16.12. On the date of any distribution to Seller by the Escrow Agent of funds from the Closing Deposit, the Escrow Agent shall distribute to Seller the Closing Deposit Escrow Earnings on such distribution. Seller's liability for indemnification under Section 15.1 of this Agreement shall not be limited to the Closing Deposit. Upon Closing, Buyers agree to seek recovery for Buyers' claims for indemnification under
Section 15.1 of this Agreement against the Closing Deposit to the extent such claims do not exceed the Closing Deposit. To the extent such claims exceed the Closing Deposit, Seller shall be liable therefor in accordance with the applicable provisions of Section 15.1 of this Agreement. Subject to and in accordance with the provisions of the Closing Deposit Escrow Agreement, the Closing Deposit shall be distributed to Seller in installments, at the indicated times, as follows:

          (i) upon the expiration of eighteen months after the Closing Date, an amount equal to the positive difference, if any, of $2,000,000.00 minus the sum of (1) all Distributions, if any, made prior to such date and (2) the aggregate dollar amount of all Unresolved Buyer Claims, if any, existing as of the expiration of such eighteen-month period; and

          (ii) upon the expiration of thirty months after the Closing Date, an amount equal to the positive difference, if any, of $5,000,000.00 minus the sum of (1) all Distributions made prior to such date and (2) the aggregate dollar amount of all

     Unresolved Buyer Claims, if any, existing as of the expiration of such thirty-month period.

For purposes of this Section 9.14, "Distribution" shall mean any portion of the Closing Deposit distributed to Seller or Buyers in accordance with the Closing Deposit Escrow Agreement; and "Unresolved Buyer Claims" shall mean claims by any Buyer under Section 15.1 of this Agreement with respect to which a determination of whether indemnification by Seller under Section 15.1 is owed has not then been made.

          (b) In the event of a breach by Buyers of any of the covenants contained in Section 9.16 and the failure by Buyers to cure the same within 30 days after receipt by Buyers of written notice from Seller of such breach, then (and without limiting any other rights or remedies of Seller on account of such breach or failure) Buyers shall, upon demand by Seller, provide joint written instructions to the Escrow Agent to allow Seller to withdraw the entire Closing Deposit together with all Closing Deposit Escrow Earnings thereon, or such amount thereof as may remain in the Closing Deposit escrow account at the time of such demand.

          Section 9.15 Buyer Deposit.

          (a) Subject to the terms and conditions set forth in this Section 9.15, on the Closing Date Buyers shall cause the amount of $5,000,000.00 (the "Buyer Deposit") to be deposited with the Escrow Agent pursuant to the terms and provisions of an escrow agreement by and among Buyers, Seller and the Escrow Agent substantially in the form attached hereto as Exhibit 9.15 (the "Buyer Deposit Escrow Agreement"). For income tax purposes, Refinery Buyer shall include in its income any interest, dividends and other amounts earned on the Buyer Deposit. The Buyer Deposit shall be held and distributed by the Escrow Agent in accordance with the terms and provisions of the Buyer Deposit Escrow Agreement. If the Closing occurs, Seller agrees to provide written notice to Buyers of any intent to withdraw from the Buyer Deposit to satisfy any claims of Seller for indemnification under Section 15.2 of this Agreement; and if Buyers fail, within thirty (30) days following receipt of such notice from Seller, to provide joint written instructions to the Escrow Agent to allow Seller to withdraw such funds from the Buyer Deposit, then Seller may submit the dispute to be resolved by dispute resolution set forth in Section 16.12. Buyer's liability for indemnification under Section 15.2 of this Agreement shall not be limited to the Buyer Deposit. Upon Closing, Seller agrees to seek recovery for Seller's claims for indemnification under Section 15.2 of this Agreement against the Buyer Deposit to the extent such claims do not exceed the Buyer Deposit. To the extent such claims exceed the Buyer Deposit, Buyers shall be liable therefor in accordance with the applicable provisions of Section 15.2 of this Agreement. Subject to and in accordance with the provisions of the Buyer Deposit Escrow Agreement, the Buyer Deposit shall be distributed to Buyers in installments, at the indicated times, as follows:

          (i) upon the expiration of eighteen months after the Closing Date, an amount equal to the positive difference, if any, of $2,000,000.00 minus the sum of (1) all Distributions, if any, made prior to such date and (2) the aggregate dollar amount of all

     Unresolved Seller Claims, if any, existing as of the expiration of such eighteen-month period; and

          (ii) upon the expiration of thirty months after the Closing Date, an amount equal to $5,000,000.00 minus the sum of (1) all Distributions, if any, made prior to such date and (2) the aggregate dollar amount of all Unresolved Seller Claims, if any, existing as of the expiration of such thirty-month period.

For purposes of this Section 9.15, "Distribution" shall mean any portion of the Buyer Deposit distributed to Seller or Buyers in accordance with the Buyer Deposit Escrow Agreement; and "Unresolved Seller Claims" shall mean claims by Seller under Section 15.2 of this Agreement with respect to which a determination of whether indemnification by Buyers under Section 15.2 is owed has not then been made.

          (b) In the event of a breach by Buyers of any of the covenants contained in Section 9.16, and the failure by Buyers to cure the same within 30 days after receipt by Buyers of written notice from Seller of such breach, then (and without limiting any other rights or remedies of Seller on account of such breach or failure) Buyers shall, upon demand by Seller, execute and deliver to Seller and to the Escrow Agent an amendment to the Buyer Deposit Escrow Agreement, which shall provide, in effect, that no portion of the Buyer Deposit or earnings thereon that is then held by the Escrow Agent may be distributed by the Escrow Agent to Buyers before the expiration of three years following the date of such amendment.

          Section 9.16 Capitalization of Refinery Buyer. If Closing occurs, then, commencing on the Closing Date and at all times until the third anniversary thereof, Buyers shall cause the capitalization of Refinery Buyer (excluding (a) the Assets (other than the Inventory), (b) the Company's Assets,
(c) the Refinery Buyer's rights and interests in and to the Closing Deposit and the Buyer Deposit, and (d) any borrowings (other than borrowings from Affiliates of Refinery Buyer)) to equal or exceed the minimum amounts set forth below for the respective periods indicated (the "Minimum Level of Capitalization"):

(a) First annual period    $30,000,000.00

(b) Second annual period   $20,000,000.00

(c) Third annual period    $15,000,000.00

At the Closing, Buyers shall deliver to Seller a certificate dated as of the Closing Date, executed by the chief executive officer of Delek U.S. Holdings, Inc., to the effect that the capitalization of Refinery Buyer as described above is not less than $30,000,000.00; and thereafter, on the second and third anniversaries of the Closing Date, Buyers shall deliver to Seller a like certificate of the chief executive officer of Delek U.S. Holdings, Inc. certifying that the capitalization of the Refinery Buyer as described above is, and, for all relevant periods preceding the date of such officer's certificate, has been, maintained at or above the applicable Minimum Level of Capitalization.

                                   ARTICLE 10
                               CLOSING CONDITIONS

          Section 10.1 Seller's Closing Conditions. The obligation of Seller to proceed with the Closing is subject, at the option of Seller, to the satisfaction on or prior to the Closing of all of the following conditions:

          (a) Representations, Warranties and Covenants. The representations and warranties of Buyers contained in this Agreement shall be true and correct in all material respects (and in all respects, in the case of representations and warranties which are qualified by the requirement of a Material Adverse Effect or otherwise by the term "material" or its derivatives) on and as of the Closing Date as though made as of the Closing Date, and covenants and agreements of Buyers to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects (and in all respects, in the case of covenants which are qualified by the requirement of a Material Adverse Effect or otherwise by the term "material" or its derivatives).

          (b) Officer's Certificate. Seller shall have received a certificate dated as of the Closing Date, executed on behalf of each Buyer by a duly authorized officer of such Buyer, to the effect that the conditions set forth in
Section 10.1(a) have been satisfied.

          (c) Closing Documents. On or prior to the Closing Date, Buyers shall have delivered, or be standing ready to deliver at Closing, all agreements, instruments and other documents required to be delivered by Buyers pursuant to
Section 11.3.

          (d) No Action. On the Closing Date, no Action (excluding any such matter initiated by Seller or any of its Affiliates) shall be pending or threatened before any Governmental Authority of competent jurisdiction seeking to enjoin or restrain the consummation of the Closing or recover damages from Seller or any Affiliate of Seller resulting therefrom.

          (e) No Existing Order. No Order shall have been entered and be in effect by any court or any Governmental Authority of competent jurisdiction, and no Law shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby.

          (f) Guaranties and Sureties. Seller shall have received from Refinery Buyer replacement or substitute guaranties, letters of credit, bonds, and other surety obligations for those set forth on SCHEDULE 9.7 and Refinery Buyer, in form and substance reasonably acceptable to Seller, shall have caused the release as of the Closing Date of Seller and its Affiliates from all obligations relating to any such guaranties, letters of credit, bonds, or other surety obligations and any liabilities related thereto.

          (g) Consents. The consents, licenses, and approvals identified in
SCHEDULE 4.1(I), SCHEDULE 4.1(J)(I) and SCHEDULE 4.2(E) (other than those identified in SCHEDULE 10.1(G)) shall have been received.

          (h) HSR Act. All necessary filings and notifications under the HSR Act shall have been made, including any required additional information and documents, and the waiting period referred to in the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

          (i) Opinion of Counsel. Buyers shall have delivered to Seller the written opinion, dated as of the Closing Date, of Adams and Reese LLP, counsel to Buyers, substantially in the form attached as EXHIBIT 10.1(I).

          Section 10.2 Buyers' Closing Conditions. Except as otherwise provided in this Section 10.2, the obligations of Buyers to proceed with the Closing is subject, at the option of Buyers, to the satisfaction on or prior to the Closing of all of the following conditions:

          (a) Representations, Warranties and Covenants. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects (and in all respects, in the case of representations and warranties which are qualified by the requirement of a Material Adverse Effect or otherwise by the term "material" or its derivatives) on and as of the Closing Date as though made as of the Closing Date with the Schedules to this Agreement as amended and supplemented pursuant to Section 9.13; provided that, if a representation or warranty is expressly made only as of a specific date, it need only be true and correct in such respect as of such date, and the covenants and agreements of Seller to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects (and in all respects, in the case of covenants which are qualified by the requirement of a Material Adverse Effect or otherwise by the term "material" or its derivatives).

          (b) Officer's Certificate. Buyers shall have received a certificate dated as of the Closing Date, executed on behalf of Seller by a duly authorized officer of Seller, to the effect that the conditions set forth in Section 10.2(a) have been satisfied.

          (c) Closing Documents. On or prior to the Closing Date, Seller shall have delivered, or be standing ready to deliver at the Closing, all agreements, instruments and other documents required to be delivered by Seller pursuant to
Section 11.2.

          (d) No Action. On the Closing Date, no Action (excluding any such matter initiated by any Buyer or any of its Affiliates) shall be pending or threatened before any Governmental Authority of competent jurisdiction seeking to enjoin or restrain the consummation of the Closing or recover damages from Buyers or any Affiliate of any Buyer resulting therefrom.

          (e) No Existing Order. No Order shall have been entered and be in effect by any court or any Governmental Authority of competent jurisdiction, and no Law shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby.

          (f) Consents. The consents, licenses, and approvals identified in
SCHEDULE 4.1(I), SCHEDULE.4.1(J)(I) and SCHEDULE 4.2(E) (other than those identified in SCHEDULE 10.1(G)) shall have been received.

          (g) Resignations of Officers and Directors. Each director of Land Newco and each director of Pipeline Newco shall have delivered to Land Buyer and Pipeline Buyer, respectively, in form reasonably satisfactory to such Buyer, such person's resignation (which may be conditioned upon the occurrence of the Closing) from the Boards of Directors of Land Newco and Pipeline Newco. Each officer of Land Newco and each officer of Pipeline Newco shall have delivered to Land Buyer and Pipeline Buyer, respectively, in form reasonably satisfactory to such Buyer, such person's resignation (which may be conditioned upon the occurrence of the Closing) from each of Land Newco's and Pipeline Newco's offices held by such person.

          (h) HSR Act. All necessary filings and notifications under the HSR Act shall have been made, including any required additional information and documents, and the waiting period referred to in the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

          (i) Material Adverse Effect. No Material Adverse Effect, other than as contemplated by Section 9.6, shall have occurred since the date of this Agreement.

          (j) Extension of Collective Bargaining Agreement. An extension agreement shall have been entered into, at no cost to Buyers, by and between Seller and the PACE Local 4-202 Union extending the term of the PACE Local 4-202 Labor Agreements to a date not earlier than six months after the Closing Date.

          (k) Refinery Turnaround. Seller shall have achieved substantial completion of the turnaround at the Facility described in SCHEDULE 10.2(K) ("Turnaround"). For purposes of the immediately preceding sentence, "substantial completion" means the stage in the progress of the Turnaround when the Turnaround is complete, except for items of the work that are not necessary for the safe and reliable operation of the Facility, and operation of the Facility (according to Seller's ordinary and usual course of business consistent with past practice, but subject to and except for the constraints on refinery run rates imposed by virtue of economic conditions or financial limitations affecting Seller) has resumed.

          (l) Opinion of Counsel. Seller shall have delivered to Buyers the written opinion, dated as of the Closing Date, of Andrew Lapayowker, General Counsel of CCLLC, substantially in the form attached as EXHIBIT 10.2(L).

          (m) Release from PBGC. Buyers shall have received from Seller a written release by the PBGC of Buyers, Land Newco and Pipeline Newco from any liability for any unfunded obligations of Seller or the Company under Seller's retirement plan.

          (n) EPA Waiver. Refinery Buyer shall have received from the EPA the waiver requested in Refinery Buyer's application mentioned in Section 4.2(k).

          (o) Federal Excise Tax Registration. Refinery Buyer shall have received a letter or letters of registration or other documentation evidencing that Refinery Buyer is registered under Section 4101 of the Code for purposes of the federal excise Taxes imposed by Sections 4041(a)(l), 4081 and 4091 of the Code.

If for any reason Closing has not occurred prior to June 15, 2005, and this Agreement has not sooner been terminated in accordance with Section 14.1, then the conditions specified in Sections 10.2(n) and 10.2(o) shall, effective as of 12:01 a.m. (in the United States Central Time Zone) on June 15, 2005, be deemed automatically to have been waived by Buyers, and from and after such effective time, the obligations of Buyers to proceed with the Closing shall no longer be conditioned upon satisfaction of the conditions specified in Sections 10.2(n) and 10.2(o).

                                   ARTICLE 11
                                    CLOSING

          Section 11.1 Closing. The Closing shall be held on the Closing Date at 10:00 a.m., Houston time, at the offices of Fulbright & Jaworski L.L.P. at 1301 McKinney, Houston, Texas, or at such other time or place as Seller and Buyers may otherwise agree in writing.

          Section 11.2 Seller's Closing Obligations. At Closing, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer the following:

          (a) The Related Agreements required to be executed by Seller pursuant to Section 9.2;

          (b) The officer's certificate referred to in Section 10.2(b);

          (c) The legal opinion referred to in Section 10.2(1);

          (d) A copy, certified as of the Closing Date, by Seller's Secretary or Assistant Secretary, as the case may be, of the resolutions duly adopted by the Board of Directors of Seller authorizing the execution and delivery of, and the transactions contemplated by, this Agreement;

          (e) A non-foreign affidavit, as such affidavit is referred to in
Section 1445(b)(2) of the Code, in the form of EXHIBIT 11.2(E), dated as of the Closing Date;

          (f) Join with Buyers in giving the joint written instructions to the Escrow Agent contemplated by Section 11.3, subject to Buyers' compliance with
Section 11.3;

          (g) The stock certificates representing all Land Newco Shares and Pipeline Newco Shares, endorsed in blank or accompanied by duly executed assignment documents; and

          (h) Any other agreements, instruments and documents which are required by other terms of this Agreement to be executed and/or delivered by Seller to Buyers at the Closing.

          Section 11.3 Buyers' Closing Obligations. At Closing, Buyers shall (i) deliver, or cause to be delivered, (1) the Closing Payment less the Closing Deposit (which is to be delivered to the Escrow Agent as provided in the immediately following clause (2)) to Seller in immediately available funds to the bank account as provided in Section 3.2, (2) the Closing Deposit to the Escrow Agent as provided in Section 3.2, and (3) written instructions to the Escrow Agent directing the Escrow Agent to deliver the Earnest Money Deposit (together with any interest and other amounts earned thereon under the Earnest Money Deposit Escrow Agreement) to Seller in immediately available funds to the bank account as provided in Section 3.2, and (ii) execute and deliver, or cause to be executed and delivered, to Seller the following:

          (a) The Related Agreements required to be executed by Buyers pursuant to Section 9.2;

          (b) The officer's certificates of Buyers referred to in Section
10.1(b);

          (c) The legal opinion referred to in Section 10.1(i);

          (d) A copy, certified as of the Closing Date, by each Buyer's (or its general partner's, as the case may be) Secretary or Assistant Secretary, as the case may be, of the resolutions duly adopted by the Board of Directors of such Buyer (or of such Buyer's general partner, as the case may be) authorizing the execution and delivery of, and the transactions contemplated by this Agreement; and

          (e) Any other agreements, instruments and documents which are required by other terms of this Agreement to be executed and/or delivered by Buyers to Seller at the Closing.

                                   ARTICLE 12
                               EFFECT OF CLOSING

          Section 12.1 Property Tax Proration. All ad valorem Taxes and real or personal property Taxes attributable to the ownership of the Assets (collectively "Property Taxes") with respect to the tax period in which the Closing occurs (the "Current Tax Period") shall be apportioned between Seller and Refinery Buyer as of the Closing with Seller being obligated to pay a proportionate share of the actual amount of such Taxes for the Current Tax Period determined by multiplying such actual Taxes by a fraction, the numerator of which is the number of days in the Current Tax Period prior to the Closing and the denominator of which is the total number of days in the Current Tax Period; provided, however, that Seller's share of Property Taxes for the Current Tax Period shall not include, and Seller shall not be obligated to pay or bear, any interest, fine or penalty resulting from Refinery Buyer's failure to timely and properly pay the Property Taxes for the Current Tax Period. An estimate of Seller's share of such actual

Taxes for the Current Tax Period shall be based on the portion of the Purchase Price allocated, pursuant to Section 3.6, to the real or personal property to which such Taxes are attributable (but in no event less than the taxable value most recently assessed by the applicable taxing units), and the Purchase Price paid at Closing shall be reduced by the amount of such estimated Taxes owed by Seller for that portion of the Current Tax Period prior to the Closing as described in Section 3.3(a). When the actual amount of any such Taxes for the Current Tax Period is known, Refinery Buyer shall promptly advise Seller of the proportionate share of such actual Taxes for which Seller is obligated and furnish Seller reasonably supporting documents evidencing the actual amount of such Taxes. If the estimate of Seller's share of such actual Taxes made pursuant to this subsection was less than Seller's share of such actual Taxes, Seller shall pay Refinery Buyer such deficiency within ten (10) days of receipt of such notice and reasonably supporting documents, and if such estimate was more than Seller's share of such actual Taxes, Refinery Buyer will refund such excess to Seller at the time such notice is given. Seller and Refinery Buyer agree that any protest or contest of or affecting the taxable value of any of the Assets for the 2005 tax year will be prosecuted, if at all, by Refinery Buyer, and Seller is deemed to have assigned to Refinery Buyer at Closing (by execution of the Deed) all such rights of protest or contest; provided, however, that Refinery Buyer shall keep Seller informed of all developments and events relating to any such protest or contest (including providing to Seller copies of all written materials pertaining to any such protest or contest) and Seller or its authorized representatives shall, at Seller's expense, be entitled to attend and participate in any and all conferences, meetings and proceedings relating to any such protest or contest; and, provided further, that in the event that any such protest or contest results in a refund of Property Taxes, then any refund shall be apportioned between Refinery Buyer and Seller on the basis of the fraction described in the first sentence of this Section 12.1 applied to the net sum recovered after Refinery Buyer's recovery of the out-of-pocket costs and expenses (including third party consulting or legal fees whether hourly or contingent) incurred by Refinery Buyer in prosecuting such protest or contest. From and after the Closing,

          (i) Seller shall be obligated for, and shall indemnify Refinery Buyer and its Affiliates from and against, all Property Taxes relating to the ownership of the Assets which are attributable to the period prior to the Closing (except as provided in clause (ii)(3) below) and all Covered Liabilities with respect to such Taxes, and

          (ii) Refinery Buyer shall be obligated for, and shall indemnify Seller and its Affiliates from and against, (1) all Property Taxes relating to the ownership of the Assets which are attributable to the period after the Closing and all Covered Liabilities with respect to such Taxes, (2) all Property Taxes for the Current Tax Period and all Covered Liabilities with respect to such Taxes, and (3) all increases, reinstatements, reversals of abatements and other charges of Property Taxes relating to the ownership of the Assets which are attributable to the period prior to the Closing to the extent such increases, reinstatements, reversals of abatements and other charges are attributable to Refinery Buyer's or any of its successor's or assign's use, business, operations or activities with respect to the Assets after the Closing or the failure by Refinery Buyer or its successors or assigns to comply with any Tax abatement, reduction or similar agreement in effect prior to the Closing which has been disclosed in writing to Refinery Buyer.

          Section 12.2 Shared Receivables and Payables.

          (a) Shared Accounts Receivable. All accounts or rentals receivable of Seller for goods sold and delivered (or shipped or loaded for shipment), for land, personalty or other property leased, or for services rendered prior to the Closing Date in connection with Seller's Business or Assets are "Excluded Assets" and are retained by Seller. If, however, the accrual period with respect to any account or rental receivable for the lease of land, personalty or other property included in the Assets or for services rendered as a direct part of Seller's Business begins before and ends after the Closing Date, such account or rental receivable (a "Shared Receivable") shall be apportioned between Seller and Refinery Buyer in accordance with GAAP, to the extent applicable, and otherwise in a fair and equitable manner based on the number of days in such period before and after the Closing Date and the relative values of the land, personalty or other property leased or the services rendered during such period before and after the Closing Date, with Seller being entitled to the portion of such Shared Receivable which is attributable to the period prior to the Closing Date and with Refinery Buyer being entitled to the portion of such Shared Receivable which is attributable to the period after the Closing Date.

          (b) Shared Accounts Payable. All accounts or rentals payable by Seller for goods sold and delivered to Seller, for land, personalty or other property leased, or for services rendered prior to the Closing Date in connection with Seller's Business or the Assets shall be retained by Seller. If, however, the accrual period with respect to any account or rental payable for the lease of land, personalty or other property included in the Assets or for services rendered as a direct part of Seller's Business begins before and ends after the Closing Date, such account or rental payable (a "Shared Payable") shall be apportioned between Seller and Refinery Buyer in accordance with GAAP, to the extent applicable, and otherwise in a fair and equitable manner based on the number of days in such period before and after the Closing Date and the relative values of the land, personalty or other property leased or the services rendered during such period before and after the Closing Date, with Seller being obligated to pay the portion of such Shared Payable which is attributable to the period prior to the Closing Date and with Refinery Buyer being obligated to pay the portion of such Shared Payable which is attributable to the period after the Closing Date.

          (c) Entitlements and Obligations. If any proceeds, revenues or monies attributable to a Shared Receivable are received by any Party which, under the terms of this Agreement, belong in whole or in part to the other Party, the portion of such proceeds, revenues or monies to which the other Party is entitled shall as soon as practicable, but not later than ten (10) Business Days after receipt thereof, be paid over to the proper Party. If a Party receives an invoice or other evidence of a Shared Payable which under the terms of Section 12.2(b) is in whole or in part the obligation of the other Party, then the receiving Party shall as soon as practicable, but not later than ten (10) Business Days after receipt thereof, forward to the responsible Party the original or a copy of such invoice or obligation.

          Section 12.3 Survival.

          (a) Each representation, warranty, covenant and agreement made herein shall terminate and cease to be of further force and effect as of the Closing or such later date after Closing as is expressly stipulated in this Section for the survival thereof; provided, however, that any such representation, warranty, covenant or agreement shall survive beyond the applicable date specified herein with respect to any claim for indemnification under Article 15 based on such representation, warranty, covenant or agreement provided that a Claim Notice with respect to such claim has been delivered to the applicable Indemnitor on or prior to such date. Neither the officer's certificates of Buyers referred to in
Section 10.1(b) or 11.3(b) nor the officer's certificate of Seller referred to in Section 10.2(b) or Section 11.2(b) shall operate or cause any underlying representation, warranty, covenant or agreement referenced or certified to therein, or any Buyer's or Seller's obligations under said certificate with respect to such representation, warranty, covenant or agreement, to change or survive later than the time stipulated for the survival of such representation, warranty, covenant or agreement in this Section. Following the Closing or such later date stipulated in this Section for the survival thereof, no representation, warranty, covenant or agreement shall form the basis for or give rise to any claim, demand, cause of action, counterclaim, defense, damage, indemnity, obligation or liability which is asserted, claimed, made or filed by a Party to this Agreement (or its successors or assigns as permitted herein). It is expressly agreed that the terms and provisions of:

          (i) Article 4 (except as provided in subsection (ii), (iii) or (iv) below) and Sections 3.3, 3.4, 3.5, 7.1, 9.1, 9.3(a)(i) and 9.11 shall survive the Closing for a period of one year from the Closing Date,

          (ii) Section 4.1(o) shall survive the Closing for 30 days after expiration of the applicable statute of limitations,

          (iii) Sections 3.6, 4.1(a), 4.1(b), 4.1(c), 4.1(d), 4.1(e), 4.1(f),
     4.1(m), 4.2(a), 4.2(b), 4.2(c), 4.2(g), 4.2(i), 4.2(k), 5.3(b), 6.1(c) and
     7.3, and Articles 8, 9 (except Section 9.1, 9.3(a)(i) and 9.11), 12, 13, 15 and 16, shall survive the Closing without limitation or for such shorter period of time as may be stipulated in such provisions or allowed by Law, and

          (iv) Sections 4.1(n), 4.1(p) and 4.l(u) shall not survive the Closing.

          (v) In addition, the definitions set forth in APPENDIX A to this Agreement or in any other provision of this Agreement which are used in the representations, warranties, covenants and agreements which survive the Closing pursuant to this Section shall survive the Closing to the extent necessary to give operative effect to such surviving representations, warranties, covenants and agreements.

                                   ARTICLE 13
                                   LIMITATIONS

          Section 13.1 Disclaimer of Warranties.

          (a) NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, IT IS THE EXPLICIT INTENT AND UNDERSTANDING OF EACH PARTY HERETO THAT NEITHER PARTY IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, BEYOND THOSE REPRESENTATIONS OR WARRANTIES EXPRESSLY GIVEN BY IT IN THIS AGREEMENT OR TO BE GIVEN BY IT IN THE RELATED AGREEMENTS AS CONTEMPLATED HEREUNDER, AND IT IS UNDERSTOOD THAT, WITHOUT LIMITING SUCH EXPRESS REPRESENTATIONS AND WARRANTIES, BUYERS TAKES THE ASSETS, LAND NEWCO AND PIPELINE NEWCO "AS IS" AND "WHERE IS" AND "WITH ALL FAULTS". WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN SECTION 4.1 OF THIS AGREEMENT, SELLER HEREBY (I) EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO (A) THE CONDITION OF THE ASSETS OR THE COMPANY'S ASSETS (INCLUDING ANY IMPLIED OR EXPRESS WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, OR THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIALS IN OR ON, OR DISPOSED OF OR DISCHARGED OR RELEASED FROM, THE ASSETS OR THE COMPANY'S ASSETS) OR (B) ANY INFRINGEMENT BY SELLER OR ANY OF ITS AFFILIATES OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY; AND (II) NEGATES ANY RIGHTS OF BUYERS UNDER STATUTES TO CLAIM DIMINUTION OF CONSIDERATION AND ANY CLAIMS BY BUYERS FOR DAMAGES BECAUSE OF LATENT VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN, IT BEING THE INTENTION OF SELLER AND BUYERS THAT, SUBJECT TO THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN SECTION 4.1 OF THIS AGREEMENT OR TO BE SET FORTH IN THE RELATED AGREEMENTS AS CONTEMPLATED HEREUNDER, THE ASSETS AND THE TARGETED COMPANY ASSETS ARE TO BE ACCEPTED BY BUYERS IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

          (b) OTHER THAN AS EXPRESSLY SET FORTH IN SECTION 4.1(n) OF THIS AGREEMENT, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO ANY ENVIRONMENTAL CONDITIONS, ENVIRONMENTAL LIABILITIES OR OTHER ENVIRONMENTAL MATTERS. FURTHERMORE, WITHOUT LIMITING ANY

REPRESENTATIONS OR WARRANTIES EXPRESSLY GIVEN BY SELLER IN SECTION 4.1, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION, RECORDS, DATA AND INTERPRETATIONS NOW, HERETOFORE OR HEREAFTER MADE AVAILABLE TO BUYERS IN CONNECTION WITH THIS AGREEMENT; INCLUDING ANY DESCRIPTION OF THE ASSETS OR THE COMPANY'S ASSETS, PRICING ASSUMPTIONS, POTENTIAL FOR PROFITS, PROJECTED COSTS AND, ANY ACQUIRED OR LICENSED DATA, ANY ENVIRONMENTAL INFORMATION, OR ANY OTHER MATERIAL FURNISHED TO BUYERS BY SELLER OR ANY DIRECTOR, OFFICER, SHAREHOLDER, EMPLOYEE, COUNSEL, AGENT OR ADVISOR OF SELLER.

          Section 13.2 Deceptive Trade Practices Act Waiver.

                            WAIVER OF CONSUMER RIGHTS

     BUYERS WAIVE THEIR RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF BUYERS' OWN SELECTION, BUYERS VOLUNTARILY CONSENT TO THIS WAIVER.

     FURTHERMORE, WITH RESPECT TO ASSETS WHICH ARE LOCATED IN A STATE OR SUBJECT TO A JURISDICTION OTHER THAN TEXAS, BUYERS WAIVE ANY COMPARABLE PROVISION OF THE LAW OF THE STATE OR OTHER JURISDICTION WHERE SUCH ASSETS ARE LOCATED OR TO WHICH SUCH ASSETS ARE SUBJECT.

          Section 13.3 Limitation of Damages. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, THE INDEMNIFICATION OBLIGATIONS OF EACH PARTY, AND THE RECOVERY BY ANY PARTY OR INDEMNITEE OF ANY COVERED LIABILITIES SUFFERED OR INCURRED BY IT AS A RESULT OF ANY BREACH OR NONFULFILLMENT BY A PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS OR OTHER OBLIGATIONS UNDER THIS AGREEMENT, SHALL BE LIMITED TO ACTUAL DAMAGES AND SHALL NOT INCLUDE OR APPLY TO, NOR SHALL ANY PARTY OR INDEMNITEE BE ENTITLED TO RECOVER, ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES OR BUSINESS INTERRUPTION) SUFFERED OR INCURRED BY ANY PARTY OR INDEMNITEE. For purposes of the foregoing, actual damages may, however, include indirect, consequential, special, exemplary or punitive damages to the extent (a) the injuries or losses resulting in or giving rise to such damages are incurred or suffered by a Third Party and (b) such damages are recovered against an Indemnitee by a Person which is a Third Party. This Section shall operate only to limit a Party's liability and shall not operate to increase or expand any contractual obligation of a Party hereunder.

          Section 13.4 Environmental Release. Except for the Retained Environmental Liabilities, from and after Closing, Buyers (for themselves and as a binding covenant by and upon Land Newco, Pipeline Newco and all Persons claiming any interest in the Assets or Newco Shares by, through or under any Buyer) release, acquit and forever discharge all Seller Indemnitees from any and all claims, demands and causes of action of whatsoever nature, including all claims, demands and causes of action for contribution and indemnity under statute (including the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. Sections 9601 et seq., and the Texas Solid Waste Disposal Act, Tex. Health and Safety Code Ann. Ch. 361) or common law, which could be asserted now or in the future and that relate to or in any way arise out of Environmental Liabilities or environmental matters relating to or arising out of the ownership, use, construction, maintenance or operation of any of the Assets or the Company's Assets on or before the Closing hereunder with respect to the Assets or the Company's Assets, and covenant not to sue or institute arbitration against any Seller Indemnitees with respect to any such matters.

          Section 13.5 General Liability Limitation. Notwithstanding anything herein provided to the contrary, Seller shall have no liability to Buyers and/or the other Buyer Indemnitees pursuant to Section 15.1 to the extent that the aggregate amount of all Covered Liabilities indemnified against under clause
(iii) of Section 15.1(a) exceeds an amount equal to $5,000,000.00, provided that the limitation imposed by this Section 13.5 shall not be applicable to claims made by Buyers arising out of a breach of the representations and warranties specified in Sections 4.1(a), 4.1(b), 4.1(c), 4.1(m) and 4.1(o).

                                  ARTICLE 14
                             TERMINATION; REMEDIES

          Section 14.1 Termination.

          (a) Termination of Agreement. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

          (1) By the mutual consent of Seller and Buyers; or

          (2) If the Closing has not occurred by the close of business on June 15, 2005, then (i) by Seller if any condition specified in Section 10.1 has not been satisfied on or before such close of business, and shall not theretofore have been waived by Seller, or (ii) by Buyers if any condition specified in Section 10.2 (other than the conditions specified in Sections 10.2(n) and 10.2(o)) has not been satisfied on or before such close of business, and shall not theretofore have been waived by Buyers; provided, in each case, that the failure to consummate the transactions contemplated hereby on or before such date did not result from any breach of this Agreement by the Party or Parties seeking termination of this Agreement;

          (3) By Buyers, if a material breach (or a breach, in the case of covenants which are qualified by the requirement of a Material Adverse Effect or otherwise by the term "material" or its derivatives) shall have occurred in the observance or performance by Seller of any agreements and covenants of Seller contained herein, or if there shall have been a material breach (or a breach, in the case of representations and warranties which are qualified by the requirement of a Material Adverse Effect or otherwise by the term "material" or its derivatives) of any of Seller's representations or warranties contained herein and, in each case, such default or breach either (A) is not cured within 30 days after receipt by Seller of written notice from Buyers of such default or breach or (B) is incapable of being cured;

          (4) By Seller, if a material breach (or a breach, in the case of covenants which are qualified by the requirement of a Material Adverse Effect or otherwise by the term "material" or its derivatives) shall have occurred in the observance or performance by Buyers of any agreements and covenants of Buyers contained herein, or if there shall have been a material breach (or a breach, in the case of representations and warranties which are qualified by the requirement of a Material Adverse Effect or otherwise by the term "material" or its derivatives) of any of Buyers' representations or warranties contained herein and, in each case, such default or breach either (A) is not cured within 30 days after receipt by Buyers of written notice from Seller of such default or breach or (B) is incapable of being cured; or

          (5) By either Party, if there shall be any order, writ, injunction or decree of any Governmental Authority binding Seller or any Buyer which prohibits or restrains Seller or any Buyer from consummating the transactions contemplated hereby and such order, writ, injunction or decree shall have become final.

          (b) Effect of Termination. Without limiting Seller's and Buyers' respective remedies and rights in regard to the Earnest Money Deposit under
Section 14.2, in the event of termination of this Agreement by Seller, on the one hand, or Buyers, on the other hand, pursuant to Section 14.1 (a), written notice thereof shall forthwith be given by the terminating Party to the other Party hereto, and this Agreement shall thereupon terminate; provided, however, that following such termination Buyers will continue to be bound by its obligations set forth in Sections 5.1, 5.3 and 6.1(c). If this Agreement is terminated as provided herein all filings, applications and other submissions made to any Governmental Authority shall, to the extent practicable, be withdrawn from the Governmental Authority to which they were made.

          Section 14.2 Remedies.

          (a) Seller's Remedies. If this Agreement is not terminated pursuant to
Section 14.1(a)(l) or 14.1(a)(5) or by Buyers pursuant to Section 14.l(a)(2) or 14.1(a)(3) and Buyers fail to satisfy on or prior to the Closing Date the conditions to Closing or the Closing obligations, as the case may be, set forth in Sections 10.1(a), 10.1(b), 10.1(c), 10.1(f) or 11.3, Seller may terminate this Agreement, without waiving or releasing Buyers' obligations under Sections 5.1, 5.3 and 6.1(c). If Seller terminates this Agreement pursuant to Section 14.1(a)(4) or the immediately preceding sentence, then Seller shall immediately become entitled to collect and receive the Earnest Money Deposit from the Escrow Agent, together with all interest and other amounts earned thereon. Seller and Buyers have agreed upon the Earnest Money Deposit amount, together with all interest and other amounts, if any, earned thereon, as liquidated damages due to the difficulty and inconvenience of measuring actual damages and the uncertainty thereof, and Seller and Buyers agree that such amount is a reasonable estimate of Seller's loss in the event of any such failure or breach by Buyers. Notwithstanding anything to the contrary contained in this Agreement, the foregoing remedies shall be Seller's sole and exclusive remedies for such failure or breach, all other remedies being expressly waived by Seller.

          (b) Buyer's Remedies. If this Agreement is not terminated pursuant to
Section 14.1(a)(l) or 14.1(a)(5) or by Seller pursuant to Section 14.1(a)(2) or 14.1(a)(4) and Seller fails to satisfy on or prior to the Closing Date the conditions to Closing or the Closing obligations, as the case may be, set forth in Sections 10.2(a), lO.2(b), 10.2(c) or 11.2, Buyers, at their sole option, may
(i) enforce specific performance of this Agreement or (ii) terminate this Agreement. Without limiting the generality of the foregoing, Seller and Buyers agree that Buyers shall be entitled to seek injunctive relief in the event of a breach by Seller of its obligations set forth in the proviso contained in
Section 5.4. If Buyers terminate this Agreement pursuant to Section 14.1(a)(3) or the immediately preceding sentence, then Buyers shall immediately become entitled (i) to collect and receive the Earnest Money Deposit from the Escrow Agent, together with any interest and other amounts earned thereon, and (ii) to payment by Seller in the amount of $1,200,000.00 as liquidated damages on account of such failure by Seller. Seller and Buyers have agreed upon the amount of $1,200,000.00 as liquidated damages due to the difficulty and inconvenience of measuring actual damages and the uncertainty thereof, and Seller and Buyers agree that such amount is a reasonable estimate of Buyers' loss in the event of any such failure or breach by Seller. Notwithstanding anything to the contrary contained in this Agreement, the foregoing remedies shall be Buyers' sole and exclusive remedies for such failure or breach, all other remedies being expressly waived by Buyers.

                                   ARTICLE 15
                                INDEMNIFICATION

          Section 15.1 Indemnification by Seller.

          (a) From and after the Closing, Seller shall indemnify, hold harmless and defend Buyers, Land Newco, Pipeline Newco, Buyers' respective Affiliates, each of their respective directors, officers, employees, consultants and agents, and each of the directors, officers, heirs, executors, successors and assigns of any of the foregoing (collectively, the "Buyer Indemnitees") from and against (i) the Retained Environmental Liabilities, (ii) the Pre-Closing Liabilities, (iii) all Covered Liabilities resulting from any breach or non-fulfillment of any representation, warranty, covenant or agreement (without giving effect to any materiality or Material Adverse Effect qualification in such representation, warranty, covenant or agreement) on the part of Seller which is expressly set forth in this Agreement, and (iv) all Covered Liabilities arising under or in connection with any Excluded Assets.

          (b) From and after the Closing Date, Seller shall be responsible for, and shall indemnify, hold harmless and defend each of Buyer Indemnitees against:

          (1) all Taxes (other than Section 338 Taxes) imposed on Land Newco or Pipeline Newco, and all Covered Liabilities arising therefrom, relating to:

               (a) taxable periods and, in the case of franchise Taxes, Privilege Periods ending on or before the Closing Date;

               (b) any Taxes for which Land Newco or Pipeline Newco is or may be severally liable under Treas. Reg. 1.1502-6 or any analogous state, local or foreign Law by reason of its having been a member of any consolidated, combined, or unitary group on or prior to the Closing Date; and

               (c) in the case of any Taxes of Land Newco or Pipeline Newco relating to a Straddle Period or a Privilege Period beginning on or before the Closing Date and ending after the Closing Date, the portion of such Taxes for which the Seller is responsible under Section 9.9(b); and

          (2) all Taxes that are imposed on or asserted against Refinery Buyer as successor or transferee of Seller with respect to the Assets pursuant to Texas Tax Code Section 111.020, Texas Labor Code
               Section 204.086, or any similar provisions; and

          (3)  all property Taxes for which the Seller is responsible under
               Section 12.1.

          (c) Seller's indemnification obligation under this Section 15.1 shall expressly include indemnification of the Buyer Indemnitees against ANY LIABILITY BASED IN WHOLE OR IN PART ON NEGLIGENCE, NEGLIGENCE PER SE, GROSS NEGLIGENCE OR STRICT LIABILITY OF THE BUYER INDEMNITEE OR ON ANY OTHER THEORY OF LIABILITY, WHETHER IN LAW (WHETHER COMMON, CIVIL OR STATUTORY) OR EQUITY. The obligations of Seller in this Article 15 are subject to the limitations in Article 13 and
Section 15.4.

          Section 15.2 Indemnification by Buyers.

          (a) From and after the Closing, Buyers, jointly and severally, shall assume, pay, perform, fulfill, and discharge all Assumed Liabilities and shall indemnify, hold harmless and defend Seller, Seller's respective Affiliates, each of their respective directors, officers, employees, consultants and agents, and each of the directors, officers, heirs, executors, successors and assigns of any of the foregoing (collectively, the "Seller Indemnitees") from and against (i) the Assumed Liabilities, (ii) all Covered Liabilities resulting from any breach or nonfulfillment of any representation, warranty, covenant or agreement (without giving effect to any materiality or Material Adverse Effect qualification in such representation, warranty, covenant or agreement) on the part of any Buyer which is expressly set forth in this Agreement, and (iii) all Covered Liabilities resulting from any obligations under any Existing Credit Support which is not released by the applicable beneficiary.

          (b) From and after the Closing Date, Buyers shall be responsible for, and, jointly and severally, shall indemnify, hold harmless and defend each of Seller Indemnitees against:

          (1) all Taxes imposed on Land Newco or Pipeline Newco, and all Covered Liabilities resulting therefrom, relating to:

               (a) taxable periods and, in the case of franchise Taxes, Privilege Periods, beginning after the Closing Date;

               (b)  all Section 338 Taxes; and

               (c) in the case of any Taxes of Land Newco or Pipeline Newco relating to a Straddle Period or a Privilege Period beginning on or before the Closing Date and ending after the Closing Date, the portion of such Taxes for which the Buyers, Land Newco or Pipeline Newco are responsible under
                    Section 9.9(b); and

          (2) all Transfer Taxes, federal excise Taxes, and property Taxes for which the Buyers, Land Newco or Pipeline Newco are responsible under Section 9.9(a) and Section 12.1.

          (c) Buyers' indemnification obligations under this Section 15.2 shall expressly include indemnification of the Seller Indemnitees against ANY LIABILITY BASED IN WHOLE OR IN PART ON NEGLIGENCE, NEGLIGENCE PER SE, GROSS NEGLIGENCE OR STRICT LIABILITY OF THE SELLER INDEMNITEE OR ON ANY OTHER THEORY OF LIABILITY, WHETHER IN LAW (WHETHER COMMON, CIVIL OR STATUTORY) OR EQUITY. The obligations of Buyers in this Article 15 are subject to the limitations in
Article 13 and Section 15.4.

          Section 15.3 Indemnification and Defense Procedures. A Person which is entitled to be indemnified under Section 15.1 or 15.2 is herein referred to as an "Indemnitee" and the Party which is obligated to indemnify an Indemnitee under Section 15.1 or 15.2 is herein referred to as the "Indemnitor" with respect to the matter for which it is obligated to indemnify such Indemnitee. All claims for indemnification under Sections 15.1 and 15.2 shall be asserted and resolved as follows:

          (a) If a Third Party Claim for which an Indemnitee is entitled to indemnity under Sections 15.1 and/or 15.2 (an "Indemnified Claim") is made against an Indemnitee, and if Seller or Buyers intend to seek indemnity with respect thereto by or from an Indemnitor pursuant to Sections 15.1 and/or 15.2, then the Party electing to seek indemnity on behalf of such Indemnitee shall promptly transmit to the Indemnitor a written notice ("Claim Notice") (i) notifying such Indemnitor of such Indemnified Claim and request indemnity on behalf of such Indemnitee with respect to such Indemnified Claim under Sections
15.1 and/or 15.2, as the case may be, (ii) setting forth the full name, address for all notices and the authorized Representatives of such Indemnitee with respect to such Indemnified Claim, and (iii) describing in reasonable detail the nature of the Indemnified Claim, including a copy of all papers served with respect to such Indemnified Claim (if any) and the basis of such request for indemnification under Sections 15.1 and/or 15.2, as the case may be. Failure to provide such Claim Notice promptly shall not affect the right of the Indemnitee to indemnification hereunder except to the extent the Indemnitor is prejudiced thereby; provided that, the Indemnitor shall not be obligated to defend, indemnify or otherwise hold harmless an Indemnitee with respect to a Third Party Claim until a Claim Notice meeting the foregoing requirements is furnished to the Indemnitor by the Party seeking indemnity hereunder and any Covered Liability resulting from such delay in defense, indemnification or holding harmless of such Indemnitee shall not be covered by the Indemnitor's indemnification obligations with respect to such Indemnified Claim or such Indemnitee. Within 30 days after receipt of any Claim Notice (the "Election Period"), the Indemnitor shall notify the Party who sent the Claim Notice (A) whether the Indemnitor disputes its potential liability to indemnify the Indemnitee under Sections 15.1 and/or 15.2, as the case may be, with respect to such Third Party Claim and (B) whether the Indemnitor desires to defend the Indemnitee against such Third Party Claim; provided that, if the Indemnitor fails to so notify the Indemnitee during the Election Period, the Indemnitor shall be deemed to have elected to dispute such liability and not to defend against such Third Party Claim. The aforesaid election or deemed election by the Indemnitor not to assume the defense of the Indemnitee with respect to such Indemnified Claim, however, shall be subject to the right of the Indemnitor to subsequently assume the defense of the Indemnitee with respect to such Indemnified Claim at any time prior to settlement or final determination thereof.

          (b) If the Indemnitor notifies the Party who sent the Claim Notice within the Election Period that the Indemnitor (i) does not dispute its liability to indemnify the Indemnitee under Sections 15.1 and/or 15.2, as the case may be (or reserves the right to dispute whether such claim is an Indemnified Claim under Sections 15.1 and/or 15.2) and (ii) elects to assume the defense of such Indemnitee with respect to such Third Party Claim, then the Indemnitor shall have the right to defend, at its sole cost and expense, and using counsel reasonably acceptable to the Indemnitee, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnitor to a final conclusion or settled at the discretion of the Indemnitor in accordance with this Section 15.3(b). If an Indemnitor elects pursuant to the foregoing to assume the defense of an Indemnitee with respect to a Third Party Claim which is subsequently determined not to be an Indemnified Claim, then, without limiting any action the Indemnitor may have on account of actual fraud, the Indemnitor shall not be entitled to recover from the other Party or the Indemnitee the costs and expenses incurred by the Indemnitor in providing such defense. The Indemnitor shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, the Indemnitor shall not enter into any settlement agreement (or settle or compromise any such Third Party Claim in a manner) which provides for or results in any payment by or liability of the Indemnitee of or for any damages or other amount, any Lien on any property of the Indemnitee, any finding of responsibility or liability on the part of the Indemnitee or any sanction or restriction upon the conduct of any business by the Indemnitee or any obligation or action on the part of the Indemnitee without the Indemnitee's express written consent, which consent shall not be unreasonably withheld.

          (c) The Indemnitee is hereby authorized, at the sole cost and expense of the Indemnitor (but only if the Indemnitee is actually entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings which the Indemnitee shall deem necessary or appropriate to protect its interests or those of the Indemnitor and not reasonably expected to be prejudicial to the Indemnitor. If requested by the Indemnitor, the Indemnitee agrees, at the sole cost and expense of the Indemnitor, to cooperate with the Indemnitor and its counsel in contesting any such Third Party Claim which the Indemnitor elects to contest, including the making of any related counterclaim or cross-complaint against any Person (other than a Seller Indemnitee, if the Indemnitee is a Seller Indemnitee, or a Buyer Indemnitee, if the Indemnitee is a Buyer Indemnitee). The Indemnitee may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnitor pursuant to this Section 15.3(c), and the Indemnitee shall bear its own costs and expenses with respect to such participation. The prosecution of the defense of a Third Party Claim with reasonable diligence shall include the taking of such action (including the posting of a bond, deposit or other security) as may be necessary to prevent any action to foreclose a Lien against or attachment of the property of the Indemnitee for payment of such Third Party Claim.

          (d) If the Indemnitor (i) fails to notify the Party who sent the Claim Notice within the Election Period that the Indemnitor elects to defend the Indemnitee pursuant to Section 15.3(b) or (ii) elects to defend the Indemnitee pursuant to Section 15.3(b) but fails to prosecute the defense of the Third Party Claim with reasonable diligence, then the Indemnitee shall have the right to defend, at the sole cost and expense of the Indemnitor (but only if the Indemnitee is actually entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnitee to a final conclusion or settled. Unless and until such defense is assumed by the Indemnitor as permitted in Section 15.3(a), the Indemnitee shall have full control of such defense and proceedings; provided, however, that the Indemnitor, without assuming the defense of such Indemnified Claim, may participate in, but not control, any defense or settlement controlled by the Indemnitee pursuant to this Section 15.3(d), and the Indemnitor shall bear its own costs and expenses with respect to such participation. The Indemnitee may not enter into any compromise or settlement of such Third Party Claim, without the Indemnitor's express written consent, which shall not be unreasonably withheld.

          (e) If an Indemnitee is entitled to indemnity under Sections 15.1 and/or 15.2 for a claim or other matter which does not involve a Third Party Claim, and if Seller or Buyer intends to seek indemnity on behalf of an Indemnitee with respect thereto by or from an Indemnitor pursuant to Sections
15.1 and/or 15.2, then the Party electing to seek indemnity on behalf of an Indemnitee shall promptly transmit to the Indemnitor a written notice describing in reasonable detail the nature of such claim or other matter, the Indemnitee's best estimate of the amount of damages attributable to such claim or other matter and the basis for the Indemnitee's entitlement to indemnification under Sections 15.1 and/or 15.2, as the case may be. If the Indemnitor does not notify the Party who sent such notice within 30 days from its receipt of such notice that the Indemnitor does not dispute such claim for indemnity, the Indemnitor shall be deemed to have disputed such claim.

          (f) To the extent any claim, action, suit or proceeding includes one or more Indemnified Claims with respect to an Indemnitee and one or more Third Party Claims which are not Indemnified Claims with respect to such Indemnitee, any such non-Indemnified Claim insofar as it is with respect to such Indemnitee shall not be covered by the indemnity in Sections 15.1 and 15.2, the Indemnitor shall not be obligated to undertake, conduct and control the defense or settlement of such non-Indemnified Claim insofar as it is with respect to such Indemnitee, and such Indemnitee shall be responsible for its own defense and settlement of such non-Indemnified Claim. The seeking by a Party of indemnity hereunder on behalf of any Indemnitee with respect to any Third Party Claim or other claim or matter shall not prevent such Party from then or thereafter also seeking indemnity hereunder on behalf of any other Indemnitee with respect to such Third Party Claim or other claim or matter and shall not prevent the other Party from seeking indemnity hereunder on behalf of any Indemnitee with respect to the same Third Party Claim or other claim or matter.

          Section 15.4 Liability Limitations.

          (a) Notwithstanding anything herein provided to the contrary, but subject to the last sentence of this subsection and to the further provisions of this Section 15.4 and Article 13,

          (1) Seller shall have no liability to Buyers or any other Buyer Indemnitee pursuant to clause (iii) of Section 15.1(a) unless and until the aggregate amount of all Covered Liabilities covered by clause (iii) of
     Section 15.1(a) exceeds $250,000.00 (the "Deductible Amount"), and then Seller shall only be liable for the portion of such aggregate amount of all Covered Liabilities covered by clause (iii) of Section 15.1(a) that exceeds the Deductible Amount; and

          (2) without limiting the foregoing deductible basket, Seller shall have no liability to Buyers or any other Buyer Indemnitee pursuant to clause (iii) of Section 15.1(a) for any claim under clause (iii) of Section 15.1(a) unless the net present value (using a discount rate equal to the Agreed Rate) of such claim exceeds $25,000.00; provided, however, a series of related claims arising out of substantially the same facts and circumstances shall be considered the same claim for purposes of meeting the foregoing threshold amount.

The foregoing provisions of this subsection (a) shall not apply to any breach or non-fulfillment of any covenant or agreement, or any amounts payable under or pursuant to,

          (i)  Article 3, 7, 8, 9, 11,13, 15 (other than Section 15.1(b)), or
               16,

          (ii) Sections 5.3, 12.1 or 12.2,

          (iii) Seller's obligation to pay Retained Environmental Liabilities pursuant to Section 15.1, or

          (iv) Seller's obligation to pay Pre-Closing Liabilities pursuant to
               Section 15.1.

          (b) Notwithstanding anything herein provided to the contrary, but subject to the last sentence of this subsection and to the further provisions of this Section 15.4 and Article 13,

          (1) Buyers shall have no liability to Seller or any other Seller Indemnitee pursuant to clause (ii) of Section 15.2(a) unless and until the aggregate amount of all Covered Liabilities covered by clause (ii) of
     Section 15.2(a) exceeds the Deductible Amount, and then Buyers shall only be liable for the portion of such aggregate amount of all Covered Liabilities covered by clause (ii) of Section I5.2(a) that exceeds the Deductible Amount; and

          (2) without limiting the foregoing deductible basket, Buyers shall have no liability to Seller or any other Seller Indemnitee pursuant to clause (ii) of Section 15.2(a) for any claim under clause (ii) of Section 15.2(a) unless the net present value (using a discount rate equal to the Agreed Rate) of such claim exceeds $25,000.00; provided, however, a series of related claims arising out of substantially the same facts and circumstances shall be considered the same claim for purposes of meeting the foregoing threshold amount.

The foregoing provisions of this subsection (b) shall not apply to any breach or non-fulfillment of any covenant or agreement, or any amounts payable under or pursuant to,

          (i)  Article 3, 7, 8, 9, 11, 13, 15 (other than Section 15.2(b)), or
               16,

          (ii) Section 5.1, 5.3, 6.1(c), 12.1 or 12.2, or

          (iii) Buyers' assumption of and obligation to pay Assumed Liabilities pursuant to Section 15.2.

          (c) Seller, Buyers, and each other Indemnitee shall cooperate with the Indemnitor with respect to resolving any Indemnified Claim with respect to which either Seller or Buyers are obligated to indemnify an Indemnitee under this Article 15, including making commercially reasonable efforts to mitigate or resolve any such Indemnified Claim and providing the others with reasonable access to such Indemnitee's records (other than those subject to attorney-client or attorney work product privilege) and personnel having relevant information with respect to the Indemnified Claim. Without limiting the foregoing, to the extent it may legally do so each Party agrees to assign or cause the assignment and/or subrogation to the Indemnitor with respect to an Indemnified Claim any and all of the rights and remedies that the Indemnitee may have with respect to such Indemnified Claim against any Person (other than Seller, Buyers, or any Affiliate of Seller or Buyers or any insurance carrier or bonding or surety company of the Indemnitee) pursuant to any claims, rights and agreements of or for indemnification, guarantee, contribution, reimbursement or similar assurances which are the subject of such Indemnified Claim. The amount of an Indemnified Claim shall be reduced by the amount, if any, of insurance proceeds and other third party payments realized or recovered by the Indemnitee with respect to such Indemnified Claim (net of reasonable collection costs). The indemnifications provided under this Article 15 shall not be construed as a form of insurance.

          (d) Each Party agrees to maintain all records and information made available to it pursuant to Section 15.4(c) confidential and to cause its Representatives, consultants and advisors to maintain all records and information made available to them pursuant to this Article 15 confidential, except (i) as required by Law, administrative process or any standards or rules of any stock exchange to which such Party or any of its Affiliates is subject,
(ii) for information which is available to the public on the date hereof, or thereafter becomes available to the public other than as a result of a breach of this Section 15.4(d), and (iii) to the extent that such Party must disclose the same in any court or arbitration proceedings brought by it to enforce its rights hereunder.

          (e) Without limiting or affecting either Party's obligations under this Article 15 to defend an Indemnitee against a claim or to conduct, perform or pay for Remediation or other Environmental Activities or increasing or expanding either Party's obligations under this Article 15, neither Party shall be obligated to indemnify or hold harmless any Indemnitee with respect to a contingent, unmatured, unaccrued or unliquidated Covered Liability unless and until such time as such Covered Liability is or becomes realized, matured, accrued and liquidated.

          Section 15.5 Exclusive Remedy. After Closing, the indemnity provisions of this Article 15 shall be the sole and exclusive remedy of each Party for or on account of any breach by the other Party of any of such other Party's representations and warranties under this Agreement. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE REMEDIES SET FORTH IN THIS AGREEMENT OR THE RELATED AGREEMENTS, INCLUDING THE DEDUCTIBLES, LIABILITY LIMITS, SURVIVAL PERIODS, DISCLAIMERS AND LIMITATIONS ON REMEDIES, ARE INTENDED TO BE, AND SHALL BE, THE EXCLUSIVE REMEDIES WITH RESPECT TO ANY ASPECT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE RELATED AGREEMENTS. EACH PARTY HEREBY RELEASES, WAIVES AND DISCHARGES, AND COVENANTS NOT TO SUE WITH RESPECT TO, ANY CAUSE OF ACTION OR CLAIM NOT EXPRESSLY PROVIDED FOR IN THIS AGREEMENT

OR THE RELATED AGREEMENTS, INCLUDING CLAIMS UNDER STATE OR FEDERAL SECURITIES LAWS, AVAILABLE AT COMMON LAW OR BY STATUTE (INCLUDING ANY CLAIM UNDER OR SIMILAR TO CLAIMS ALLOWED UNDER SECTION 27.01 OF THE TEXAS BUSINESS AND COMMERCE
CODE).

                                   ARTICLE 16
                                 MISCELLANEOUS

          Section 16.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

          Section 16.2 Governing Law; Jurisdiction.

          (a) THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW RULES THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT IT IS MANDATORY THAT THE LAW OF ANOTHER JURISDICTION, WHEREIN THE ASSETS ARE LOCATED, SHALL APPLY.

          (b) SUBJECT TO THE ARBITRATION AGREEMENT SET FORTH IN SECTION 16.12, BUYERS AND SELLER CONSENT TO PERSONAL AND SUBJECT MATTER JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN HARRIS COUNTY, TEXAS IN ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

          Section 16.3 Entire Agreement. This Agreement (including the Confidentiality Agreement) and the Appendices, Schedules and Exhibits hereto contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all other agreements, arrangements, negotiations and discussions, whether oral or written, of the Parties (including that certain letter agreement dated October 26, 2004, as amended, by and between Crown Central Petroleum Corporation and Delek U.S. Holdings, Inc.) and there are no agreements, understandings, representations or warranties between the Parties other than those set forth or referred to herein.

          Section 16.4 Expenses. Buyers shall be responsible for all recording, filing or registration fees relating to the filing, recording or registration of the Deed, the Conveyance and any other instruments or documents transferring title in or to the Assets or any part thereof from Seller to Refinery Buyer pursuant to this Agreement and for all transfer, stamp, documentary and similar Taxes imposed on the Parties with respect to the purchase and sale of the Land Newco Shares and Pipeline Newco Shares contemplated pursuant to this Agreement. All other costs and expenses incurred by each Party in connection with all things required to be done by it hereunder, including attorney's fees, accountant's fees and the expense of environmental and title examination, shall be borne by the Party incurring same, except as expressly provided elsewhere in this Agreement. All compensation, fees and expenses of the Escrow Agent under the Earnest Money Deposit Escrow Agreement, the Closing Deposit Escrow Agreement and the Buyer Deposit Escrow Agreement shall be borne by the Parties equally. Notwithstanding anything to the contrary contained in this Agreement, if Closing occurs, or if this Agreement is terminated by Seller or Buyers pursuant to Section 14.1(a)(2) or Section 14.1(a)(5), or by Buyers pursuant to Section 14.1(a)(3), then Seller agrees to bear a portion of all direct, out-of-pocket costs and expenses incurred by Buyers for (a) Buyers' Environmental Review, (b) any Title Policy issued to Refinery Buyer in connection with the Closing, and (c) the HSR Act filing fees mentioned in Section 9.3(e), equal to the lesser of (i) one-half of all such costs and expenses and (ii) $200,000.00, and Seller shall, in any such event, reimburse Buyers for such portion promptly after receipt by Seller of Buyers' invoice therefor accompanied by reasonable supporting documentation.

          Section 16.5 Notices. Unless otherwise expressly provided in this Agreement, all notices required or permitted hereunder shall be in writing and deemed sufficiently given for all purposes hereof if (i) delivered in person, by courier (e.g., by Federal Express) or by registered or certified United States Mail to the Person to be notified, with receipt obtained, or (ii) sent by telecopy, telefax or other facsimile or electronic transmission, with "answer back" or other "advice of receipt" obtained, in each case to the appropriate address or number as set forth below. Each notice shall be deemed effective on receipt by the addressee as aforesaid; provided that, notice received by telex, telecopy, telefax or other facsimile or electronic transmission after 5:00 p.m. or on a day that is not a Business Day at the location of the addressee of such notice shall be deemed received on the first Business Day following the date of such electronic receipt. Notices to Seller shall be addressed as follows:

          If delivered by mail:

          Crown Central LLC
          P.O.Box 1168
          Baltimore, Maryland 21203
          Attention: General Counsel

          With copies to:

          Fulbright & Jaworski L.L.P.
          1301 McKinney, Suite 5100
          Houston, Texas 77010
          Attention: Michael P. Irvin
          Telecopy No.: (713)651-5246

          If delivered other than by mail:

          Crown Central LLC
          One North Charles Street
          Baltimore, Maryland 21201
          Attention: General Counsel
          Telecopy No.: (410)659-4763

          With copies to:

          Fulbright & Jaworski L.L.P.
          1301 McKinney, Suite 5100
          Houston, Texas 77010
          Attention: Michael P. Irvin
          Telecopy No.: (713)651-5246

or at such other address or to such other telecopy, telefax or other facsimile or electronic transmission number and to the attention of such other Person as Seller may designate by written notice to Buyers. Notices to Buyers shall be addressed to:

          Delek U.S. Holdings, Inc.
          830 Crescent Centre Drive
          Suite 300, Building 6
          Franklin, Tennessee 37067
          Attention: Uzi Yemin
          Telecopy No. (615)224-1185

          With copies to:

          Adams and Reese LLP
          4400 One Houston Center
          1221 McKinney
          Houston, Texas 77010
          Attention: Craig Townsend
          Telecopy No. (713)652-5152

or at such other address or to such other telecopy, telefax or other facsimile or electronic transmission number and to the attention of such other Person as Buyers may designate by written notice to Seller.

          Section 16.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that the respective rights and obligations of the Parties shall not be assignable or delegable by any Party without the express written consent of the non-assigning or non-delegating Party. Each Party, however, shall have the right to assign this Agreement or any part hereof to any direct or indirect wholly-owned Affiliate of such Party without obtaining the other Party's consent in a transaction which is not entered into or made in contemplation of directly or indirectly transferring ownership or control of such Affiliate. All assignments permitted or consented to hereunder (i) shall be, and by their terms shall expressly provide that they are, subject to the rights of the other Party under this Agreement, (ii) shall require that the assignee agree to be bound by and perform all obligations of the assigning Party hereunder with respect to the interest so assigned, and (iii) shall not release the assigning Party or its predecessor Parties in interest under this Agreement from their obligations under this Agreement. Any purported assignment of this Agreement in whole or in part without the written consent of the non-assigning Party or Parties where required by the provisions of this Section shall be void. The foregoing restrictions on assignment in this Section are not intended to restrict, and shall have no effect on, Buyers' right to subsequently assign all or any portion of the Assets or Land Newco Shares or Pipeline Newco Shares.

          Section 16.7 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought. Any Party may, only by an instrument in writing, waive compliance by another Party with any term or provision of this Agreement on the part of such other Party to be performed or complied with. The waiver by any Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

          Section 16.8 Agreement for the Parties' Benefit Only. This Agreement is for the sole benefit of Buyers, Seller and their respective successors and assigns as permitted herein and no other Person shall be entitled to enforce this Agreement, rely on any representation, warranty, covenant or agreement contained herein, receive any rights hereunder or be a third party beneficiary of this Agreement. Any Indemnitee which is a third party shall be indemnified and held harmless under the terms of this Agreement only to the extent that a Party expressly elects to exercise such right of indemnity and hold harmless on behalf of such third party Indemnitee pursuant to Section 15.3; and no Party shall have any direct liability or obligation to any third party or be liable to any third party for any election or non-election or any act or failure to act under or in regard to any term of this Agreement. Any claim for indemnity or hold harmless hereunder on behalf of an Indemnitee must be made and administered by a Party to this Agreement.

          Section 16.9 Attorneys' Fees. The prevailing Party in any legal proceeding or arbitration brought under or to enforce this Agreement shall be additionally entitled to recover court costs and reasonable attorneys' fees (including reasonable charges for the time of the prevailing Party's in-house attorneys) from the non-prevailing Party.

          Section 16.10 Severability. If any term, provision or condition of this Agreement, or any application thereof, is held invalid, illegal or unenforceable in any respect under any Law, this Agreement shall be reformed to the extent necessary to conform, in each case consistent with the intention of the Parties, to such Law, and to the extent such term, provision or condition cannot be so reformed, then such term, provision or condition (or such invalid, illegal or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Agreement, as the case may be, and the validity, legality and enforceability of the remaining terms, provisions and conditions contained herein (and any other application of such term, provision or condition) shall not in any way be affected or impaired thereby. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          Section 16.11 Time of Essence. Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

          Section 16.12 Arbitration.

          (a) Except as provided in Sections 3.3, 3.5 and 9.9(b), this Section
16.12 shall govern resolution of any disputes arising under this Agreement. It is agreed, as a severable and independent arbitration agreement separately enforceable from the remainder of this Agreement, that if the Parties, the Indemnitees or the respective successors, assigns, heirs or legal representatives of any of the foregoing are unable, within thirty (30) days of notice from one Party to the other that a dispute or difference exists, to amicably resolve any dispute or difference arising under or out of, in relation to or in any way connected with this Agreement (whether contractual, tortious, equitable, statutory or otherwise), except for such matters governed by Section
3.3 as to the determination of the purchase price for the Inventory, Section 3.5 as to the determination of the Adjustment Amount and Section 9.9(b) as to the determination of certain Taxes, such matter shall be finally and exclusively referred to and settled or determined by arbitration under the then extant Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In the event of any conflict between the Commercial Arbitration Rules of the AAA and the provisions of this Section 16.12, the provisions of this Section 16.12 shall govern and control.

          (b) The arbitration shall be heard and determined by three (3) arbitrators. Each side shall appoint an arbitrator of its choice within fifteen
(15) days of the submission of a notice of arbitration. The Party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within fifteen (15) days following the appointment of both Party-appointed arbitrators. If the Party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal and/or one Party fails or refuses to appoint its Party-appointed arbitrator within the prescribed period, the appointing authority for the presiding arbitrator and/or such Party-appointed arbitrator shall be the AAA, who, in each case, shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim or bear any relationship to either Party. The presiding arbitrator must be a licensed and practicing attorney (including any attorney practicing in-house for a company, with an outside law firm, as a solo practitioner, or as a professional arbitrator) or a retired judge of a U.S. state or federal court. If an arbitrator should die, withdraw or otherwise become incapable of serving, or refuse to serve, a successor arbitrator shall be selected and appointed in the same manner as the original arbitrator.

          (c) Unless otherwise expressly agreed in writing by the Parties:

          (i) The arbitration proceedings shall be held in Houston, Texas;

          (ii) The arbitrators shall be and remain at all times wholly independent and impartial;

          (iii) The arbitration proceedings shall be conducted under the then extant Commercial Arbitration Rules of the AAA;

          (iv) Any procedural issues not determined under the arbitration rules selected pursuant to Section 16.12(c)(iii) shall be determined by the arbitration act and any other

     Laws of the State of Texas, other than those Laws which would refer the matter to another jurisdiction;

          (v) All decisions and awards by the arbitration tribunal shall be made by majority vote;

          (vi) The decision of a majority of the arbitrators shall be reduced to writing; shall be final and binding without the right of appeal; and shall be the sole and exclusive remedy regarding any claims, counterclaims, issues or accountings or other matters presented to the arbitrators; any damage awards by the arbitrators shall be promptly paid by the owing Party free of any deduction or offset; and any costs or fees incident to enforcing the award shall to the maximum extent permitted by Law be charged against the Party unsuccessfully resisting such enforcement;

          (vii) Consequential, indirect, special, exemplary, punitive or other similar damages shall not be allowed except those payable to third parties (and permitted under Section 16.8) for which liability is allocated among the Parties by the arbitration award;

          (viii) Any award of damages shall include interest from the date of any breach or violation of this Agreement, as determined by the arbitration award, until paid in full, at the Agreed Rate in effect at the end of the first Business Day during which such amount was owed;

          (ix) The costs of the arbitration proceedings (including attorneys' fees and costs) shall be borne in the manner determined by the arbitrator(s);

          (x) Judgment upon the award may be entered in any court of competent jurisdiction; and

          (xi) The arbitration shall proceed in the absence of a Party who, after due notice, fails to answer or appear. An award shall not be made solely on the default of a Party, but the arbitrator(s) shall require the Party who is present to submit such evidence as the arbitrator(s) may determine is reasonably required to make an award.

          IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties as of the day first above written.

                                        SELLER:
                                        LA GLORIA OIL AND GAS COMPANY


                                        By: /s/ James B. Boles
                                            ------------------------------------
                                            James B. Boles
                                            Chief Restructuring Officer

                                        BUYERS:
                                        DELEK REFINING, LTD.

                                        By: Delek U.S. Refining GP, LLC,
                                            its general partner


                                        By: /s/ Uzi Yemin
                                            ------------------------------------
                                        Name: Uzi Yemin
                                        Title: President, CEO and Secretary

                                        By: /s/ Edward Morgan
                                            ------------------------------------
                                        Name: Edward Morgan
                                        Title: Chief Financial Officer and
                                               Treasurer


                                        DELEK PIPELINE TEXAS, INC.


                                        By: /s/ Uzi Yemin
                                            ------------------------------------
                                        Name: Uzi Yemin
                                        Title: President, CEO and Secretary

                                        By: /s/ Edward Morgan
                                            ------------------------------------
                                        Name: Edward Morgan
                                        Title: Chief Financial Officer and
                                               Treasurer


                                        DELEK TEXAS LAND, INC.


                                        By: /s/ Uzi Yemin
                                            ------------------------------------
                                        Name: Uzi Yemin
                                        Title: President, CEO and Secretary

                                        By: /s/ Edward Morgan
                                            ------------------------------------
                                        Name: Edward Morgan
                                        Title: Chief Financial Officer and
                                               Treasurer

                                   APPENDIX A
                                       TO
                      REFINERY PURCHASE AND SALE AGREEMENT

                                   DEFINITIONS

          "AAA" shall be as defined in Section 16.12.

          "Action" shall mean any claim, action, suit, charge, investigation, inquiry, proceeding, condemnation or audit by or before any court or other Governmental Authority or any arbitration proceeding.

          "Adjusted Purchase Price" shall be as defined in Section 3.1.

          "Adjustment Amount" shall be as defined in Section 3.2(c).

          "Adjustment Statement" shall be as defined in Section 3.2(c)

          "Affiliate" shall mean, as to the Person specified, any Person controlling, controlled by or under common control with such specified Person. For purposes of this definition, the term "control" or derivatives thereof means the possession by any Person or group of Persons who are Affiliates of each other of the direct or indirect power to vote more than 50% of the voting stock (other than directors qualifying shares or other de minimus holdings required by Law to be held by other Persons) of a Person; and the term "voting stock" means shares of capital stock issued by a corporation, or the equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

          "Agreed Rate" shall mean an annual rate of interest equal to 7% per annum.

          "Agreement" shall be as defined in the preamble.

          "Agreement and Plan of Merger" shall be as defined in Section 9.2(d).

          "Arp Pipeline Segment" shall mean (a) the segment of pipeline and related appurtenances that is located on the Old Refinery Site and that constitutes a portion of the McMurrey Pipeline System and serves the terminal along that system known as the "Arp terminal", and (b) a pipeline easement and right-of-way to be located ten (10) feet on either side of the center line of such segment of pipeline, for the purposes of maintaining, operating, repairing, replacing and removing such pipeline and related appurtenances.

          "Asset Records" shall mean all files, books, records, Contracts, abstracts of title, title opinions, title files, ownership maps, leases, files, assignments and documents, including printouts of any such items that exist in electronic media, of Seller that are related to (a) the operation, construction, maintenance or repair of the Assets or the Company Assets (including plans, operational manuals and operational files), (b) the Land Newco Shares,
(c) the Pipeline Newco Shares, (d) Seller's Business or Company's Business or
(e) any Assigned Contracts; provided, however, that the files, books and records described in (a), (b), (c), (d) and (e) shall not include (i) any corporate, marketing, financial or tax (except Property Tax) files, books and records, (ii) any litigation and other legal department files, books and records, (iii) any files, books and records with respect to any business included in the Excluded Assets, and (iv) any files, books and records relating to the Transferred Employees or the Employee Plans.

          "Assets" shall mean the following described assets and properties (except to the extent constituting Excluded Assets):

          (a) the Facility,

          (b) the Sites,

          (c) the Assigned Contracts,

          (d) the Inventory,

          (e) the Asset Records,

          (f) all of Seller's rights, titles and interests in and to the Intellectual Property,

          (g) all accounts receivable for products and other goods sold directly in connection with Seller's Business, but not delivered, shipped or loaded for shipment prior to the Effective Time; excluding, however, the underlying or related Contracts to the extent included in the Excluded Assets,

          (h) all machinery, equipment, vehicles, tools, supplies, spare parts, catalysts, chemicals and precious metals and other tangible personal property owned by Seller, located at the Sites and used or held for use by Seller in connection with Seller's Business, and all spare parts owned by Seller, located off the Sites and held for use by Seller in connection with Seller's Business; and

          (i) all of Seller's rights, titles and interests in and to the name or mark "La Gloria" and any variations or derivations thereof.

          "Assigned Contracts" shall mean the following (except to the extent constituting Excluded Assets):

          (a) all of the Contracts described in SCHEDULE A-3;

          (b) all Intellectual Property Contracts of Seller to the extent Seller may legally assign or transfer the same to Refinery Buyer and Seller obtains all necessary consents to such assignment or transfer;

          (c) all of Seller's right, title and interest in and to the Environmental Permits held by Seller for the Facility and the Sites, including those described in SCHEDULE A-4, to the extent Seller may legally assign or transfer the same to Refinery Buyer and Seller obtains all necessary consents to such assignment or transfer;

          (d) all of Seller's right, title and interest in and to the licenses, permits or similar documents (other than Environmental Permits, Intellectual Property and Intellectual Property Contracts) that primarily and directly relate to the ownership or operation of the Assets, including those described in SCHEDULE A-5, to the extent Seller may legally assign or transfer the same to Refinery Buyer and Seller obtains all necessary consents to such assignment or transfer;

          (e) all Contracts for the purchase by Seller, the shipment to Seller or the handling prior to delivery to Seller of any goods (including Inventory) sold to Seller directly in connection with Seller's Business or the Assets which have not been delivered prior to the Effective Time; and

          (f) all other Contracts (i) that primarily and directly relate to construction of, maintenance of, service to, or operation of, or the purchase, procurement or supply of services, equipment, goods, materials, supplies and other property to or for, the Assets, and (ii) that may be terminated on 90 days or less prior written notice without penalty; excluding all Contracts to the extent included in the Excluded Assets.

          "Assumed Contract Obligations" shall mean all Covered Liabilities of Seller or any Affiliate of Seller under the Assigned Contracts relating to periods after Closing.

          "Assumed Environmental Liabilities" shall mean any and all Environmental Liabilities and Costs of Compliance arising out of or attributable to the ownership, operation, control, construction, maintenance, occupancy, condition or use of the Assets, without regard to when the Environmental Liability, violation or obligation arose or occurred before or after the Effective Time; provided, however, that Assumed Environmental Liabilities shall not include any Retained Environmental Liabilities.

          "Assumed Liabilities" shall mean (a) the Post-Closing Liabilities, (b) the Assumed Environmental Liabilities, (c) the Assumed Contract Obligations, and
(d) all Covered Liabilities to the extent arising out of or attributable or applicable to the ownership, operation, control, performance, construction, improvement, modification, condition, design, repair, maintenance, occupancy or use of, or compliance with, any of the Assets on or after the Effective Time (regardless of whether any such condition existed prior to the Effective Time or resulted from any action or inaction prior to the Effective Time), excluding any Retained Environmental Liabilities, any Environmental Fines and any Pre-Closing Liabilities; provided that, the Assumed Liabilities shall not include any Covered Liability resulting from any breach or non-fulfillment of any representation, warranty, covenant or agreement on the part of Seller hereunder to the extent Seller is obligated to indemnify Buyers therefor pursuant to
Section 15.1(a)(iii).

          "Base Purchase Price" shall be as defined in Section 3.1.

          "Business Day" shall mean any day which is not a Saturday, Sunday or other day on which banks located in the State of Texas are authorized or obligated to close.

          "Buyers" shall be as defined in the preamble.

          "Buyer Deposit" shall be as defined in Section 9.15.

          "Buyer Deposit Escrow Agreement" shall be as defined in Section 9.15.

          "Buyer Indemnitees" shall be as defined in Section 15.1.

          "Buyer Related Person" shall mean (i) any Buyer or any Affiliate of any Buyer, (ii) any Person that, after the Effective Time, becomes a successor or assign (or a future owner or operator) with respect to any of the Assets, or
(iii) any Person that, after the Effective Time, becomes a successor entity of any Buyer or any of its Affiliates.

          "Buyer's Savings Plan" shall be as defined in Section 9.10(d).

          "Buyers' Environmental Review" shall be as defined in Section 6.1.

          "CCLLC" shall mean Crown Central LLC, a Maryland limited liability company.

          "Claim Notice" shall be as defined in Section 15.3(a).

          "Closing" shall be the consummation of the transaction contemplated by
Article 11.

          "Closing Date" shall mean (a) the later of (i) April 29, 2005, or (ii) the third Business Day following the date on which the conditions set forth in Sections 10.1(g) and (h) and 10.2(f), (h), (j), (k), (m), (n) and (o) have been satisfied or waived by the Party entitled to waive such conditions (or in the case of Sections 10.2(n) and 10.2(o), deemed waived by Buyers as provided in
Section 10.2), or (b) such other date as may be mutually agreed in writing by Seller and Buyers. Following the Closing, all references herein to the Closing Date shall be to the date on which the Closing actually occurs.

          "Closing Deposit" shall be as defined in Section 9.14.

          "Closing Deposit Escrow Agreement" shall be as defined n Section 9.14.

          "Closing Payment" shall be as defined in Section 3.2(b).

          "Code" shall mean the Internal Revenue Code of 1986, as amended and any successor thereto, together with all regulations promulgated thereunder.

          "Company" shall be as defined in the recitals of this Agreement.

          "Company's Assets" shall mean the McMurrey Pipeline System and all other material assets and properties of the Company used or held for use by the Company in connection with the ownership, operation or use of the McMurrey Pipeline System.

          "Company's Business" shall mean the business of owning, operating and using the McMurrey Pipeline System, excluding any business included in the Excluded Assets.

          "Company Records" shall mean any and all of the Company's books, records, contracts, agreements and files existing on the Closing Date and all increases and additions thereto after the Closing Date.

          "Company Share" shall mean any share of the common stock, par value $10.00 per share of the Company.

          "Company's Returns" shall be as defined in Section 4.1(o).

          "Comparable Offer" shall mean an offer of employment at no less than 100 percent of the employee's then current base salary or hourly rate of pay, with substantially equivalent responsibilities and at a location not more than 30 miles from such employee's then current work location, and with equivalent eligibility for annual bonuses and a package of employee benefits as described in Section 9.10(b) of this Agreement.

          "Confidential Information" shall be as defined in the Confidentiality Agreement.

          "Confidentiality Agreement" shall mean that certain Confidentiality Agreement dated as of March 10, 2003, by and between Delek U.S. Holdings, Inc. and Crown Central Petroleum Corporation.

          "Contract" shall mean any written or oral contract, agreement, indenture, instrument, note, bond, loan, lease, mortgage, franchise, license agreement, purchase order, binding bid or offer, binding term sheet or letter of intent or memorandum, commitment, letter of credit or any other legally binding arrangement, including any amendments or modifications thereof and waivers relating thereto.

          "Conveyance" shall be as defined in Section 9.2(b).

          "Costs of Compliance" shall mean all costs, capital expenditures, fees and expenditures of any kind (other than monetary penalties or fines) associated with attaining or maintaining compliance with any Environmental Law and all costs, fees and expenditures of any kind required to obtain, renew or otherwise maintain any Environmental Permits, including permits for the "grand fathered" units at the Facility, or required to settle or resolve any alleged violation of any Environmental Law.

          "Covered Liabilities" shall mean any and all debts, losses, liabilities, duties, fines, penalties, prejudgment and post-judgment interest, damages, claims, Taxes, costs and expenses (including, without limitation, those arising out of any demand, assessment, settlement, judgment or compromise relating to any actual or threatened Action and any court costs, reasonable fees and expenses of expert witnesses, reasonable investigative expenses, reasonable fees and disbursements of legal counsel and other reasonable legal and investigative fees and expenses incurred in investigating, preparing or defending any Action), matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, including, without limitation, any of the foregoing arising under, out of or in connection with any actual or threatened Action, any order or consent decree of any Governmental Authority, any award of any arbitrator, or any Law, Contract or undertaking.

          "Crude Supply LCs" shall be as defined in Section 3.4.

          "Current Tax Period" shall be as defined in Section 12.1.

          "Deductible Amount" shall be as defined in Section 15.4(a).

          "Deed" shall be as defined in Section 9.2(a).

          "Defensible Title" shall mean (i) in the case of an Asset or a portion of the McMurrey Pipeline System constituting real property, good and indefeasible title free and clear of all liens, security interests and encumbrances, subject to and except for any Permitted Encumbrances and (ii) in the case of an Asset or a portion of the McMurrey Pipeline System constituting not real property, good and valid title free and clear of all liens, security interests and encumbrances, subject to and except for any Permitted Encumbrances.

          "DOJ" shall mean the United States Department of Justice.

          "Earnest Money Deposit" shall be as defined in Section 3.2(a).

          "Earnest Money Deposit Escrow Agreement" shall mean the Earnest Money Deposit Escrow Agreement dated as of March 14, 2005, among Buyers, Seller and the Escrow Agent, or such replacement escrow agreement as may be subsequently entered into by Buyers, Seller and the Escrow Agent.

          "Effective Time" shall mean 12:01 a.m. (in the United States Central Time Zone) on the Closing Date.

          "Election Period" shall be as defined in Section 15.3(a).

          "Employee Plans" shall be as defined in Section 4.l(q)(i).

          "Environmental Activities" shall mean the investigation, study, sampling, monitoring, testing, cleanup, removal activities, remedial actions, corrective measures, mitigation, response actions, and any other action to address Hazardous Materials.

          "Environmental Condition" shall mean (i) the existence prior to the Closing Date of Hazardous Materials in or on the soil, sediments, surface water or groundwater on, under or from, or migrating from the Assets or the Targeted Company Assets, to the extent the levels of any such Hazardous Materials, based on the results of samples analyzed by an accredited laboratory, exceed naturally occurring background levels in such areas, or (ii) any operating practice or similar course of conduct by Seller or its Affiliates with respect to the Assets or the Targeted Company Assets that existed or commenced prior to the Closing Date with respect to matters governed by or regulated under Environmental Laws.

          "Environmental Consultant" shall mean Arcadis G&M, or another environmental consulting firm of similar expertise and reputation approved by Seller, which approval will not be withheld unreasonably, which is retained by Buyers in connection with Buyers' Environmental Review.

          "Environmental Examination Period" shall be as defined in Section 6.1
(a).

          "Environmental Fine" shall mean any monetary penalty or fine imposed or assessed by a Governmental Authority as a result of a failure to comply with Environmental Laws, but excluding (i) any Costs of Compliance and (ii) any amounts paid with respect to damages to natural resources.

          "Environmental Laws" shall mean any Law in effect as of the Closing Date, relating to (i) the control of any potential pollutant or protection of the environment, including air, water or land, (ii) the generation, handling, treatment, storage, disposal or transportation of waste materials, or (iii) the regulation of or exposure to hazardous, toxic or other substances alleged to be harmful "Environmental Laws" does not include the Occupational Safety and Health Act or any other federal, state or local statute, law, regulation, ordinance, rule, order or decree governing worker safety or workplace conditions.

          "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remediation, removal, response, abatement, clean-up, investigative, and/or monitoring costs and any other related costs and expenses, court costs, reasonable attorneys', expert witness' and investigative fees and expenses), damages, assessments, liens, penalties, fines, and prejudgment and post-judgment interest, incurred or imposed (a) pursuant to any order, notice, injunction, judgment or similar ruling arising out of or in connection with any Environmental Law, or (b) pursuant to any claim by a Governmental Authority or other Person for personal injury, death, property damage, damage to natural resources, remediation, or similar costs or expenses incurred or asserted by such Governmental Authority or other Person to the extent arising out of a release of Hazardous Materials, or
(c) as a result of Environmental Conditions.

          "Environmental Permit" shall mean any permit, license, approval, registration, identification number or other authorization with respect to the operation of the Assets or the Company's Assets required by applicable Environmental Laws.

          "EPA" shall mean the United States Environmental Protection Agency.

          "EPA/DOJ" shall be as defined in Section 9.3(a).

          "ERISA" shall mean Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean any entity (whether or not incorporated) that is treated as a single employer with another specified entity under section 414 of the Code.

          "Escrow Agent" shall mean JPMorgan Chase Bank.

          "Estimated Inventory Purchase Price" shall be as defined in Section 3.3(a).

          "Excluded Assets" shall mean the following:

          (a) all accounts receivable apportioned to Seller under Section 12.2;

          (b) all income, revenues, cash, bank deposits and securities and exchange balances;

          (c) (i) all claims, demands and causes of action (including any claims, rights or agreements of or for guaranty, indemnity, contribution or reimbursement) owned or held by Seller which relate to the Covered Liabilities indemnified against under Section 15.1, the Retained Environmental Liabilities or the Pre-Closing Liabilities and all defenses, warranties and other similar rights owned or held by Seller which relate to the Covered Liabilities indemnified against under Section 15.1, the Retained Environmental Liabilities or Pre-Closing Liabilities and (ii) all claims, demands and causes of action (including any claims, rights or agreements of or for guaranty, indemnity, contribution or reimbursement) owned or held by Seller against any Seller Indemnitee;

          (d) (i) all files, books and records of Seller or its Affiliates, other than the Asset Records and the Company Records, and (ii) the right to retain, at Seller's expense, copies (or counterpart originals) of any Asset Records and Company Records;

          (e) all rights or claims by Seller or any Affiliate of Seller to any Tax refund;

          (f) all Contracts and contract rights, other than the Assigned Contracts and those contracts and contract rights which are assigned to any Buyer pursuant to the Related Agreements;

          (g) except as provided under Section 9.6 with respect to condemnation awards and under Section 9.6 with respect to insurance proceeds, all rights, titles, claims and interests of Seller or any Affiliate of Seller
     (i) under any policy or agreement of insurance, (ii) under any bond, (iii) to or under any condemnation awards, or (iv) to any insurance or bond proceeds;

          (h) (i) the names or marks "Crown," "Crown Central," and any variations or derivations thereof and (ii) any logo, service mark, copyright, trade name or trademark of or associated with Seller or any Affiliate of Seller or any business of Seller or of any Affiliate of Seller, other than (1) the name or mark "La Gloria" and any variations or derivations thereof and (2) the name or mark "McMurrey" and any variations or derivations thereof;

          (i) tangible personal property located at the Sites that is (i) owned (or leased from third parties) by contractors or service providers doing work or providing services at the Sites and used or held for use in connection with such work or services or (ii) owned (or leased from third parties) by employees of Seller and not used or held for use by Seller;

          (j) improvements, fixtures, equipment and tangible personal property located on an easement, right-of-way, lease, license or similar land use right which encumbers the Sites insofar as such improvements, fixtures, equipment and tangible personal property are owned (or leased from third parties) by the holder of such easement, right-of-way, lease, license or similar land use right which encumbers the Sites;

          (k) any finished products, including refined petroleum products, other petroleum or petrochemical products or asphalt, that, as of the Effective Time, have been loaded on or in barges, rail cars, tank trucks or other vehicles owned, leased or hired by third party customers or by Seller or its Affiliates;

          (l) any interconnecting facilities owned by the owner (other than Seller) of any pipeline serving the Facility, including related valves, flanges, taps and side valves, meters and measurement equipment, regulators and pressure regulation and/or overpressure protection equipment, applicable instrumentation, and associated or connecting piping;

          (m) all Tax abatement, reduction and similar agreements relating to any of the Assets with any city, county or other local taxing authority which by their terms are non-assignable or can only be assigned with the consent of the applicable taxing authority, unless Refinery Buyer obtains such consent to assignment under terms which will not cause Seller or any of its Affiliates to incur or suffer any Covered Liability, including any increase, reinstatement, reversal of abatement or other charge in relation to ad valorem, real or personal property Taxes;

          (n) (i) the Old Refinery Site, and (ii) all files, books and records of Seller or any Affiliate of Seller relating primarily to the Old Refinery Site; and

          (o) Seller's and Seller's Affiliates' assets at Tyler, Texas, Pasadena, Texas, or Baltimore, Maryland, used for credit and accounting support, including electronic pricing services such as Platt's Oilgram Price Report, MarketView and Oil Price Information Service (OPIS), all software licenses, use-rights, support and subscription services agreements not specifically itemized in Schedules A-3, 4.1(j), 4.1(t), 8.1 or 10.1(g), including Seller's or its Affiliates' SAP, Taxware, Concur, BottomLine and Guardian 2 Central Site software, Internet access, site and spam filtering, web site hosting, ADP payroll tax, disaster recover and virus protection software and subscription services.

          "Existing Credit Support" shall be as defined in Section 9.7.

          "Facility" shall mean the existing refinery, truck rack terminal and blending system, and other facilities located on the Refinery Site.

          "Final Adjustment Statement" shall be as defined in Section 3.5.

          "Final Valuation Statement" shall be as defined in Section 3.3(c).

          "Financial Statements" shall be as defined in Section 4.1(g).

          "GAAP" shall mean United States generally accepted accounting principles as in effect on the Closing Date.

          "Governmental Authority" shall mean any federal, state or local government, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, or judicial or administrative body having jurisdiction over the matter or matters in question.

          "Hazardous Materials" shall mean (i) any substance or material that is listed, defined or otherwise designated as a hazardous or toxic substance under any Environmental Law, (ii) any petroleum or petroleum products, and (iii) any other chemical, substance or waste that is regulated by Environmental Laws.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Indemnified Claims" shall be as defined in Section 15.3(a).

          "Indemnitee" shall be as defined in Section 15.3(a).

          "Indemnitor" shall be as defined in Section 15.3(a).

          "Independent Arbitrator" shall be as defined in Section 3.3(d).

          "Initial Adjustment Amount" shall be as defined in Section 3.2(c).

          "Initial Valuation Statement" shall be as defined in Section 3.3(a).

          "Intellectual Property" means the U.S. and foreign intellectual and industrial property, including patent applications, patents and any reissues or reexaminations thereof, copyright registrations, mask works, copyrights, moral rights of authorship, rights in designs, trade secrets, technology, inventions, discoveries, improvements, know-how, proprietary rights, formulae, processes, methods, technical information, confidential and proprietary information, and all other intellectual and industrial property rights, whether or not subject to statutory registration or protection, which are used or held for use with respect to the Assets, except trademarks, service marks, trademark/service mark registrations and applications, brand names, trade names, other names and slogans embodying business or product goodwill.

          "Intellectual Property Contracts" shall be as defined in Section 4.1(j)(i).

          "Inventory" shall mean inventory, including crude oil, blendstocks, feedstocks and other raw materials, intermediate stocks and finished products, including water bottoms, bottom sediment, sludge, slops, line fill and unit fill, in each case acquired for use at or produced at the Facility, or in transit to or from the Facility by pipeline or by vessel (but, unless Seller elects otherwise, excluding any located elsewhere), whether in the possession of Seller or any other Person.

          The terms "knowledge," "known" or words of similar import when used with respect to any Buyer or Seller shall mean the actual knowledge of any fact, circumstance or condition by (i) a current officer of such Person or (ii) a current manager of such Person if such manager's name is listed in SCHEDULE A-6 hereto. References herein to "actual knowledge" do not include imputed or implied knowledge.

          "Land Newco" shall be as defined in Section 9.2(d).

          "Law" shall mean any applicable statute, law (including common law), ordinance, regulation, rule, ruling, interpretation, Order, writ, injunction, decree or other official act of or by any Governmental Authority.

          "Lien" means any lien (statutory or otherwise), pledge, claim, charge, security interest, mortgage, deed of trust, option, easement, restriction or other encumbrance or similar right of any Person with respect to any property of any kind (including any conditional sale or other title retention agreement, any leases or other agreements in the nature thereof and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

          For purposes of this Agreement, an event, action or circumstance shall be deemed to have a "Material Adverse Effect" when such term is used in connection with any representation, warranty, covenant or agreement by such Party under this Agreement if any of the following shall occur:

          (a) such event, action or circumstance shall prohibit such Party from consummating its sale or purchase, as applicable, of the Assets or the Land Newco Shares or Pipeline Newco Shares as contemplated by this Agreement; or

          (b) such event, action or circumstance shall result in a material adverse effect on the value, or the results of operations, of the Assets and the Company Shares taken as a whole and as currently operated in an amount in excess of $3,000,000.00 (in each case, after taking into account any insurance, indemnities, contributions and other rights of recovery from third parties which may be included in the Assets or Company's Assets and payable in respect thereof);

excluding, however, in the case of (b) above, any effect resulting from any change in economic, industry or market conditions (whether general or regional in nature or limited to any area where any Assets and Company's Assets are located) or from any change in Law, regulatory policy, or accounting rules, standards or principles.

          "Material Contracts" shall be as defined in Section 4.1(t).

          "McMurrey Pipeline System" shall mean the crude oil gathering system and associated pipeline facilities owned by the Company and located in Smith, Gregg and Rusk Counties, Texas. For the avoidance of doubt, it is expressly understood and agreed that the McMurrey Pipeline System shall not include the Old Refinery Site.

          "Miscellaneous Sites" shall mean the lots or tracts of land described as Tracts Two and Three in SCHEDULE A-1, PART I.

          "Most Recent Financial Statements" shall be as defined in Section 4.1(g).

          "Newco Shares" shall mean (a) all of the shares of common stock of Land Newco and (b) all of the shares of common stock of Pipeline Newco, both to be issued pursuant to the Agreement and Plan of Merger.

          "Notice of Disagreement" shall be as defined in Section 3.3(c).

          "Off-Site Remediation" shall mean Remediation of any Hazardous Materials present in or on the soil, sediments, surface water or groundwater on properties other than the Sites as a result of releases from the Sites occurring prior to the Effective Time.

          "Old Refinery Site" shall mean that certain tract or parcel of land situated in Smith County, Texas, as more particularly described in SCHEDULE A-7.

          "Order" shall mean order, writ, injunction, decree, compliance or consent order or decree, settlement agreement, schedule and similar binding legal agreement issued by or entered into with a Governmental Authority.

          "PACE Local 4-202 Union" shall be as defined in Section 9.10(a).

          "PACE Local 4-202 Labor Agreements" shall be as defined in Section 9.10(a).

          "Party" shall have the meaning given thereto in the preamble.

          "PBGC" shall be as defined in Section 4.1(q)(vii).

          "Permitted Encumbrances" shall mean any of the following matters:

          (a) all agreements, leases, instruments, documents, liens, encumbrances, which are described in any Schedule or Exhibit to this Agreement;

          (b) any (i) undetermined or inchoate liens or charges constituting or securing the payment of expenses which were incurred incidental to the conduct of Seller's Business or Company's Business or the operation, storage, transportation, shipment, handling, repair, construction, improvement or maintenance of the Assets or the Company's Assets and (ii) materialman's, mechanics', repairman's, employees', contractors', operators', warehousemen's, barge or ship owner's and carriers' liens or other similar liens, security interests or charges for liquidated amounts arising in the ordinary course of business incidental to the conduct of Seller's Business or Company's Business or the operation, storage, transportation, shipment, handling, repair, construction, improvement or maintenance of the Assets or the Company's Assets, securing amounts the payment of which is not delinquent and that will be paid in the ordinary course of business or, if delinquent, that are being contested in good faith with any Action to foreclose or attach any of the Assets or the Company's Assets on account thereof properly stayed; provided that, Seller shall be responsible for, and shall promptly pay when due, all amounts finally determined to be owed that are the subject of such contest, other than amounts which are the obligation of Buyer under Section 12.2;

          (c) any liens for Taxes not yet delinquent or, if delinquent, that are being contested by Seller in good faith in the ordinary course of business with any Action to foreclose or attach any of the Assets or the Company's Assets on account thereof properly stayed; provided that, Seller shall be responsible for, and shall promptly pay when due, all amounts finally determined to be owed that are the subject of such contest, other than amounts which are the obligation of Buyers under Section 12.1;

          (d) any liens or security interests created by Law or reserved in leases, rights-of-way or other real property interests for rental or for compliance with the terms of such leases, rights-of-way or other real property interests, provided payment of the debt secured is not delinquent or, if delinquent, is being contested in good faith in the ordinary course of business with any Action to foreclose or attach any of the Assets or the Company's Assets on account thereof properly stayed; provided that, the affected Party shall be responsible for, and shall promptly pay when due, all amounts finally determined to be owed that are the subject of such contest, other than amounts which are the obligation of the other Party under this Agreement or the Related Agreements;

          (e) all Transfer Requirements;

          (f) any titles or rights asserted by any Person to (i) tidelands, or lands comprising the shores or beds of navigable or perennial rivers and steams, lakes, bays or other bodies of water, (ii) lands beyond the line of the harbor or bulkhead lines as established or changed by any Governmental Authority, (iii) filled-in lands or artificial islands, (iv) statutory water rights, including riparian rights, and (v) the area extending from the line of mean low tide of any body of water to the line of vegetation, or the rights of access to that area or any easement along or across that area;

          (g) all prior reservations of minerals in and under or that may be produced from any of the lands constituting part of the Assets or the Company's Assets or on which any part of the Assets or the Company's Assets is located, to the extent such minerals were severed from ownership of the surface estate by reservation or conveyance filed for record in the real property records of the county in which such Assets or Company's Assets, as the case may be, are located;

          (h) all liens (other than liens for borrowed money), charges, leases, easements, restrictive covenants, encumbrances, contracts, agreements, instruments, obligations, discrepancies, conflicts, shortages in area or boundary lines, encroachments or protrusions, or overlapping of improvements, defects, irregularities and other matters affecting or encumbering title to the Assets or the Company's Assets which individually or in the aggregate are not such as to unreasonably and materially interfere with or prevent any material operations conducted on the Assets by Seller or on Company's Assets by Company in the manner operated on the date of this Agreement;

          (i) any defect that has been cured by the applicable statutes of limitations or statutes for prescription;

          (j) any defect affecting (or the termination or expiration of) any easement, right-of-way, leasehold interest, license or other real property interest which has been replaced by an easement, right-of-way, leasehold interest, license or other real property interest constituting part of the Assets or the Company's Assets covering substantially the same rights to use the land or the portion thereof used by Seller in connection with Seller's Business conducted on the Assets or used by the Company in connection with the Company's Business conducted on the Company's Assets;

          (k) the failure to locate on the ground a "blanket" or similar easement or right-of-way;

          (l) rights reserved to or vested in any Governmental Authority to control or regulate any of the Assets or the business conducted on the Assets or any of the Company's Assets or the business conducted on the Company's Assets and all Laws of such authorities, including any building or zoning ordinances and all Environmental Laws;

          (m) any agreement, contract, lease, easement, instrument, lien, encumbrance, permit, amendment, extension or other matter entered into by a Party in accordance with the terms of this Agreement or in compliance with the approvals or directives of the other Party made pursuant to this Agreement;

          (n) any Lien created by any Buyer;

          (o) all agreements and obligations relating to imbalances with respect to shipment, transportation, storage, refining or processing of any crude oil, blendstocks, feedstocks and other raw materials, intermediate stocks or products;

          (p) all Post-Closing Consents;

          (q) any lien, charge, encumbrance, contract, agreement, instrument, obligation, defect, irregularity or other matter (i) that is shown on the Survey, (ii) that is referenced or reflected in the Title Commitment, to the extent such matter is located on such Survey or can be reasonably evaluated without review of a survey which locates such matter on the ground, or (iii) to the extent Refinery Buyer does not assert such matter as a title defect by written notice to Seller prior to the Closing, that is referenced or reflected in any Title Policy obtained by Refinery Buyer; and

          (r) any of the following: (i) defects in the early chain of the title consisting of the mere failure to recite marital status in a document or omissions of successions of heirship proceedings, unless Buyers provide affirmative evidence that such failure or omission results in another Person's superior claim of title to the Asset or Company's Asset or relevant portion thereof affected thereby; (ii) any assertion of a defect based on the lack of a survey; and (iii) defects arising out of lack of corporate authorization, unless Buyers provide affirmative evidence that such corporate action was not authorized and results in another Person's superior claim of title to the Asset or Company's Asset or relevant portion thereof affected thereby.

          "Person" shall mean any Governmental Authority or any individual, firm, partnership, corporation, association, joint venture, trust, unincorporated organization or other entity or organization.

          "Personnel" shall be as defined in Section 9.10(a).

          "Physical Inventory" shall be as defined in Section 3.3(a).

          "Pipeline Newco" shall be as defined in Section 9.2(d).

          "Post-Closing Consents" shall mean (i) any consent, approval or permit of, or filing with or notice to, any Governmental Authority, railroad company or public utility which has issued or granted any permit, license, right-of-way, lease or other authorizations permitting any part of any pipeline included in the Assets or the Company's Assets to cross or be placed on land owned or controlled by such Governmental Authority, railroad company or public utility and (ii) any consent, approval or permit of, or filing with or notice to, any Governmental Authority or other third party that is customarily obtained or made after closing in connection with transactions similar in nature to the transactions contemplated hereby.

          "Post-Closing Liabilities" shall mean Covered Liabilities incurred or imposed as a result of a Third Party Claim or a claim by a Buyer Related Person for injury, death or damage to person or property of a Third Party or a Buyer Related Person occurring after the Effective Time to the extent arising out of or attributable to the ownership, operation, control, construction, maintenance, occupancy, condition or use of the Assets after the Effective Time (regardless of whether any such condition existed prior to the Effective Time or resulted from any action or inaction prior to the Effective Time), it being agreed that such injuries and damages which are of a continuous or ongoing nature and extend over the Effective Time shall be apportioned between Pre-Closing Liabilities and Post-Closing Liabilities on the basis of the respective portions of the injury or damage suffered before or after the Effective Time, with Post-Closing Liabilities including only that portion of the injury or damage suffered after the Effective Time; provided, however, that Post-Closing Liabilities shall not in any event include (i) Covered Liabilities for any injury, death or damage to person or property of any person, presently or hereafter employed in the operation of the Assets which solely arises out of and is solely attributable to such person's employment in the operation of the Assets prior to the Effective Time, (ii) any Environmental Liabilities, Costs of Compliance or Remediation Costs, and (iii) any Covered Liabilities which are expressly assumed or agreed to be paid or performed by Seller in this Agreement or any of the Related Agreements.

          "Pre-Closing Liabilities" shall mean Covered Liabilities incurred or imposed as a result of a Third Party Claim or a claim by a Seller Related Person for injury, death or damage to person or property of a Third Party or a Seller Related Person occurring prior to the Effective Time to the extent arising out of or attributable to the ownership, operation, control, construction, maintenance, occupancy, condition or use of the Assets by Seller or any Affiliate of Seller prior to the Effective Time, it being agreed that such injuries and damages which are of a continuous or ongoing nature and extend over the Effective Time shall be apportioned between Pre-Closing Liabilities and Post-Closing Liabilities on the basis of the respective portions of the injury or damage suffered before or after the Effective Time, with Pre-Closing Liabilities including only that portion of the injury or damage suffered before the Effective Time; provided, however, that Pre-Closing Liabilities shall not in any event include (i) Covered Liabilities for any injury, death or damage to person or property of any person, presently or hereafter employed in the operation of the Assets to the extent that the same arises out of and is attributable to such person's employment in the operation of the Assets on or after the Effective Time, (ii) any Environmental Liabilities, Costs of Compliance or Remediation Costs, (iii) any loss or lack of, or defect in, or encumbrance against title to any Asset, (iv) any Covered Liabilities resulting from Buyers' access to and inspection of the Assets prior to the Closing, and
(v) any Covered Liabilities which are expressly assumed or agreed to be paid or performed by Buyers in this Agreement or any of the Related Agreements.

          "Pre-Closing Tax" shall be as defined in Section 9.9(b)(iii).

          "Privilege Period" shall be as defined in Section 9.9(b)(vi).

          "Proceeding" shall be as defined in Section 9.9(b)(viii).

          "Property Taxes" shall be as defined in Section 12.1.

          "Purchase Price" shall be as defined in Section 3.1.

          "Refinery Site" shall mean the tracts of land described as Tracts One and Four in SCHEDULE A-1, PART I.

          "Related Agreements" shall be as defined in Section 9.2.

          "Remediation" shall mean, with respect to an Environmental Condition, the implementation and completion of any remedial, removal, response, construction, closure, disposal or other corrective actions required under Environmental Laws as a result of such Environmental Condition to (i) clean up or remove any Hazardous Materials from the environment, including the management, treatment or disposal of any Hazardous Materials, (ii) prevent or minimize the movement, leaching, or migration of Hazardous Materials into the environment, or (iii) mitigate the release or threatened release of Hazardous Materials into the environment, including the installation or construction of equipment or structures required by Environmental Laws to control or minimize the release or threatened release of Hazardous Materials into the environment, excluding, however, any (i) capital expenditures or other expenditures with respect to the replacement, improvement, expansion, upgrading, enhancement, repair, renovation or modification of any improvement, structure, fixture, equipment or personal property included in or constituting part of the Facility or any other Asset, (ii) costs, fees and expenditures of any kind required to obtain, renew or otherwise maintain any Environmental Permits, including permits for the "grand fathered" units at the Facility, and (iii) damages to natural resources.

          "Remediation Costs" shall mean, with respect to an Environmental Condition, the reasonable and necessary actual direct costs or expenses paid by Buyers and their Affiliates for Remediation pursuant to Environmental Laws (but excluding any Environmental Fine) to the extent the costs or expenses are verifiable and auditable by Seller. The Remediation Costs shall only include the actual costs and expenses meeting the requirements of the preceding sentence which are necessary to implement, operate, maintain and complete the Remediation. "Remediation Costs" shall not include (i) the costs of any Buyer's or any of its Affiliate's employees, project manager(s) or attorneys, (ii) expenses for matters that are "costs of doing business," e.g., those costs that would ordinarily be incurred in the day-to-day operations of the Facility or other Assets, or in connection with permit renewal/amendment activities, maintenance on active RCRA management units, and Facility operation and oversight of active RCRA management units, (iii) overhead costs of any Buyer or its Affiliates, (iv) costs and expenses that would not have been required under Environmental Laws as they existed on the Closing Date, or (v) costs or expenses incurred in connection with a Remediation that is designed to achieve remediation standards that are more stringent than those required for industrial facilities under Environmental Laws as they existed on the Closing Date or that fails to reasonably take advantage of applicable risk reduction or risk assessment principles allowed under applicable Environmental Laws or that is designed to achieve remediation standards that would not be imposed but for Refinery Buyer's election to cease operations of one or more units at the Facility or to change the method of operations of the Facility.

          "Report Date" shall be as defined in Section 4.1(g).

          "Representatives" of a Person shall mean the officers, directors, employees, agents and representatives of such Person (including investment bankers, attorneys or consultants retained by such Person).

          "Restricted Property" shall be as defined in Section 9.3(b).

          "Restriction" shall be as defined in Section 9.3(b).

          "Retained Asset" shall be as defined in Section 8.2.

          "Retained Environmental Liabilities" shall mean (a) response costs imposed under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sections 9601 et seq., or its Texas counterpart or any other similar Environmental Law, (i) for the disposal by Seller at any off-site disposal facilities prior to the Effective Time of Hazardous Materials arising from Seller's or its Affiliate's operation and use of the Assets prior to the Effective Time and (ii) for the disposal by the Company at any off-site disposal facilities prior to the Effective Time of Hazardous Materials arising from the Company's or its Affiliate's operation and use of the Company's Assets prior to the Effective Time; (b) Covered Liabilities for bodily injury, death and/or property damage resulting from exposure to or contamination by Hazardous Materials, arising from Seller's or its Affiliate's operation and use of the Assets prior to the Effective Time (except to the extent covered by any Buyer's or its Affiliates' worker's compensation, employer's liability or other similar insurance), (c) Off-Site Remediation, (d) Environmental Fines assessed for violations of Environmental Laws resulting from Seller's or its Affiliates' operation and use of the Assets prior to the Effective Time or resulting from the Company's or its Affiliates' operation and use of the Company's Assets prior to the Effective Time, (e) damages to natural resources caused by the presence of Hazardous Materials in or on the soil, sediments, surface water or groundwater on properties other than the Sites as a result of releases from the Sites occurring prior to the Effective Time, (f) the Retained Remediation Costs and (g) the Retained EPA Compliance Costs; provided that Retained Environmental Liabilities shall not include any Environmental Liabilities, Covered Liabilities or Remediation Costs to the extent resulting from (i) the aggravation of the Environmental Activities regarding such Hazardous Materials as a result of operation and use of the Assets or Company's Assets after the Effective Time by any Person (other than Seller or its Affiliates or any Person acting on behalf of Seller or its Affiliates), (ii) the presence of Hazardous Materials on any property (including any property of Seller or its Affiliates) as a result of operation and use of the Assets or Company's Assets after the Effective Time by any Person (other than Seller or its Affiliates or any Person acting on behalf of Seller or its Affiliates), or
(iii) an event or occurrence on or after the Effective Time (including any release of Hazardous Materials to the extent occurring on or after the Effective
Time) as a result of the condition or state, as of the Effective Time, of any improvement, structure, fixture, equipment or personal property included in or constituting part of the Facility or any other Asset or any of the Company's Assets, which condition or state of such Assets or Company's Assets shall include any defects or flaws in such assets or any weaknesses or other problematic conditions caused by a failure to maintain, improve or modify such assets, regardless of whether such condition or state of such assets constitutes an Environmental Condition or a violation of Environmental Laws or any other Law that occurred or existed prior to the Effective Time.

          "Retained EPA Compliance Costs" shall mean, subject to the limitations contained herein, the actual direct costs or expenses paid by Refinery Buyer and its Affiliates (to the extent the costs or expenses are verifiable and auditable by Seller) which are necessary to construct and install improvements to the Facility (other than the improvements and other projects outlined in letter from Seller's counsel to Deborah A. Gitin, U.S. Department of Justice, Environmental Enforcement Section, dated December 21, 2004 (a copy of which is set forth in SCHEDULE A-8), the costs and expenses for which shall constitute Assumed Environmental Liabilities regardless of whether they exceed Seller's or Buyer's estimates therefor) that may be required by the terms of any Order arising out of or resulting from the EPA/DOJ Action, but only if Refinery Buyer commences promptly upon receiving a copy of any such Order to construct and install such improvements and diligently pursues such projects to completion; provided, however, that the Retained EPA Compliance Costs shall not include any costs or expenses in connection with such improvements unless the same are incurred under the terms of written contracts approved by Seller and with contractors approved by Seller, which approvals shall not be unreasonably withheld.

          "Retained Remediation Costs" shall mean, subject to the limitations contained herein, the Remediation Costs for the Remediation of any Environmental Condition, but only if:

          (a) Buyers, within 30 months after the Closing Date, provides Seller written notice of such Environmental Condition, including (i) a specific description of each Asset (or portion thereof) or Targeted Company Assets (or portion thereof) that is affected by the alleged Environmental Condition, (ii) a description of the alleged Environmental Condition and the facts and circumstances giving rise thereto, including all evidence compiled by Buyers which supports the existence of such alleged Environmental Condition, and (iii) a reasonable estimate of the Remediation Costs (itemized in reasonable detail) that Buyers assert is attributable to such Environmental Condition (Buyers' foregoing estimate of the Remediation Costs must describe in reasonable detail the Remediation proposed for such Environmental Condition and identify all assumptions used by Buyers in calculating the Remediation Costs, including the standards the Buyers assert must be met to comply with Environmental Laws);

          (b) the net present value (using a discount rate equal to the Agreed
     Rate) of the Remediation Costs with respect to such Environmental Condition is $25,000.00 or more; provided, however, a series of related Environmental Conditions arising out of substantially the same facts and circumstances shall be considered the same Environmental Condition for purposes of meeting the foregoing $25,000.00 threshold amount; and

          (c) such Environmental Condition is not set forth in any Schedule to this Agreement;

          provided, however, that;

          (i) the Retained Remediation Costs (1) shall not include any Remediation Costs until the aggregate Remediation Costs with respect to all Environmental Conditions which would otherwise qualify as Retained Remediation Costs, but for this clause (i), have exceeded the Remediation Floor Amount and (2) shall then include only that portion of such aggregate Remediation Costs which exceeds the Remediation Floor Amount and is less than the Remediation Ceiling Amount; it being agreed that the portion of such aggregate Remediation Costs which is less than the Remediation Floor Amount and the portion of such aggregate Remediation Costs which exceeds the Remediation Ceiling Amount shall all be Assumed Liabilities; and

          (ii) for purposes of the foregoing, the "Remediation Floor Amount" shall mean $250,000.00 and the "Remediation Ceiling Amount" shall mean $5,000,000.00.

          "Section 338 Taxes" shall mean any and all Taxes attributable to, or arising or resulting from, any election under Section 338 of the Code (or any similar election under foreign, state or local Law) with respect to the purchase of the Newco Shares pursuant to this Agreement.

          "Section 338(h)(10) Election" shall be as defined in Section 9.9(c).

          "Section 338(h)(10) State Elections" shall be as defined in Section 9.9(c).

          "Seller" shall be as defined in the preamble.

          "Seller Employee Benefit Plans" shall mean any employee benefit agreements or arrangements (including without limitation, deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, retention incentive agreements, vacation policies, and other similar plans, agreements and arrangements) that are maintained by Seller for the benefit of its employees who perform services in connection with the Assets.

          "Seller Group" shall mean the "affiliated group" (as such term is defined in Section 1504 of the Code), if any, of corporations of which the Company is a member with respect to a taxable period, or portion thereof, ending on or before the Closing Date.

          "Seller Indemnitees" shall be as defined in Section 15.2.

          "Seller Related Person" shall mean (i) Seller or any Affiliate of Seller or (ii) any Person that, after the Effective Time, becomes a successor entity of Seller or any of its Affiliates.

          "Seller's Business" shall mean the business of owning, operating and using the Assets, excluding any business included in the Excluded Assets.

          "Seller's Returns" shall be as defined in Section 4.1(o).

          "Seller's Savings Plan" shall mean the Crown Central Petroleum Corporation Employees Saving Plan or any successor plan.

          "Shared Payable" shall be as defined in Section 12.2.

          "Shared Receivable" shall be as defined in Section 12.2.

          "Sites" shall mean the Refinery Site, the Tank Farm Site and the Miscellaneous Sites.

          "Statement" shall be as defined in Section 9.9(b)(iii).

          "Straddle Period" shall be as defined in Section 9.9(b)(iii).

          "Subsequent Valuation Statement" shall be as defined in Section
3.3(b).

          "Subsidiary" shall mean any corporation at least a majority of the voting shares (i.e., shares entitled to vote for the election of directors, but excluding shares entitled so to vote only upon the happening of some contingency unless such contingency will have occurred) of which are owned directly or indirectly by the Company.

          "Survey" shall be as defined in Section 7.1.

          "Tank Farm Site" shall mean the tracts of land described in SCHEDULE A-1, PART II attached to and made a part of this Agreement.

          "Targeted Company Assets" shall mean the Company Assets not constituting Excluded Assets.

          "Tax" shall mean any federal, state or local tax or similar assessment or fee, together with all interest, fines, penalties and additions thereto.

          "Tax Returns" shall mean all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes.

          "Termination for Cause" shall be as defined in Section 9.10(c).

          "Third Party" shall mean a Person that is not (i) a Seller Related Person or (ii) a Buyer Related Person; provided, however, that any Person that, after the Effective Time, becomes a successor or assign (or a future owner or operator) with respect to any of the Assets or Newco Shares shall be considered a Third Party for purposes of any indemnity provided by Buyers to Seller under this Agreement.

          "Third Party Claim" shall mean (i) any written claim or Action asserted against an Indemnitee by a Third Party, (ii) any written assertion by a Third Party of any right of a Third Party against an Indemnitee, or (iii) any written allegation, claim or assertion by a Third Party of Covered Liabilities of, or amounts payable by an Indemnitee to, a Third Party arising out of clauses
(i) or (ii).

          "Title Commitment" shall be as defined in Section 7.1.

          "Title Company" shall be as defined in Section 7.1.

          "Title Policy" shall be as defined in Section 7.1.

          "Transfer Requirement" shall mean any consent, approval, authorization or permit of, or filing with or notification to, any Person which is required to be obtained, made or complied with for or in connection with any sale, assignment, transfer or encumbrance of any Asset or any interest therein, other than Post-Closing Consents.

          "Transferred Employees" shall be as defined in Section 9.10(a).

          "Transition Services Agreement" shall be as defined in Section 9.2(c).